UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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    PRIMERICA, INC.

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April 1, 2020

To Our Fellow Stockholders:

During 2019, our Board of Directors continued to guide and oversee management in the creation of long-term stockholder value through effective and sustainable business strategies, performance-aligned compensation programs, a commitment to corporate ethics, fostering societal impact, valuing human capital and strong governance practices. Our purpose is to create financially independent families. We remain committed to serving middle-income households throughout the United States and Canada and have created a culture that aligns the needs of our stockholders, clients, the sales force and our employees. This letter provides an overview of the priorities of our Board of Directors and senior management, and we strongly encourage you to review the entire Proxy Statement.

Business Strategy

We recognize that our Board’s engagement with management in setting the strategic direction of Primerica is essential to our ability to create long-term value for our stockholders. Our Board is actively engaged in discussions about Primerica’s strategy and its execution and provides valuable oversight and guidance. Through presentations and discussion at regular Board meetings and written senior management updates between meetings, our Board oversees Company strategy as well as events that bear upon those planned initiatives.

Continued Alignment of Compensation and Performance

Our compensation philosophy includes a strong commitment to provide compensation programs that link executive pay to company performance. Further, the Compensation Committee of our Board reviews our executive compensation program with independent experts as part of our ongoing effort to appropriately align compensation with performance. As part of this effort, the Compensation Committee is focused on ensuring that our key executives are incentivized to execute on the strategic priorities of our Company. Please read a message from the Compensation Committee beginning on page 46.

Performance has been strong – our total stockholder return, including dividends, for fiscal 2019 and the five-year period from fiscal 2015 through fiscal 2019 was 35.1% and 154.4%, respectively. In addition, total stockholder return for fiscal 2019 exceeded that of both the S&P 500 Insurance Index and the S&P MidCap 400. Please read a message from Glenn J. Williams, Chief Executive Officer, in Primerica’s 2019 Annual Report to Stockholders which accompanies this Proxy Statement.

Cultivating a Strong Ethical Culture

Integrity and accountability are at the foundation of our culture, which contributes to Primerica’s long-term success. Senior management defines and shapes Primerica’s corporate culture and sets the expectations and tone for an ethical work environment founded on integrity and a commitment to doing the right thing. Our Board shares this commitment and provides valuable oversight for the Company’s overall ethical culture and collaborates with management to establish and communicate the right ethical tone, which guides employee and salesforce conduct and helps protect Primerica’s reputation. We are proud that for seven consecutive years, Primerica has been named by the Atlanta Journal Constitution as a top workplace in the greater Atlanta area based on their annual top workplaces employee survey.

Positive Societal Impact

For more than 40 years, our core business model has centered on enabling access to financial information, products and services for traditionally underserved markets throughout the United States and Canada. By leveraging the sales force and our employees, we provide economic opportunity and a path to financial security for middle-income families. For more information on how we help families become financially independent, see our 2019 Corporate Sustainability Report, which can be found in the Governance section of our investor relations website at http://investors.primerica.com.

Valuing Human Capital

Our people are essential to our ability to deliver for our stockholders. The diversity of experiences, backgrounds and ideas of Primerica’s employees enables us to develop solutions that address the financial needs of our customers. We strive to build an inclusive working environment where people feel accepted, their ideas are welcomed, and they can make a positive impact on our business and the communities we serve. In 2019, Forbes named Primerica to its 2019 list of America’s Best Employers for Women. In January 2020, we were named to Bloomberg’s Gender Equality Index.

Leading Corporate Governance Practices

We are committed to strong governance practices, which we believe are important to our stockholders and protect the long-term vitality of Primerica. Our accountability to you is illustrated in our practices, including:

•	Proxy access;

•	Majority voting for directors in uncontested elections;

•	Annual election of directors;

•	Diversity among our directors;

•	An independent Lead Director complemented by a non-executive Chairman of the Board; and

•	Annual outreach to stockholders that own in the aggregate more than 75% of our outstanding common stock and disclosure of the actions taken as a result of those conversations.

We strongly encourage all of our stockholders to vote promptly. We intend to hold the Annual Meeting in person and to provide a live webcast of the meeting at our investor relations website, http://investors.primerica.com. However, we are actively monitoring the coronavirus (COVID-19) and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at http://investors.primerica.com for updated information.

On behalf of our management and directors, we want to thank you for your continued support of, and confidence in, our Company.

Sincerely,

D. RICHARD WILLIAMS	P. GEORGE BENSON
Non-Executive Chairman of the Board	Lead Director

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 13, 2020, at 10:00 a.m., local time (the “Annual Meeting”)

Place	The Primerica Theater located in Primerica’s home office, One Primerica Parkway, Duluth, Georgia 30099

Items of Business	•	To elect the eleven directors nominated by our Board of Directors and named in the accompanying Proxy Statement (Proposal 1);

•	To consider an advisory vote on executive compensation (Proposal 2);

•	To approve the Primerica, Inc. 2020 Omnibus Incentive Plan (Proposal 3);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 4); and

•	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date	March 17, 2020. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the expense and burden of additional solicitation.

E-Proxy Process	We are taking advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this “e-proxy” process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting.

On or about April 1, 2020, we will mail a Notice of Internet Availability of Proxy Materials to holders of our common stock as of March 17, 2020, other than those holders who previously requested electronic or paper delivery of communications from us. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card you received for information on how to vote your shares and to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

Live Meeting Webcast	We expect to make available a live webcast of the Annual Meeting at our investor relations website, http://investors.primerica.com.

Possible Meeting by

Remote Communication	We are actively monitoring the coronavirus (COVID-19) and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at http://investors.primerica.com for updated information.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on May 13, 2020. The Proxy Statement and the 2019 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

By Order of Our Board of Directors,

STACEY K. GEER

Chief Governance Officer and Corporate Secretary

Duluth, Georgia

April 1, 2020

Primerica 2020 Proxy Statement	1

PROXY SUMMARY

This summary highlights selected information about Primerica, Inc. (the “Company”, “Primerica” or “we”), including 2019 financial and distribution results, corporate strategy and performance, key corporate governance practices and key executive compensation actions and decisions contained in this Proxy Statement. It does not contain all of the information you should consider. We urge you to read the entire Proxy Statement before you vote. You may also wish to review Primerica’s Annual Report on Form 10-K (the “2019 Annual Report”) for the fiscal year ended December 31, 2019 (“fiscal 2019”), which is available on our investor relations website at http://investors.primerica.com.

Meeting Agenda and Voting Recommendations

See “Matters To Be Voted On” beginning on page 7 for more information.

Proposal	Vote Recommendation
1. Election of directors	“FOR” each director nominee
2. Advisory vote on executive compensation (“Say-on-Pay”)	“FOR”
3. Approval of the Primerica, Inc. 2020 Omnibus Incentive Plan	“FOR”
4. Ratification of independent registered public accounting firm	“FOR”

Annual Meeting of Stockholders

You are entitled to vote at the annual meeting of stockholders to be held on May 13, 2020 and any adjournment or postponement thereof (the “Annual Meeting”) if you were a holder of record of our common stock at the close of business on March 17, 2020. Please see page 94 for instructions on how to vote your shares and other important information.

Financial Accomplishments

We are proud of the results that we delivered in fiscal 2019, including:

•	Growth of 15.0% in diluted adjusted operating income per share compared with the year ended December 31, 2018 (“fiscal 2018”);

•	Adjusted net operating income return on adjusted stockholders’ equity (“ROAE”) of 23.5%;

•	Return to stockholders in the form of nearly $225 million in share repurchases; and

•	Increase in annual stockholder dividends to $1.36 per share.

In addition, our total stockholder return, including dividends, for fiscal 2019 and the five-year period from the fiscal year ended December 31, 2015 through fiscal 2019 was 35.1% and 154.5%, respectively. Total stockholder return for fiscal 2019 exceeded that of both the S&P 500 Insurance Index and the S&P MidCap 400.

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PROXY SUMMARY

Distribution Results

Our investments business achieved new records in fiscal 2019, while our life insurance business saw slight declines.

•	Value of client assets at December 31, 2019 was $70.5 billion;

•	Investment and Savings Product (“ISP”) sales increased 7% to $7.5 billion compared with $7.0 billion in fiscal 2018;

•	The number of mutual fund-licensed sales representatives increased to 25,747 at December 31, 2019;

•	The number of life-licensed sales representatives was flat at 130,522 at December 31, 2019 compared with 130,736 at December 31, 2018;

•	Recruiting of new representatives decreased 3% to 282,207 compared with 290,886 in fiscal 2018;

•	New life insurance licenses decreased 7% to 44,739 compared with 48,041 in fiscal 2018;

•	Issued term life insurance policies decreased 5% to 287,809 compared with 301,589 in fiscal 2018, with nearly $94 billion of face amount issued in fiscal 2019; and

•	Term life insurance claims paid to policy beneficiaries was over $1.4 billion.

Corporate Strategy

Primerica is a leading provider of financial products to middle-income households in the United States and Canada with 130,522 licensed sales representatives as of December 31, 2019. These independent licensed representatives assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured approximately five million lives and had over two million client investment accounts as of December 31, 2019. Our business model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and means to gain financial independence. We believe there is significant opportunity to meet the increasing array of financial services needs of our clients. We intend to leverage the sales force to provide additional products and services that meet such client needs, which will drive long-term value for all of our stakeholders. Our Board of Directors (the “Board” or our Board of Directors”) oversees strategy, which is organized across the following four primary areas:

•	Maximizing sales force growth, leadership and productivity;

•	Broadening and strengthening our protection product portfolio;

•	Providing offerings that enhance our ISP business; and

•	Developing digital capabilities to deepen our client relationships.

Primerica 2020 Proxy Statement	3

PROXY SUMMARY

Corporate Performance

The bar graphs below depict our performance over the past five fiscal years for the four metrics that we use to measure corporate performance under our incentive compensation program. These metrics do not reflect financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to 2019 GAAP results. Reconciliations for earlier years are available through the Financials section of our investor relations website at http://investors.primerica.com.

Corporate Governance Highlights

See “Governance” beginning on page 18 for more information.

Our Board of Directors consists of eleven members. We are pleased that our Board reflects the diversity of the communities that we serve, with female directors comprising 27% of our director nominees and directors with racial or ethnic diversity comprising 27% of our director nominees.

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PROXY SUMMARY

The highlights of our corporate governance program are set forth below:

Board Structure

•	64% of the Board Members are Independent

•	Independent Lead Director of the Board

•	Separate Non-Executive Chairman of the Board and Chief Executive Officer Roles

•	Independent Audit, Compensation and Corporate Governance Committees of the Board

•	Regular Executive Sessions of Independent Directors

•	Annual Board and Committee Self-Assessments

•	Significant Number of Directors that Demonstrate Gender, Racial and Ethnic Diversity

•	Limit on the Number of Boards on Which our Directors Serve

Stockholder Rights

•	Proxy Access

•	Annual Election of Directors

•	Regular Director Refreshment

•	Majority Voting for Directors in Uncontested Elections

•	No Poison Pill in Effect

•	Annual Stockholder Engagement to Discuss Corporate Governance, Executive Compensation and Environmental, Social and Governance (“ESG”) Matters

•	Multiple Avenues for Stockholders to Communicate with the Board

Other Highlights

•	Stock Ownership Guidelines for Directors and Senior Executives

•	Pay for Performance Philosophy

•	Broad Clawback Provisions in the Company’s Proposed 2020 Omnibus Incentive Plan

•	Policies Prohibiting Hedging, Pledging and Short Sales by Employees, Officers and Directors

•	No Tax Gross-Ups

•	Strong Ethics Program

•	Publication of an Annual Corporate Sustainability Report

Executive Compensation Highlights

See “Executive Compensation” beginning on page 46 for more information.

The Compensation Committee (the “Compensation Committee”) of our Board of Directors has structured our executive compensation program to pay for performance and, over the long term, to provide compensation to our executive officers that is market competitive. Further, a meaningful percentage of compensation is tied to the achievement of challenging corporate performance objectives. Set forth below is a brief description of our executive compensation program for fiscal 2019.

•	Compensation components include base salary, annual cash incentive awards and long-term equity awards.

•	The Compensation Committee set cash incentive award targets for each of the four members of our executive team (the “Executive Team”) at the beginning of 2019.

–

Cash incentive awards are based on the Company’s achievement of pre-determined performance goals related to adjusted operating revenues, adjusted net operating income, ROAE and size of life-licensed sales force at year end and can be increased or decreased by the Compensation Committee by up to 20% for personal performance.

Primerica 2020 Proxy Statement	5

PROXY SUMMARY

–	The corporate performance award was equal to 109.5% of the target award.

–	The Compensation Committee elected not to make any personal performance adjustments.

•

The grant values of long-term equity awards granted to our Executive Team members in February 2020 were fixed at the beginning of fiscal 2019. This means that the value of the award to be granted would not change prior to approval of the grant by the Compensation Committee in February 2020.

–	Equity award value is split equally between time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”).

–	The RSUs vest in equal installments over three years.

–

The PSUs will be earned based equally on the Company’s ROAE and average annual earnings per share (“EPS”) growth over a three-year performance period of 2020 through 2022, and the executives will receive between 0% and 150% of the awarded shares in March 2023.

•	Each of our Executive Team members has an employment agreement that provides for severance payments upon a termination of employment without cause or a resignation for good reason.

The Company provides only limited perquisites, and the Compensation Committee has adopted an Executive and Director Perquisites Policy. This policy provides that all perquisites paid to directors and senior executives must be approved by the Compensation Committee and it lists certain categories of perquisites that have been pre-approved.

The table below highlights the fiscal 2019 compensation for the members of our Executive Team as disclosed in the summary compensation table on page 70.

Summary Compensation Table Elements

	Salary	Equity Awards	Short-Term Cash Bonus	Other Compensation	Total

Chief Executive Officer

Compensation	$750,000	$2,749,876	$1,642,500	$130,982	$5,279,228

% of Total	14%	52%	31%	2%	100%

President

Compensation	$550,000	$1,499,888	$930,750	$74,749	$3,059,563

% of Total	18%	49%	30%	2%	100%

Chief Financial Officer

Compensation	$500,000	$999,843	$547,500	$56,459	$2,103,802

% of Total	24%	48%	26%	3%	100%

Chief Operating Officer

Compensation	$500,000	$999,843	$547,500	$58,395	$2,105,738

% of Total	24%	47%	26%	3%	100%

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MATTERS TO BE VOTED ON

Proposal 1:

Election of Directors

•

What am I voting on? The Board is asking our stockholders to elect each of the eleven director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2021 (the “2021 Annual Meeting) and until his or her successor is elected and qualified.

•	Voting Recommendation: “FOR” the election of the eleven director nominees.

•	Vote Required: A director will be elected if the number of shares voted “FOR” that director exceeds the number of votes “AGAINST” that director.

See “Board of Directors” beginning on page 28 for more information.

We ask that our stockholders elect the eleven director nominees named below to our Board of Directors to serve a one-year term commencing at the Annual Meeting. Our Board of Directors has adopted majority voting for directors in uncontested elections. As a result, each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “AGAINST” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee of our Board (the “Corporate Governance Committee”) would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and rationale behind it. In a contested election – a circumstance we do not anticipate at the Annual Meeting – director nominees are elected by a plurality vote. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. The following table provides summary information about each director nominee, all of whom currently serve on our Board.

Name	Age		Occupation	Independent	Date Joined Our Board
John A. Addison, Jr.	62		CEO, Addison Leadership Group and Former Co-Chief Executive Officer, Primerica	No	October 2009
Joel M. Babbit	66		Co-Founder and Chief Executive Officer, Narrative Content Group, LLC	Yes	August 2011
P. George Benson	73		Former President, The College of Charleston	Yes	April 2010
C. Saxby Chambliss	76	(1)	Partner, DLA Piper	No	June 2017
Gary L. Crittenden	66		Private Investor	Yes	July 2013
Cynthia N. Day	54		President and Chief Executive Officer, Citizens Bancshares Corporation	Yes	January 2014
Sanjeev Dheer	60		Founder and Chief Executive Officer, CENTRL Inc.	Yes	October 2019
Beatriz R. Perez	50		SVP and Chief Communications, Public Affairs, Sustainability and Marketing Assets Officer, The Coca-Cola Company	Yes	May 2014
D. Richard Williams	63		Non-Executive Chairman of the Board and Former Co-Chief Executive Officer, Primerica	No	October 2009
Glenn J. Williams	60		Chief Executive Officer, Primerica	No	April 2015
Barbara A. Yastine	60		Former Chairman and CEO, Ally Bank	Yes	December 2010

(1)	For a description of the factors that caused the Board of Directors to waive the Company’s director retirement age for Senator Chambliss, see “Board of Directors – Board Members – C. Saxby Chambliss.”

Primerica 2020 Proxy Statement	7

MATTERS TO BE VOTED ON

Each director nominee attended more than 85% of the aggregate of all meetings of our Board of Directors and each committee of which he or she was a member during fiscal 2019.

Mr. Dheer was elected to our Board in October 2019. Senator C. Saxby Chambliss was elected to our Board in June 2017. Mr. G. Williams was elected to the Board and promoted to Chief Executive Officer as of April 1, 2015. The remaining eight director nominees have served at least since the 2014 Annual Meeting of Stockholders. Unless otherwise instructed, the members of the Proxy Committee (as defined in “Information About Voting and the Annual Meeting”) will vote the proxies held by them “FOR” the election to our Board of Directors of the nominees named above.

Proposal 2:

Advisory Vote on Executive Compensation (Say-on-Pay)

•	What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers as described in this Proxy Statement.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the votes cast for or against the proposal.

See “Executive Compensation” beginning on page 46 for more information.

We most recently sought stockholder approval of the compensation of the executive officers named in this Proxy Statement (referred to as our named executive officers) at our 2019 Annual Meeting of Stockholders, at which time over 99.7% of votes were cast in favor thereof. In addition, in May 2017 our stockholders supported the Board’s recommendation to hold an annual Say-on-Pay vote. As a result, the next Say-on-Pay vote (after that taken at the upcoming Annual Meeting) will take place at the 2021 Annual Meeting. The Say-on-Pay vote is not binding on the Company, our Board of

Directors or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis (“CD&A”)”, our executive compensation program is designed to attract, motivate, and retain our named executive officers, each of whom is critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals as well as the realization of increased stockholder value. The Compensation Committee continually reviews and modifies our executive compensation program to ensure that it achieves the desired goals of aligning executive compensation with our stockholders’ interests and current market practices. Please read the CD&A section for additional details about our executive compensation program, including information about the compensation of our named executive officers for fiscal 2019.

The advisory vote in this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers, as well as the philosophy, policies and practices described in this Proxy Statement. Our stockholders may vote for or against, or abstain from voting on, the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in such proxy statement.”

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MATTERS TO BE VOTED ON

Proposal 3:

Approval of the Primerica, Inc. 2020 Omnibus Incentive Plan

•

What am I voting on? The Board is asking our stockholders to approve the Primerica, Inc. 2020 Omnibus Incentive Plan. The Second Amended and Restated Primerica, Inc. 2010 Omnibus Incentive Plan expired on April 1, 2020 in accordance with its terms.

•	Voting Recommendation: “FOR” the proposal.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the votes cast for or against the proposal.

See “Executive Compensation” beginning on page 46 for more information.

Background

On March 31, 2010, our Board of Directors and our then sole stockholder adopted the original Primerica, Inc. 2010 Omnibus Incentive Plan, which was amended and restated by the Compensation Committee in March 2011, and approved by our stockholders in May 2011 and again amended by the Compensation Committee in February 2017 and approved by our stockholders in May 2017 (as amended, the “2010 Plan”). The 2010 Plan was the Company’s only equity incentive plan and it expired on April 1, 2020 in accordance with its terms. The Compensation Committee has adopted the Primerica, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), subject to the approval of our stockholders, and we ask that our stockholders approve the 2020 Plan at the Annual Meeting.

Among other things, the 2020 Plan includes the following key differences from the 2010 Plan:

(a)	an expiration date of February 26, 2030 (unless later modified);

(b)	removal of references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

(c)

a total share authorization of 2,000,000 shares plus certain other shares described under “— Shares Available for Issuance” (all shares remaining available for grant under the 2010 Plan expired along with the 2010 Plan on April 1, 2020);

(d)	a decrease in the number of shares that may be granted in the form of stock awards to any participant during a calendar year from 1,000,000 shares to 250,000 shares;

(e)	an increase in the cap on annual cash fees permitted to be paid to each non-employee director for service as a director from $200,000 to $300,000;

(f)	clarification of the minimum vesting period for awards granted to named executive officers; and

(g)

revision of the recoupment language to allow for the Board to adopt a forfeiture, clawback or recoupment policy that covers additional circumstances under which incentive compensation may be recouped by the Company.

As of mid-March 2020, when this Proxy Statement was finalized for printing, the shares available for issuance under the 2020 Plan are expected to satisfy our equity compensation needs for at least three years.

The purposes of the 2020 Plan are to align the long-term financial interests of our employees, our directors, members of the sales force and other service providers of Primerica with those of our stockholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies, and to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company.

The 2020 Plan permits the grant of cash awards as well as stock options and stock units, including RSUs, restricted stock, deferred stock, stock appreciation rights (“SARs”), performance awards and other stock-based awards (collectively, “stock awards”). Individuals eligible to receive awards under the 2020 Plan include employees, directors, consultants and advisors of the Company and its subsidiaries as well as members of the independent contractor sales force. As of December 31, 2019, there were ten non-employee directors, five executive officers, 183 employees (other than executive officers) and approximately 5,300 members of the sales

Primerica 2020 Proxy Statement	9

MATTERS TO BE VOTED ON

force who were eligible to receive awards under the 2010 Plan and who would have been eligible to receive awards under the 2020 Plan if it had been in effect as of that date.

Plan Benefits

We expect to issue annual RSUs to our employees, including our named executive officers. Members of our Executive Team are also expected to receive annual PSU awards. Except as otherwise determined by the Compensation Committee in its sole discretion, the 2020 Plan provides that stock awards to active employees who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are subject to ratable vesting over a period of three years, unless either (a) such employee retires from the Company during such period and is eligible for accelerated vesting upon retirement or (b) the award is subject to accelerated vesting pursuant to the applicable award agreement. PSUs are paid out after the completion of a three-year performance period.

We expect to continue to offer members of the sales force the opportunity to earn stock awards through our quarterly incentive compensation program. All members of the sales force at the level of regional vice president or above are eligible to participate in the quarterly incentive compensation program.

Future stock awards under the 2020 Plan (as well as any performance-based cash bonuses granted under the 2020 Plan) will be made to eligible participants (including our named executive officers and other employees, directors, consultants, advisors and members of the sales force) at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the 2020 Plan will depend on a number of factors, including the fair market value of our common stock on future dates. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary cash awards or stock awards under the 2020 Plan. The Company is not obligated to make any future grants of awards under the 2020 Plan.

A summary of the principal features of the 2020 Plan is provided below but the above description of key differences from the 2010 Plan and the below summary of the 2020 Plan are qualified in their entirety by reference to the full text of the 2020 Plan that is included as Exhibit B to this Proxy Statement.

Performance Criteria

Awards granted under the 2020 Plan may be subject to specified performance criteria (the “Performance Criteria”). These criteria are typically based on the attainment by the Company, or any subsidiary or business unit of the Company, of performance measures approved by the Compensation Committee in its sole discretion, based on a variety of factors which may include but are not limited to one or more of the following:

•	Return on total stockholder equity;

•	Earnings per share of our common stock;

•	Net income (before or after taxes);

•	Earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•	Sales or revenues;

•	Return on assets, capital or investment;

•	Market share;

•	Cost reduction goals;

•	Implementation or completion of critical projects or processes;

•	Cash flow;

•	Gross or net profit margin;

•	Achievement of strategic goals;

•	Growth and/or performance of the Company’s sales force;

•	Operating service levels; and

•	Any combination of, or a specified increase in, any of the foregoing.

The Performance Criteria may be based upon the attainment of specified levels of performance

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MATTERS TO BE VOTED ON

relative to the performance of other entities and may be based on growth of any measured item. The Compensation Committee in its sole discretion may designate additional business, performance, individual or other criteria on which the Performance Criteria may be based or may adjust, modify or amend any criteria. Performance Criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. The Compensation Committee, in its sole discretion, may make equitable adjustments, which may be positive or negative, to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company, any subsidiary of the Company or the financial statements of the Company or any such subsidiary or in connection with events or circumstances affecting the Company or any subsidiary that were unforeseeable and unforeseen at the time the Performance Criteria were established or under other circumstances deemed appropriate in the sole discretion of the Compensation Committee.

Shares Available for Issuance

Under the 2020 Plan, the maximum aggregate number of shares that may be issued will be 2,000,000 plus any shares that relate to awards granted under the 2010 Plan that are outstanding as of April 1, 2020 and that, subsequent to that date, are cancelled, expired, forfeited or otherwise not issued such that they would again have been available for issuance under the terms of the 2010 Plan (to the extent of such cancellation, expiration, forfeiture or lack of issuance). If any stock award granted under the 2020 Plan expires or is cancelled, forfeited or otherwise terminated, without having been delivered in full, or if any stock award is reacquired or repurchased by the Company prior to vesting, the shares covered by such stock award would again be available for use under the 2020 Plan.

Administration and Eligibility

The 2020 Plan is administered by the Compensation Committee, which satisfies the applicable independence requirements contained in Section 16 of the Exchange Act. The Compensation Committee determines which employees, directors, consultants, advisors, and members of the sales force are eligible to receive awards under the 2020 Plan. In addition, the Compensation Committee interprets the 2020 Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2020 Plan or any awards granted under the 2020 Plan as it deems appropriate.

Award Limits and Other Criteria

In any calendar year, no more than 250,000 shares may be granted in stock awards to any one participant. In addition, the 2020 Plan has a cap of $400,000 on annual stock awards permitted to be granted to each non-employee director (excluding shares granted under the Primerica, Inc. Nonemployee Directors’ Deferred Compensation Plan (the “Nonemployee Directors’ Deferred Compensation Plan”) and $300,000 on annual cash fees permitted to be paid to each non-employee director for service as a director. Except as otherwise determined by the Compensation Committee in its sole discretion, stock awards to our named executive officers are subject to ratable vesting over a period of three years, unless either (a) such officer retires from the Company during such period and is eligible for accelerated vesting upon retirement or (b) the award is subject to accelerated vesting in the event of the participant’s involuntary termination of employment other than due to disability or for cause.

Types of Awards

All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as provided in the 2020 Plan. The following types of awards may be made under the 2020 Plan:

Restricted Stock.    A restricted stock award is an award of outstanding shares of our common stock that does not vest until after a specified

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period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to indicate a voting preference with respect to the shares underlying their awards.

Deferred Stock.    A deferred stock award is an unfunded, unsecured promise to deliver shares of our common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period (unless the awards are subject to performance-vesting criteria).

Stock Units.    A stock unit is an award denominated in shares of our common stock that may be settled either in shares or cash, subject to terms and conditions determined by the Compensation Committee.

Nonqualified Stock Options.    A nonqualified stock option is a stock option that does not meet the requirements of Section 422 of the Code as described below or with respect to which the grant agreement provides that the stock option is not to be treated as an incentive stock option. A stock option grants a participant the right to purchase, upon satisfaction of the applicable conditions relating to vesting and exercisability determined by the Compensation Committee, a specified number of shares of our common stock at a stated exercise price for a specified period of time.

Incentive Stock Options.    An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include (among other requirements) an exercise price of no less than 100% of fair market value of our common stock on the grant date, a term of no more than ten years, and that the grant is from a plan that has been approved by stockholders. A stock option will not constitute an incentive stock option if its terms provide that it will not be treated as an incentive stock option.

Stock Appreciation Rights.    A SAR entitles the participant to receive an amount equal to the difference between the fair market value of a share of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the fair market value of a share of our common stock as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or shares of our common stock.

Stock Payments.    Subject to limits in the 2020 Plan, the Compensation Committee may issue unrestricted shares of our common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee determines. A stock payment may be granted as, or in payment of, a bonus or to provide incentives or recognize special achievements or contributions.

Cash Awards.    The Compensation Committee may issue awards that are payable in cash, as deemed by the Compensation Committee to be consistent with the purposes of the 2020 Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified business, performance, individual or other criteria. The 2020 Plan provides that the maximum amount of a cash award that may be granted to any active employee during any annual performance period may not exceed $10 million.

Reimbursement or Cancellation of Certain Awards

Awards granted under the 2020 Plan may be subject to forfeiture if, after termination of employment or service, the participant engages in certain activities that are materially injurious

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MATTERS TO BE VOTED ON

to or in competition with Primerica. Certain awards may be subject to forfeiture or repayment if they were based on: (i) performance metrics that are later determined to be materially inaccurate; or (ii) error, fraud or misconduct by a member of the sales force or his or her sales organization. In addition, the Compensation Committee may require the reimbursement of cash or forfeiture of stock awards if (i) it determines that an award was granted, vested or paid based on the achievement of performance criteria that would have not been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements or (ii) it the Board has duly adopted a compensation forfeiture, clawback or recoupment policy that covers additional circumstances then the Board, in its discretion, shall take such action as it deems necessary or appropriate to address any situation described in such policy. Participants shall be bound by any Company recoupment policy that is adopted or modified in the future.

Deferrals

The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as such Committee determines in its sole discretion. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of awards constituting deferred compensation under Section 409A of the Code, where such postponement would cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which various types of compensation may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Adjustments

The 2020 Plan provides that the Compensation Committee will make appropriate equitable adjustments to the maximum number of shares available for issuance under the 2020 Plan and other limits stated in the 2020 Plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in our capital structure, including a change in the number of shares of our outstanding common stock on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. The Compensation Committee, in its sole discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or Primerica.

Change of Control

The 2020 Plan provides that, unless otherwise set forth in a participant’s award agreement or employment agreement, all awards that are assumed or substituted in connection with a Change of Control (as defined in the 2020 Plan) will become fully vested, exercisable and free of restrictions, and any performance conditions on those awards will be deemed to be achieved if the participant’s employment or service is terminated by the Company without Cause (as defined in the 2020 Plan) within 24 months following the Change of Control. In addition, the 2020 Plan provides that, unless otherwise set forth in a participant’s award agreement, all awards that are not assumed or substituted in connection with the Change of Control will become fully vested, exercisable and free of restrictions and any performance conditions on those awards will be deemed to be achieved immediately upon the occurrence of the Change of Control.

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In addition, in the event of a Change of Control, the Compensation Committee may, in its sole discretion so long as doing so would not result in adverse tax consequences under Section 409A of the Code, provide that each award will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per share of our common stock in the Change of Control over the exercise or purchase price (if any) per share of our common stock subject to the award, multiplied by the number of shares of the our common stock subject to the award.

Amendment and Termination

The 2020 Plan may be further amended or terminated by the Board at any time, but no amendment may be made without stockholder approval if it would materially increase the number of shares available under the 2020 Plan, materially expand the types of awards available under the 2020 Plan or the class of persons eligible to participate in the 2020 Plan, materially extend the term of the 2020 Plan, materially change the method of determining the exercise price of an option or SAR granted under the 2020 Plan, delete or limit the prohibition against repricing, or otherwise require approval by stockholders in order to comply with applicable law or the rules of the New York Stock Exchange (“NYSE”). Notwithstanding the foregoing, with respect to awards subject to Section 409A of the Code, any termination, suspension or amendment of the 2020 Plan must conform to the requirements of Section 409A. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the 2020 Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

United States Federal Income Tax Consequences of Plan Awards

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2020 Plan based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock.    A participant generally will not be taxed at the time of the grant of the restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time.

Employees may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, then the dividends will be taxable to the participant as dividend income.

Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, Primerica will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Deferred Stock.    A participant will generally not recognize taxable income on a deferred stock award until shares subject to the award are distributed. Upon distribution, the fair market value of the shares of our common stock will be recognized as ordinary income. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.

Primerica will ordinarily be entitled to a deduction at the same time and in the same

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amounts as the ordinary income recognized by the participant, including any dividend equivalent payments made to the participant.

Stock Units.    Awards of stock units are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards.

Nonqualified Stock Options.    Generally, a participant will not recognize taxable income on the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of our common stock received on the date of exercise and the option cost (the number of shares exercised multiplied by the exercise price per share). Primerica will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Incentive Stock Options.    No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, then the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, Primerica will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option. However, the excess of the fair market value over the exercise price of the shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired.

If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, then such disqualifying disposition will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Primerica will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights.    Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash -settled) or the difference between the fair market value of our common stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether the shares of our common stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, Primerica will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.

Stock Payments.    A participant will generally recognize taxable income on the grant of unrestricted stock in an amount equal to the fair market value of the shares on the grant date. Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Cash Awards.    A participant will generally recognize taxable income upon the payment of a cash award in an amount equal to the amount of the cash received. Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

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Withholding.    To the extent required by law, Primerica will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as Primerica deems advisable to enable Primerica and the participant to satisfy withholding and tax obligations related to any awards. Under the 2020 Plan, Primerica may withhold taxes related to awards based on the maximum statutory tax rate.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information relating to our equity compensation plans at December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders:
Primerica, Inc. Amended and Restated 2010 Omnibus Incentive Plan	365,457	(1)	$44.23	(2)	1,456,414	(3)
Primerica, Inc. Stock Purchase Plan for Agents and Employees	—		—		1,847,874	(4)

Total	365,457		$44.23		3,304,288

Equity compensation plans not approved by stockholders	n/a		n/a		n/a

(1)

Includes 203,427 and 69,922 shares to be issued in connection with unvested RSUs and outstanding stock options, respectively. Also includes 92,108 shares to be issued to certain executive officers in connection with outstanding PSUs if the Company achieves the target level of performance specified in the award agreement over a three-year period. Based on the actual ROAE achieved within the three-year performance period ended December 31, 2019, recipients of the 2017 PSUs received an aggregate of 41,162 shares of common stock compared to the targeted 36,046 shares on the vesting date of March 1, 2020. Refer to footnotes 12 and 14 in the Company’s audited financial statements included in the 2019 Annual Report for additional information regarding the Company’s outstanding equity awards.

(2)	Represents the weighted average exercise price of the 69,922 stock options outstanding.
(3)

The number of shares available for future issuance under the 2010 Plan is 12,200,000 less the cumulative number of awards granted under the plan plus the cumulative number of awards canceled under the plan. However, any shares remaining available for grant under the 2010 Plan expired along with the 2010 Plan’s expiration on April 1, 2020. For a description of the number of shares available for issuance under the 2020 Plan, see “– Shares Available for Issuance” above.

(4)

Represents shares of our common stock, which have already been issued and are outstanding, available to be purchased by employees and agents under the plan. The number of outstanding shares available to be purchased is 2,500,000 less the cumulative number of shares purchased to date under the plan.

Proposal 4:

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

•

What am I voting on? The Board is asking our stockholders to ratify the selection by the Audit Committee of our Board (the “Audit Committee”) of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ended December 31, 2020 (“fiscal 2020”).

•	Voting Recommendation: “FOR” the ratification of our independent registered public accounting firm.

•	Vote Required: Approval requires a “FOR” vote by at least a majority of the votes cast for or against the proposal.

See “Audit Matters” beginning on page 86 for more information.

We ask that our stockholders ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2020.

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The Audit Committee has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2020, as well as the Company’s internal control over financial reporting. Although stockholder ratification of the appointment of KPMG is not required, our Board of Directors believes that submitting the appointment to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment of KPMG, then the Audit Committee will reconsider the appointment. We paid KPMG an aggregate of $3.1 million in fiscal 2019 and $2.9 million in fiscal 2018.

One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

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GOVERNANCE

Our Board oversees the business and affairs of the Company, aligns management and stockholder interests and is driven by the directors’ belief that good corporate governance is a critical factor in our continued success. Through the Governance section of our investor relations website at http://investors.primerica.com, our stockholders have access to key governing documents such as our Code of Conduct, Corporate Governance Guidelines and charters of each committee of the Board.

Board Structure

Our Board currently consists of eleven directors. The Company’s governance documents provide our Board with flexibility to select the appropriate leadership structure for the Company. Currently, the Company has a non-executive Chairman of the Board and an independent Lead Director. Our Board believes that this structure is the most appropriate leadership structure for the Company at this time and is in the best interests of our stockholders because it provides decisive and effective leadership and, when combined with the Company’s other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by our Board.

Mr. R. Williams has served as non-executive Chairman of the Board since April 2015. He previously served as Chairman of the Board and Co-Chief Executive Officer. Mr. G. Williams has served as Chief Executive Officer since April 2015. He previously served as President since 2005. Mr. Benson, one of our independent directors and Chairman of the Corporate Governance Committee, has served as the Lead Director of our Board since February 2014, and he joined our Board in April 2010. As the primary interface between management and our independent directors, the Lead Director provides a valuable supplement to the non-executive Chairman and the Chief Executive Officer roles and serves as a key contact for the non-employee directors, thereby enhancing our Board’s independence from management. The responsibilities of our Chairman of the Board and our Lead Director are set forth below.

Duties and Responsibilities of Chairman of the Board	Duties and Responsibilities of Lead Director

•     Preside over Board meetings and meetings of non-employee directors

•     Call special meetings of our Board

•     Solicit feedback from the Lead Director and approve agendas for Board meetings

•     Review advance copies of Board meeting materials

•     Preside over stockholder meetings

•     Facilitate and participate in formal and informal communications with and among directors

•     Review interested party communications directed to our Board and take appropriate action

•     Preside at all Board meetings at which the Chairman of the Board is not present

•     Call meetings of independent directors and set the agenda for such meetings

•     Preside at all meetings of independent directors and at all executive sessions of independent directors

•     Review Board meeting agendas and provide input to the Chairman of the Board

•     Communicate with management on behalf of the independent directors when appropriate

•     Act as liaison between the Chairman of the Board, the Chief Executive Officer and members of the Board

•     Lead the annual Board self-assessment

•     Lead the annual Chief Executive Officer evaluation

•     Lead the Chief Executive Officer succession process

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GOVERNANCE

All directors play an active role in overseeing the Company’s business both at our Board and committee levels. In addition, directors have full and free access to members of management, and our Board and each committee has authority to retain independent financial, legal or other advisors as they deem necessary without consulting, or obtaining the approval of, any member of management. Our Board holds separate executive sessions of its non-employee directors and of its independent directors at least annually.

Board Diversity

Diversity is very important to us. We strive to offer an inclusive business environment that benefits from diversity of people, thought and experience. This also holds true for our Board. Pursuant to our Corporate Governance Guidelines, our Board annually reviews the appropriate skills and characteristics of its members in light of the current composition of our Board, and diversity is one of the factors used in this review. In addition, in identifying a director candidate, the Corporate Governance Committee and our Board consider and discuss diversity, among the other factors discussed under “— Director Nomination Process,” with a view toward the role and needs of our Board as a whole. The Corporate Governance Committee and our Board generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the successful functioning of our Board.

Board Evaluation Process

Our Corporate Governance Guidelines require that the Corporate Governance Committee conduct an annual review of Board performance and further requires that each standing committee conduct an annual evaluation of its own performance. To facilitate those evaluations, each independent committee prepares a written self-assessment questionnaire that is completed by the members of the committee. In addition, the Corporate Governance Committee prepares a written Board assessment questionnaire that is completed by all members of the Board. The questions are designed to gather suggestions to improve Board and committee effectiveness and solicit additional feedback. The Board self-assessment is conducted at a different time during the year than the committee self-assessments, so that the directors have adequate time to reflect on the functioning of the Board as a whole. The Company’s Corporate Secretary compiles the results of each self-assessment and shares those results with all directors. The committee chairs lead discussions during their committee meetings of the results of the self-assessments, highlighting areas that require additional attention. The Corporate Governance Committee discusses the Board self-assessment and the Lead Director leads a discussion of the self-assessment among the full Board. Management then discusses with the Lead Director any specific items that require additional attention and a plan is developed to address such action items.

In fiscal 2019, the Corporate Governance Committee retained a third party to facilitate an in-depth Board self-assessment, consistent with the process it followed during fiscal 2017. The third party met in person with each director individually and solicited feedback on Board function and meetings, composition, leadership, as well as other matters. The facilitator then compiled results from the interviews and provided an in-person oral report to each of the Corporate Governance Committee and the Board of Directors with recommendations for improvement. The Corporate Governance Committee expects to use a third-party facilitator to conduct the Board self-assessment on a bi-annual basis.

Board’s Role in Risk Oversight

Our Board is ultimately responsible for overseeing the Executive Team’s management of the various risks facing the Company as well as the Company’s compliance culture and overall risk tolerance. The Board has delegated to the

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GOVERNANCE

Audit Committee responsibility for regularly monitoring the oversight of our enterprise risk management (ERM) program. The Board and each Board committee actively oversee and monitor the management of risks that could impact the Company’s operations in connection with their respective subject matter areas:

Management identifies, assesses and assigns responsibility for risk management through our enterprise risk assessment process and internal control environment. In fiscal 2019, management’s Business Risk and Control Committee regularly monitored the major risks facing the Company and our Chief Risk Officer presented a risk profile and quarterly status updates to the Board and each Board committee that has oversight responsibility for one or more key risks. Management re-evaluates and ranks the Company’s risks annually, and the rankings are shared with the Audit Committee and the Board of Directors. In addition, at the Board’s request, a cross-functional group of management-level employees provides a quarterly update on significant risk areas, which includes an assessment of cybersecurity risks and an overview of legal and regulatory matters. At least annually, this presentation also includes information on system readiness and protection, our incident response plan, recent internal training exercises and recovery plans.

Further, our Chief Internal Auditor reports directly to the Audit Committee. Our Chief

Internal Auditor presents quarterly to the Audit Committee with respect to internal audit findings and recommendations and meets in executive session with the Audit Committee at least quarterly. The Audit Committee uses the results of its discussions with our Chief Internal Auditor to monitor the Company’s internal audit plan.

Stockholder Engagement

In late fiscal 2019, we invited the Company’s largest stockholders, which together represented over 75% of our outstanding shares, to speak with management and, if requested, the Lead Director about topics important to them. Specific topics covered during these conversations included Board diversity, proxy access and other governance matters, executive compensation, and ESG matters including human capital management and data privacy. We were pleased with the stockholder feedback, which indicated that our stockholders are generally satisfied with the Company’s corporate governance and executive compensation practices as well as the format and content of the proxy statement and

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GOVERNANCE

ESG disclosure generally. To enable the Board, the Compensation Committee and the Corporate Governance Committee to consider direct stockholder feedback, information about these investor conversations is shared with the Board. The table below describes requests received during these conversations and our responses to those suggestions.

What We Heard	What We Did

The Company would benefit by the addition of a director with technology experience.	Mr. Dheer was elected to the Board in October 2019. He brings expertise in consumer-facing digital technology and strategy, as well as an entrepreneurial background.

Would like to see executives required to hold equity for some period of time.	The Compensation Committee annually reviews the stock ownership guidelines and, given the level of ownership compared to the requirements, has determined holding requirements are not necessary to incentivize executive ownership.

Consider tying compensation more closely to Company strategy.	The Compensation Committee continues to consider which metrics are appropriate for the incentive compensation program and notes that it has some discretion to make adjustments for additional factors, which could include matters relating to the Company’s strategy.

Expand the discussion of ESG matters in the proxy statement and the Annual Report on Form 10-K.	See expanded disclosure of relevant ESG factors in this Proxy Statement as well as in the updated Corporate Sustainability Report, which was released on our investor relations website in October 2019.

Add a right for stockholders to call a special meeting and eliminate stockholder action only by unanimous written consent (in favor of approval by a majority of stockholders).	The Board will consider this provision when the Company’s Charter is next amended.

Environmental, Social and Governance (ESG) Matters

Oversight of ESG Matters

The Board of Directors has delegated to the Corporate Governance Committee responsibility for oversight of the Company’s social, environmental and sustainability initiatives. As a result, the Corporate Governance Committee meets regularly with those members of management who have responsibility for such initiatives. In October 2019, the Company published its annual Corporate Sustainability Report, which has been posted on the Governance section of our investor relations website at http://investors.primerica.com. For the first time, this report contains the Sustainability Accounting Standards Board (“SASB”) disclosure metrics that we believe are most relevant to our industry and business model. We elected to use the SASB metrics over other available frameworks because of its focus on certain areas that we believe are more material to our business.

Environmental Responsibility

Our business as a life insurance and financial services company, by its nature, does not have a significant impact on the environment. Nevertheless, we recognize the significant challenges presented by climate change and the growing importance of this issue to investors and the communities we serve. We will continue

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GOVERNANCE

our efforts, such as recycling initiatives and promoting transportation alternatives, that reduce our impact on the Earth’s resources. Further, we will continue to consider the potential impacts of climate change on our business.

Human Capital Management

The Board of Directors maintains a succession plan for the Chief Executive Officer and other key members of management, which includes a contingency plan if the Chief Executive Officer were to depart unexpectedly. At least annually, the Corporate Governance Committee reviews the succession plan and leadership pipeline for these key roles, taking into account the Company’s long-term corporate strategy.

The Corporate Governance Committee oversees the Company’s talent development initiatives. Board members also engage and spend time with our high potential leaders at regular Board meetings and other events. Additional information about our talent development initiatives can be found in the 2019 Corporate Sustainability Report on the Governance section of our investor relations website at http://investors.primerica.com.

Our Corporate Culture

We recognize the importance of doing business the right way. Further, we believe corporate culture influences employee actions and decision-making. This is why we dedicate resources to:

•	Promote a vibrant, inclusive workplace;

•	Attract and develop talented, diverse employees;

•	Promote a culture of compliance and integrity; and
•	Reward and recognize employees for growing people and teams and delivering winning results.

The Company has a Code of Conduct, which applies to all employees, directors, and officers of the Company and its subsidiaries. The Code of Conduct is posted on the Governance section of our investor relations website at http://investors.primerica.com and is available in print, free of charge, to our stockholders who request a copy. Members of the sales force must comply with a number of policies and procedures that are similar to standards set forth in the Code of Conduct. The Company also has made available to our employees and the sales force an Ethics Hotline, which can be accessed by phone or email and permits employees to anonymously report a violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on our investor relations website.

Documenting and bolstering certain aspects of our Code of Conduct is our Equal Employment Opportunity and Anti-Harassment Policy, which includes information about complaint and investigation procedures relating to alleged discrimination incidents. The policy also defines the role of the Board of Directors with respect to alleged violations of such policy.

For seven consecutive years, Primerica has been named by the Atlanta Journal Constitution as a top workplace in the greater Atlanta area based on their annual top workplaces employee survey. Further, our employees consistently give the Company high scores for “operating by strong values”. We are proud of our corporate culture and we work hard to instill upon our representatives and employees the importance of doing the right thing — for our clients as well as our other stakeholders.

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Upholding Strong Governance

The Company complies with the Corporate Governance Principles published by the Investor Stewardship Group (“ISG”), as described below. ISG is an investor-led effort of more than 60 organizations that includes some of the largest U.S.-based institutional investors and global asset managers, along with several of their international counterparts.

ISG Principle	Primerica Practice
Principle 1: Boards are accountable to shareholders	• All directors stand for election annually • Proxy access with market terms • Independent Lead Director available to speak with investors if requested
Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest	• Majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives

•     Management offered to meet with investors that together represented in excess of 75% shares outstanding

•     Engagement topics included Board composition and refreshment, executive compensation program, strategy and sustainability

Principle 4: Boards should have a strong, independent leadership structure

•     Strong independent Lead Director with clearly defined duties that are disclosed to stockholders

•     Strong independent committee chairs

•     Proxy Statement discloses why Board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness

•     63.6% of Board members are independent

•     27.3% of Board members are diverse

•     Annual Board evaluation, periodically by a third party, and results and next steps disclosed in subsequent proxy statement

•     Active Board refreshment with 27.3% refreshment in last five years

•     Each director attended more than 85% of the Board and applicable committee meetings in 2019, and all directors attended the 2019 Annual Meeting of Stockholders

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company

•     Executive compensation program received over 99% support in 2019

•     Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

•     Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short-and long-term strategic objectives

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GOVERNANCE

Director Independence

Independence Determinations

Mr. R. Williams and Mr. Addison are not independent because they previously served as the Company’s Co-Chief Executive Officers. Mr. G. Williams, our Chief Executive Officer, is not independent because he is a member of management and an employee of the Company. Senator Chambliss is not independent because he is a partner of a law firm that provides legal advice to the Company on various regulatory, transactional and other matters. Senator Chambliss does not personally perform any legal work for the Company.

Our Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Primerica and its subsidiaries and research conducted by management and discussed with our Board with respect to outside affiliations, our Board has determined that none of the remaining directors who served on our Board during fiscal 2019 has or had a material relationship with Primerica other than through his or her role as director and, except as set forth above, each is independent because he or she satisfies:

•	The categorical standards set forth below;

•	The independence standards set forth in Rule 10A-3 of the Exchange Act; and

•	The criteria for independence set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

A determination of independence under these standards does not mean that a director is disinterested under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and our full Board may also consider whether any director is interested in any transaction brought before our Board or any of its committees for consideration.

Independence of Committee Members

Throughout fiscal 2019, the Audit, Compensation and Corporate Governance Committees have been fully independent in accordance with the NYSE Listed Company Manual and our Board’s director independence standards described above. In fiscal 2019, no member of these committees received any compensation from Primerica other than directors’ fees, and no member of the Audit Committee was or is an affiliated person of Primerica (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards of audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Throughout fiscal 2019, members of the Compensation Committee qualified as non-employee directors as defined in Rule 16b-3 under the Exchange Act.

Categorical Standards of Independence

The Company has established categorical standards of independence for our Board, which are described in our Corporate Governance Guidelines. To be considered independent for purposes of the director qualification standards, (i) the director must meet independence standards under the NYSE Listed Company Manual and (ii) our Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To assist it in determining each director’s independence in accordance with the NYSE’s rules, our Board has established guidelines, which provide that a director will be deemed independent unless:

(a)

(1) the director is an employee, or an immediate family member of the director is an executive officer, of the Company or any of its affiliates, or (2) the director was an employee, or the director’s immediate family member was an executive officer, of the Company or any of its affiliates during the immediately preceding three years;

24

GOVERNANCE

(b)

(1) the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation from the Company or any of its affiliates, or an immediate family member of the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation for services as an executive officer of the Company or any of its affiliates, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (2) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the immediately preceding three years;

(c)

(1) the director is a current partner or employee of a firm that is the Company’s internal or independent auditor, (2) an immediate family member of the director is a current partner of such a firm, (3) an immediate family member of the director is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member of the director was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time period;

(d)

(1) an executive officer of the Company serves on the board of directors of a company that, at the same time, employs the director, or an immediate family member of the director, as an executive officer, or (2) Primerica and the company of which the director or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(e)

(1) the director is a current executive officer or employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, or (2) Primerica and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(f)

the director serves as an executive officer, director or trustee, or his or her immediate family member who shares the director’s household serves as an executive officer, director or trustee, of a charitable organization, and within the last three years, discretionary charitable contributions by the Company to such organization, in the aggregate in any one year, exceed the greater of $1 million or 2% of that organization’s total annual charitable receipts;

(g)	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

(h)	the director has, or his or her immediate family member has, a personal services contract with the Company; or

(i)	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company.

Director Nomination Process

Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential board candidates. Our Corporate Governance Committee leads this process, considering the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our Board. The Corporate Governance Committee seeks input from other Board members and senior management, and also considers and evaluates any candidates recommended by our stockholders. In addition, in 2019 the Board of Directors engaged an executive search firm to identify director candidates and assist with the process of evaluating such candidates.

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GOVERNANCE

Our Board has determined that its members should bring to the Company a broad range of experience, knowledge and judgment. A successful board candidate must be prepared to represent the interests of the Company and all of its stockholders. The factors considered by the Corporate Governance Committee and our Board in their review of potential candidates include whether:

•	The candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

The candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization that indicates that the candidate will be able to make a meaningful and immediate contribution to our Board;

•

The candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the Company operates;

•	The candidate has financial expertise;

•

The candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of our stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

•	The candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and

•	The candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The Corporate Governance Committee carefully reviews all current directors and director candidates in light of these factors based on the context of the current and anticipated composition of our Board, the current and anticipated operating requirements of the Company and the long-term interests of our stockholders. In reviewing a candidate, the Corporate Governance Committee considers the integrity of the candidate and whether the candidate would be independent as defined in our Corporate Governance Guidelines and the NYSE Listed Company Manual. The Corporate Governance Committee expects a high level of involvement from our directors and, if applicable, reviews a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

The Corporate Governance Committee decides whether to further evaluate each candidate, which would include a thorough reference check, interviews, and discussions about the candidate’s qualifications, availability and commitment. Upon the completion of such evaluation, the Corporate Governance Committee makes a recommendation to our Board with respect to the election of a potential candidate to our Board. Our Board expects that all candidates recommended to our Board will have received the approval of all members of the Corporate Governance Committee.

Any stockholder who wishes to have the Corporate Governance Committee consider a candidate for election to our Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Other Stockholder Information — Proxy Access Director Nominees” and “Other Stockholder Information — Other Proposals and Director Nominees.” A proposed nomination that does not comply with these requirements will not be considered by the Corporate Governance Committee. There are no differences in the manner in which the Corporate Governance Committee considers or evaluates director candidates it identifies and director candidates who are recommended by our stockholders.

Proxy Access

A stockholder or group of no more than 20 stockholders that has owned at least 3% of our common stock for at least three years may

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GOVERNANCE

nominate directors to our Board and have the nominees included in our proxy materials to be voted on at our Annual Meeting of Stockholders. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20% of directors to be elected. A stockholder who seeks to nominate a director or directors to our Board must provide proper notice to the Company’s Corporate Secretary under our by-laws. See “Other Stockholder Information — Proxy Access Director Nominees” and “Other Stockholder Information — Other Proposals and Director Nominees.”

Majority Voting Standard for Director Elections

In an uncontested election, directors are elected by a majority of “FOR” votes cast by stockholders. (An uncontested election is an election where the number of nominees is the same as the number of directors to be elected.) If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance Committee’s recommendation and will publicly disclose its decision and rationale behind it. In a contested election, director nominees are elected by a plurality vote. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our by-laws if, outside of the proxy access process, a stockholder has submitted notice of a director nomination to the Company’s Corporate Secretary.

Communicating With Our Board of Directors

Our stockholders and other interested persons may communicate with our directors, or any specified individual director, by addressing such communications to them in care of the Company’s Corporate Secretary, at the Company’s principal executive office located at One Primerica Parkway, Duluth, Georgia 30099. Our stockholders and other interested persons may also communicate with our directors by sending an e-mail message as follows:

•	With our Board, to boardofdirectors@primerica.com;

•	With the Audit Committee, to auditcommittee@primerica.com;

•	With the non-employee directors, to nonemployeedirectors@primerica.com; or

•	With the Chairman of the Board, to chairman@primerica.com.

In accordance with a policy approved by the Audit Committee, the Company’s Corporate Secretary (or, solely with respect to matters that are not reasonably likely to have legal implications for the Company, the Company’s Chief Compliance and Risk Officer) is required to:

•	Report communications of concerns relating to accounting, finance, internal controls or auditing matters to the Audit Committee;

•	Investigate communications of concerns relating to conduct of employees, including concerns related to internal policies;

•	Report communications of concerns relating to non-compliant behavior, such as allegations of violations of the Company’s Code of Conduct or antitrust violations, to the Audit Committee; and

•	Determine whether to maintain or discard certain communications received.

If the correspondence is specifically marked as a private communication to our Board (or a specific member or members of our Board), then the Company’s Corporate Secretary will not open or read the correspondence and will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our investor relations website at http://investors.primerica.com for the most current means of communicating with our directors.

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BOARD OF DIRECTORS

Board Members

The following information about each nominee for our Board of Directors includes their business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications attributes or skills that caused the Corporate Governance Committee and our Board of Directors to determine that each individual should be nominated to serve as a director.

JOHN A. ADDISON, JR.

Board Committees: None	Public Directorships: None
Chief Executive Officer of Addison Leadership Group Age: 62 Director Since October 2009

Mr. Addison has been the Chief Executive Officer of Addison Leadership Group, a company that provides leaders training and consulting, since April 2015. He also serves as Non-Executive Chairman of Primerica Distribution. Mr. Addison served as the Company’s Co-Chief Executive Officer from 1999 through March 2015 and served the Company in various capacities since 1982 when he joined us as a business systems analyst. He has served in numerous officer roles with Primerica Life Insurance Company (“Primerica Life”), a life insurance underwriter, and Primerica Financial Services, LLC, a general agent, both of which are subsidiaries of Primerica. He served as Vice President and Senior Vice President of Primerica Life, as well as Executive Vice President and Group Executive Vice President of Marketing. In 1995, he became President of the Primerica operating unit of Citigroup Inc. (“Citigroup”) and was promoted to Co-Chief Executive Officer in 1999. Mr. Addison serves on the board of the National Monuments Foundation. Mr. Addison received his B.A. in Economics from the University of Georgia and his M.B.A. from Georgia State University.

Mr. Addison brings to our Board his 15 years of experience as our Co-Chief Executive Officer and over 30 years of understanding the Company, the sales force and our business, along with general management and marketing expertise.

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BOARD OF DIRECTORS

JOEL M. BABBIT

Board Committees: Corporate Governance	Public Directorships: Greensky, Inc.
Co-Founder and Chief Executive Officer of Narrative Content Group, LLC Age: 66 Director Since August 2011

Mr. Babbit is the Co-Founder and Chief Executive Officer of Narrative Content Group, LLC (“NCG”), one of the leading resources for the production and distribution of digital content. Prior to launching NCG in 2009, Mr. Babbit spent more than 20 years in the advertising and public relations industry, creating two of the largest advertising agencies in the Southeastern US – Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP Group’s Grey Global Group). Following the acquisition of 360 by Grey Global Group in 2002, Mr. Babbit served as President and Chief Creative Officer of the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP Group’s GCI, a public relations firm, and as Executive Vice President and General Manager for the New York office of advertising agency Chiat/Day Inc. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City of Atlanta and as a member of the Mayor’s cabinet. Mr. Babbit also serves on the board of directors of Greensky, Inc. He received an A.B.J. degree from the University of Georgia.

Mr. Babbit brings to our Board over 35 years of experience in marketing and advertising, his management experience, his expertise in social media, environmental, social and governance issues and his experience as an entrepreneur.

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BOARD OF DIRECTORS

P. GEORGE BENSON

Lead Director Board Committees: Corporate Governance (Chair) Audit	Public Directorships: AGCO Corporation Former Public Directorships: Crawford & Company Nutrition 21, Inc.
Professor of Decision Sciences and Former President of the College of Charleston Age: 73 Director Since April 2010

Since July 2014, Mr. Benson has been Professor of Decision Sciences at the College of Charleston. Mr. Benson served as the President of the College of Charleston from February 2007 through June 2014. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. From July 1993 to June 1998, Mr. Benson served as Dean of the Rutgers Business School at Rutgers University and, prior to that, Mr. Benson was on the faculty of the Carlson School of Management at the University of Minnesota. Mr. Benson currently serves as Past Chairman of the board of directors for the Foundation for the Malcolm Baldrige National Quality Award, was Chairman of such board of directors from 2013 to 2019, was Chairman of the board of overseers for the Baldrige Award Program from 2004 to 2007 and was a national judge for the Baldrige Award from 1997 to 2000. Mr. Benson also serves on the board of directors of AGCO Corporation and served on the board of directors of Crawford & Company from July 2005 to May 2019. Mr. Benson received a B.S. degree in Mathematics from Bucknell University, completed graduate work in operations research in the Engineering School of New York University and earned a Ph.D. in business from the University of Florida.

Mr. Benson brings to our Board significant expertise in academics, senior management, corporate governance, strategic planning, environmental, social and governance issues and risk and asset management. In particular, our Board considered his experience managing the College of Charleston’s staff of more than 2,000, budget of more than $250 million and endowment of more than $80 million, as well as his service on the boards of directors of other public companies and as a member of their audit committees.

30

BOARD OF DIRECTORS

C. SAXBY CHAMBLISS

Board Committees: None	Public Directorships: None
Partner, DLA Piper Age: 76 Director Since June 2017
Senator Chambliss has been a partner with the law firm of DLA Piper since January 2015, where he is a member of the firm’s government relations and cybersecurity teams. Prior to that, he served as a U.S. Senator for Georgia from 2003 to 2015 and a U.S. Representative for Georgia from 1995 to 2003. During his tenure in the Senate, he served on the Senate Select Committee on Intelligence, where he was vice chairman from 2011 to 2014. While serving in that role, Senator Chambliss advocated for improved information sharing and human intelligence-gathering capabilities, and he is one of the leading congressional experts on those issues. Senator Chambliss is also a legal expert with respect to cybersecurity matters. Senator Chambliss has served on the President’s Intelligence Advisory Board since 2018. Before entering Congress, he practiced general corporate law in Moultrie, Georgia. Senator Chambliss earned a B.B.A. degree from the University of Georgia and a J.D. from the University of Tennessee at Knoxville.

Senator Chambliss brings to our Board legal and cybersecurity expertise as well as years of government experience at the state and federal levels.

Waiver of Director Retirement Age

The Company’s Corporate Governance Guidelines provide that a director may serve on the Board until the Annual Meeting of the Stockholders of the Company next following his or her 75th birthday, and may not be reelected after reaching 75, unless this requirement has been waived by the Board. Senator Chambliss reached age 75 in late 2018. The Corporate Governance Committee waived this requirement for his election at the 2019 Annual Meeting of Stockholders and has determined to waive this requirement for Senator Chambliss again for his election at the Annual Meeting. The Corporate Governance Committee believes it is important to exercise judgment when considering whether to grant such a waiver in order to retain existing Board members who otherwise possess the requisite expertise, engagement and abilities to fulfill their duties while providing for regular Board refreshment. The Corporate Governance Committee also believes consideration should be given with respect to the overall composition of the Board to ensure it has the right balance of skills and experience.

In reviewing a potential waiver for Senator Chambliss, the Corporate Governance Committee considered several factors:

•	Senator Chambliss brings to our Board years of legal knowledge and experience as well as governmental expertise at the state and federal levels;

•

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant attention to oversight of cybersecurity risk. As an expert on cybersecurity, Senator Chambliss has been particularly valuable in the Board’s oversight responsibilities in this area;

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BOARD OF DIRECTORS

•	Senator Chambliss is in excellent health and remains an active and engaged Board member;

•	Senator Chambliss was elected to the Board of Directors in June 2017, has served on our Board for less than three years and continues to add value to the Company both in and out of the Boardroom; and

•	The Board has no prior history of waiving the retirement requirement for any other director. In fact, a director retired from the Board in May 2018 as a result of the director retirement age.

The Corporate Governance Committee recommended that the Board waive for fiscal 2020 the retirement requirement for Senator Chambliss. Upon the recommendation of the Corporate Governance Committee, the Board concluded that Senator Chambliss’ experience, expertise, and engagement as a Board member warranted such a waiver. Therefore, in February 2020, the Board granted a one-year waiver of the retirement requirement and re-nominated Senator Chambliss to be considered for election at the Annual Meeting.

32

BOARD OF DIRECTORS

GARY L. CRITTENDEN

Private Investor Age: 66 Director Since July 2013	Board Committees: Audit (Chair) Compensation	Public Directorships Extra Space Storage Inc. Pluralsight, Inc. Zions Bancorporation Former Public Directorships: Staples Inc. Ryerson Inc. TJX Companies

Mr. Crittenden has been a private investor, and has served as a non-employee Executive Director of HGGC, LLC (“HGGC”), a California-based middle market private equity firm, since January 2017. He previously served as a Managing Partner of HGGC from July 2009 to January 2017, Chairman of HGGC from August 2013 to January 2017 and Chief Executive Officer of HGGC from April 2012 to August 2013. From March 2009 to July 2009, Mr. Crittenden was Chairman of Citi Holdings, an operating segment of Citigroup that comprises financial services company Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios, and from March 2007 to March 2009 he served as Chief Financial Officer of Citigroup. He served as the Chief Financial Officer of the American Express Company from 2000 to 2007. Prior to American Express, he was the Chief Financial Officer of Monsanto, Sears Roebuck and Company, Melville Corporation and Filene’s Basement. On three separate occasions, the readers of Institutional Investor Magazine named Mr. Crittenden one of the “Best CFOs in America.” Mr. Crittenden spent the first twelve years of his career at Bain & Company, an international management consulting firm, where he became a partner. Mr. Crittenden also serves on the boards of directors of Extra Space Storage Inc., Pluralsight, Inc. and Zions Bancorporation. He received a B.S. Degree from Brigham Young University and an M.B.A. from Harvard Business School.

Mr. Crittenden brings to our Board expertise in general management, finance and accounting, strategic planning, risk and asset management, investment banking and capital markets, as well as experience serving on the boards of directors of several large public companies.

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BOARD OF DIRECTORS

CYNTHIA N. DAY

Board Committees: Audit Corporate Governance	Public Directorships: Aaron’s, Inc.
President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank Age: 54 Director Since January 2014

Ms. Day has been the President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank since February 2012. Citizens Bancshares Corporation was a publicly held corporation until January 2017. She served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from February 2003 to January 2012 and served as its acting President and Chief Executive Officer from January 2012 to February 2012. She previously served as the Executive Vice President and Chief Operating Officer and in other capacities of Citizens Federal Savings Bank of Birmingham from 1993 until its acquisition by Citizens Trust Bank in 2003. Before joining Citizens Trust Bank, she served as an audit manager for KPMG. Ms. Day also serves on the board of directors of Aaron’s. Inc., the National and Georgia Banker’s Associations and the Georgia Bankers Association. She is a member of the Georgia Society of CPAs and a member of the Rotary Club of Atlanta. Ms. Day received a B.S. degree from the University of Alabama.

Ms. Day brings to our Board experience as the chief executive officer of a publicly held company as well as expertise in general management, mergers and acquisitions (“M&A”), government and regulatory affairs, finance and accounting, strategic planning, risk and asset management and corporate governance. She also has experience serving on the boards of directors of several public companies. In addition, the customer base served by Citizens Bancshares Corporation is very similar to that served by the Company, giving her a great understanding of their buying habits, the products they purchase and effective marketing and communication methods.

34

BOARD OF DIRECTORS

SANJEEV DHEER

Board Committees: Corporate Governance	Public Directorships: None
President and Chief Executive Officer of CENTRL, Inc. Age: 60 Director Since October 2019

Mr. Dheer has been the Founder and Chief Executive Officer of CENTRL, Inc., a privacy management and risk platform for enterprises, since September 2015. He previously served as a consultant to Apple Inc. in the payments area from July 2014 to August 2015. In November 1999, Mr. Dheer founded CashEdge, a pioneer in developing innovative payments products for banks, which was acquired by Fiserv, a global leader in fintech and payments, in 2011. He led the CashEdge business division at Fiserv from September 2011 to June 2013. In addition, Mr. Dheer served as a Principal at McKinsey & Co., where he worked from September 1992 to October 1999. Mr. Dheer received an M.B.A. from Stanford Business School where he was an Arjay Miller Scholar, an MA in Computer Science from Queens College, City University of New York, an M.A. in Economics from Washington State University, and a B.A. and M.A. in History from Delhi University. He has authored over 14 patents.

Mr. Dheer brings to our Board experience as the chief executive officer of a start-up technology company, as well as expertise in client-facing digital technology, general management, management consulting and strategic planning.

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BOARD OF DIRECTORS

BEATRIZ R. PEREZ

Board Committees: Compensation	Public Directorships: W.W. Grainger, Inc. Former Public Directorships: HSBC Finance Corporation
SVP and Chief Communications, Public Affairs, Sustainability and Marketing Assets Officer for The Coca-Cola Company Age: 50 Director Since May 2014

Beatriz “Bea” Perez has been the SVP and Chief Communications, Public Affairs, Sustainability and Marketing Assets Officer for The Coca-Cola Company since May 2017. In this role, she leads an integrated team across public affairs and communications, sustainability and partnerships to support The Coca-Cola Company’s new growth model and path to become a total beverage company. She also oversees The Coca-Cola Company’s sports and entertainment assets and leads strategic and operational efforts for The Coca-Cola Company’s Retail, Licensing and Attractions portfolio of assets.

Ms. Perez has served as The Coca-Cola Company’s first Chief Sustainability Officer since 2011, where she developed and led progress against comprehensive global sustainability commitments with a focus on water stewardship and women’s economic empowerment. She previously served as Chief Marketing Officer for Coca-Cola North America. Ms. Perez began her career at The Coca-Cola Company in 1996 and held various roles in brand management and field operations before becoming Chief Marketing Officer. Ms. Perez received a B.S. degree from the University of Maryland.

Among Ms. Perez’ recognitions are membership in the American Advertising Hall of Achievement and the Sports Business Journal’s Hall of Fame. The Association of Latino Professionals for America (ALPFA) named Ms. Perez to its 2017 “50 Most Powerful Latinas” ranking. She has been recognized as a “Conservation Trailblazer” by The Trust for the Public Land. She was on Hispanic Executive magazine’s list of Top 10 Leaders, and she was featured as one of the “25 Most Powerful Latinas” on CNN and in People en Español.

Ms. Perez also serves on the board of directors of W.W. Grainger, Inc. and she served on the board of directors of HSBC Finance Corporation and its related entities from May 2008 through April 2014. She brings to our Board expertise in environmental, social and governance issues. In particular, our Board considered her significant current and past experience serving in several senior management positions at The Coca-Cola Company.

36

BOARD OF DIRECTORS

D. RICHARD WILLIAMS

Board Committees: None	Public Directorships: Crawford & Company
Chairman of the Board Age: 63 Director Since October 2009

Mr. Williams has served as non-executive Chairman of the Board of Primerica since April 2015 and as Chairman from October 2009 through March 2015. He served as our Co-Chief Executive Officer from 1999 through March 2015 and has served the Company since 1989 in various capacities, including as the Chief Financial Officer and Chief Operating Officer of the Primerica operating unit of Citigroup. Mr. Williams also serves on the board of directors of Crawford & Company and the Charles Stark Draper Laboratory Inc. (a not-for-profit research and development company). Mr. Williams served on the board of directors of Usana Health Sciences, Inc. from 2016 to 2018. Mr. Williams received both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Williams led the Company as Co-Chief Executive Officer for 15 years and brings to our Board more than 20 years of knowledge of the Company’s business, finances and operations along with expertise in senior management, finance, M&A, strategic planning, and risk and asset management.

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BOARD OF DIRECTORS

GLENN J. WILLIAMS

	Board Committees: None	Public Directorships: None
Chief Executive Officer Age: 60 Director Since April 2015

Mr. Williams has served as our Chief Executive Officer since April 2015. He served as the Company’s President from 2005 through March 2015. Previously, he served as Executive Vice President of Field and Product Marketing for our international operations from 2000 to 2005; as President and Chief Executive Officer of Primerica Canada from 1996 to 2000; and in roles of increasing responsibility as part of Primerica’s international expansion team in Canada from 1985 to 2000. He began his career with Primerica in 1981 as a member of the Company’s sales force and joined the home office team in 1983. Mr. Williams received his B.S. degree in Education from Baptist University of America.

Mr. Williams brings to our Board more than 30 years of experience with the Company, including time in the field as a sales representative, as well as expertise in general management, sales and marketing.

38

BOARD OF DIRECTORS

BARBARA A. YASTINE

Board Committees: Compensation (Chair)	Public Directorships: AXIS Capital Holdings Limited Zions Bancorporation Former Public Directorships: First Data Corporation
Former Chairman, President and CEO, Ally Bank Age: 60 Director Since December 2010

Ms. Yastine served as Co-Chief Executive Officer of Lebenthal Holdings, a private asset management firm, from September 2015 to June 2016. She previously served as Chair, President and Chief Executive Officer of Ally Bank from March 2012 to September 2015 and as Chair of Ally Bank and Chief Administrative Officer of Ally Financial from May 2010 to March 2012. Prior to joining Ally Financial, she served as a Principal of Southgate Alternative Investments beginning in June 2007. She served as Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citigroup and its predecessor companies. Ms. Yastine also serves on the board of directors of AXIS Capital Holdings Limited, Zions Bancorporation and the Charles Stark Draper Laboratory Inc. (a not-for-profit research and development company). She served on the Board of Directors of First Data Corporation from September 2016 to July 2019. She received a B.A. in Journalism and an M.B.A. from New York University.

Ms. Yastine brings to our Board expertise in general management, risk and asset management, finance, strategic planning, and direct to consumer digital strategies. In particular, our Board considered her significant experience serving in senior management positions in the investment banking and capital markets industries.

Primerica 2020 Proxy Statement	39

BOARD OF DIRECTORS

Director Qualifications

Set forth below is a chart that highlights certain skills, qualifications and characteristics of the eleven members of our Board, all of whom are standing for re-election, along with the reasons such items are desired for our Board.

Desired Skill	Number of Directors With Desired Skill	Business Rationale for Desired Skill
C-Suite Experience	8	Critical skills to ensure that directors have experience executing strategy while understanding the multitude of competing priorities
Regulated Industry	7	Integral to understanding the special issues facing companies in highly regulated industries
Sales and Marketing	5	Key component of the Company’s business model and integral to the execution of its mission
Technology	2	Integral to the execution of the Company’s mission and a key strategic enabler
ESG/Sustainability	3	Integral to the long-term execution of the Company’s mission and increasingly important to investors
Government/Legal	1	Integral to the Company’s ability to navigate and influence pending regulation and requested by certain investors
Diversity	3	Diversity (including with respect to gender and ethnicity) helps provide different perspectives to the Board, reflective of the sales force and the Company’s target market

Our Board takes an active and thoughtful approach to Board refreshment. Since 2014, we have appointed five new directors, four of whom are independent. As set forth below, our director nominees exhibit a balanced mix of tenure, age, independence, and diversity:

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BOARD OF DIRECTORS

Board Meetings

During fiscal 2019, our Board held four meetings. Each director attended more than 85%, collectively, of the meetings of our Board and its committees on which he or she served during fiscal 2019. We expect our directors to attend each Annual Meeting of Stockholders absent extraordinary circumstances, and each director attended the 2019 Annual Meeting of Stockholders.

Board Committees

Our Board has four standing committees that assist it in carrying out its duties – the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. The charter of each committee is available through the Governance section of our investor relations website at http://investors.primerica.com and may be obtained, without charge, by contacting the Corporate Secretary, Primerica, Inc., One Primerica Parkway Duluth, Georgia 30099. The following chart shows the membership of each of our Board’s standing committees as of December 31, 2019.

Name	Audit	Compensation	Corporate Governance	Executive

John A. Addison, Jr.

Joel M. Babbit (I)			✓

P. George Benson (LD) (I)	✓		Chair	✓

C. Saxby Chambliss

Gary L. Crittenden (I)	Chair (F)	✓		✓

Cynthia N. Day (I)	✓ (F)		✓

Sanjeev Dheer (I)			✓

Beatriz R. Perez (I)		✓

D. Richard Williams (*)				Chair

Glenn J. Williams				✓

Barbara A. Yastine (I)		Chair		✓

Number of meetings in fiscal 2019	8	5	8	2

*- Chairman of the Board

LD – Lead Director

I – Independent Director

F – Audit Committee Financial Expert

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BOARD OF DIRECTORS

The key responsibilities of each of the Board’s standing committees are described below:

Committee	Key Responsibilities

Audit Committee

•     Retains and terminates the Company’s independent registered public accounting firm and approves its services and fees

•     Assists our Board in fulfilling its responsibility to our stockholders relating to the financial reporting process and systems of internal control

•     Determines whether the Company’s financial systems and reporting practices were established in accordance with applicable requirements

•     Oversees the Company’s internal audit and risk functions

See “Audit Matters – Audit Committee Report.”

Compensation Committee

•     Approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of the Company’s equity plans and incentive plans

•     Reviews and approves principal elements of total compensation for certain of the Company’s executive officers and approves employment agreements, as applicable

•     Reviews and recommends the compensation of non-employee directors to the full Board

•     Reviews and recommends directors’ and officers’ indemnification and insurance matters

•     Discusses, evaluates and reviews the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives

•     Delegates to the Chief Executive Officer and President the authority to issue equity awards to the sales force and certain employees, subject to applicable limits

See “Executive Compensation.”

Corporate Governance Committee

•     Shapes corporate governance policies and practices, including recommending to our Board the Corporate Governance Guidelines applicable to the Company and monitoring the Company’s compliance with such policies, practices and guidelines

•     Identifies individuals qualified to become Board members and recommends to our Board the director nominees to be considered for election at the next Annual Meeting of Stockholders

•     Leads our Board and all committees in their annual self-assessments of their performance and oversees third party director peer reviews

•     Oversees executive succession planning and talent development, our political action committee, and our government relations strategy

•     Oversees the Company’s social, environmental and sustainability initiatives

See “Governance.”

Executive Committee

•     Exercises all powers and authority of the Board during the intervals between regularly scheduled Board meetings on time-sensitive matters or matters that do not merit the calling of a special meeting of the Board

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BOARD OF DIRECTORS

Director Compensation

The Compensation Committee is responsible for reviewing and considering any revisions to director compensation. The Compensation Committee reviews a competitive market analysis of director compensation prepared by its independent compensation consultant at least bi-annually as part of its process of evaluating and setting compensation for non-employee directors. The next such review will occur in fiscal 2021. See “Executive Compensation – Compensation Discussion and Analysis (“CD&A”) – the Compensation Setting Process – Compensation Consultant” for a discussion of the role of the Committee’s compensation consultant and its evaluation of potential conflicts of interest.

The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels. For a list of the peer companies and a description of how they were selected, see “Executive Compensation – Compensation Discussion and Analysis (“CD&A”) – Fiscal 2019 Executive Compensation – The Compensation Setting Process – Use of a Peer Group.”

Our Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation annually. Executive officers have no role in determining or recommending director compensation. Our Board has determined that compensation for non-employee directors should be a mix of cash and equity-based compensation, with a higher portion of compensation in the form of equity. This ensures that the interests of our non-employee directors are aligned with the interests of our stockholders. In addition, non-employee directors are subject to stock ownership guidelines. See “– Director Stock Ownership Guidelines”.

Directors who are employees of Primerica do not receive any fees or additional compensation for their service on our Board.

The Board approved the following compensation program for directors in fiscal 2019:

Board/Committee	2019 Non-Employee Director Compensation (1)
Board	Annual Cash Retainer	$90,000	Annual RSU Award (2)	$130,000
Audit	Annual Chair Cash Fee	$25,000	Annual Member Cash Fee	$10,000
Compensation	Annual Chair Cash Fee	$15,000	Annual Member Cash Fee	$10,000
Corporate Governance	Annual Chair Cash Fee	$15,000	Annual Member Cash Fee	$10,000

(1)	All cash retainers and cash fees are paid in quarterly installments.
(2)	Unless otherwise specified, the RSUs vest in four quarterly installments and delivery of the shares underlying the RSUs is made on the applicable vesting date.

In addition, the Lead Director receives a cash fee of $25,000 and the Chairman of the Board receives a cash fee of $100,000. The Company reimburses all directors for travel and other related expenses in connection with attending Board and committee meetings and Board-related activities.

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BOARD OF DIRECTORS

Director Compensation Table

The following table shows fiscal 2019 compensation for our non-employee directors:

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)		All Other Compensation (3)	Total

John A. Addison, Jr.	$90,000		$129,894		$100,908	$320,802

Joel M. Babbit	$100,000		$129,894		$908	$230,802

P. George Benson	$140,000		$129,894		$908	$270,802

C. Saxby Chambliss	$—	(4)	$129,894	(5)	$232	$130,126

Gary L. Crittenden	$125,000		$129,894	(5)	$908	$255,802

Cynthia N. Day	$110,000		$129,894	(5)	$908	$240,802

Sanjeev Dheer	$25,000		$86,644		$908	$112,552

Beatriz R. Perez	$100,000		$129,894	(5)	$908	$230,802

D. Rick Williams	$190,000		$129,894	(5)	$908	$320,802

Barbara A. Yastine	$105,000		$129,894		$908	$235,802

(1)	Includes the cash portion of the annual retainer as well as fees for Lead Director, Chairman roles and committee service.
(2)

Other than Mr. Dheer, each non-employee director was granted 1,069 RSUs, representing the number of whole shares of our common stock (or, at the director’s election, deferred stock units) equal to $130,000 divided by $121.51 (the closing market price per share of our common stock on the NYSE on the trading day immediately preceding the grant date of May 16, 2019). At December 31, 2019, each such non-employee director had 535 unvested RSUs (or, if he or she so elected, deferred stock units). Mr. Dheer was granted 681 RSUs, representing the number of whole shares of our common stock equal to two-thirds of the standard $130,000 equity award divided by $127.23 (the closing market price per share of our common stock on the NYSE on the trading day immediately preceding the grant date of October 1, 2019). At December 31, 2019, Mr. Dheer had 454 unvested RSUs. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2019 included in the Company’s 2019 Annual Report.

(3)	Represents dividends paid on unvested equity awards and, for Mr. Addison, consulting fees. Omits perquisites and other personal benefits as these amounts did not exceed $10,000 for any director.
(4)	Elected to receive the annual cash retainer in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “— Deferred Compensation.”
(5)	Elected to receive equity compensation in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “— Deferred Compensation.”

At December 31, 2019, our non-employee directors except for Mr. Dheer each held 535 unvested equity awards that had been granted on May 16, 2019. As of December 31, 2019, these awards had a market value of $69,850, based on the closing price per share of our common stock on the NYSE on that date of $130.56. At December 31, 2019, Mr. Dheer held 454 unvested equity awards that had been granted on October 1, 2019. As of December 31, 2019, these awards had a market value of $59,274, based on the closing price per share of our common stock on the NYSE on that date of $130.56. All RSUs and deferred stock units granted in fiscal 2019 vest in equal installments on the three-month, six-month, nine-month and twelve-month anniversary of the grant date (or, if earlier, the final tranche vests on the date of the Annual Meeting of Stockholders in the year following the year of grant), except that Mr. Dheer’s awards vest in three installments on November 16, 2019, February 16, 2020 and May 13, 2020.

Deferred Compensation

Our Board adopted the Nonemployee Directors’ Deferred Compensation Plan in November 2010, under which non-employee directors may elect to defer all or a portion of their directors’ fees.

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BOARD OF DIRECTORS

At the director’s option, we convert all or a portion of his or her cash fees otherwise payable during a calendar quarter to deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of our common stock on the last trading day of the calendar quarter. These deferred stock units will be fully vested on such date.

At the director’s option, we credit his or her deferral account with deferred stock units equal in number to the number of equity awards to which the director was otherwise entitled. Any deferred stock units that are issued upon deferral of equity awards are subject to the same vesting provisions as the equity awards themselves. We also credit the deferral account with deferred stock units equal in number to the maximum number of shares of our common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant received restricted stock awards to which he or she was otherwise entitled. The deferred stock units credited in lieu of the payment of dividends on equity awards are fully vested on the dividend payment date.

We pay all deferred compensation in the form of our common stock, at the director’s election, within 60 days of termination of Board service or, in the case of an installment election, within 60 days of termination of Board service and up to five anniversaries of such date.

During fiscal 2019, Messrs. Chambliss, Crittenden, and R. Williams, and Ms. Day and

Ms. Perez, deferred director compensation into the Nonemployee Directors’ Deferred Compensation Plan.

Director Stock Ownership Guidelines

Our non-employee directors are required to own shares with a value at least equal to five times their annual cash retainer. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the director (or by immediate family members) and unvested RSUs and deferred stock units. The participants have five years from the date of their initial election to our Board to achieve the targeted level of stock ownership. The stock ownership of each of our non-employee directors exceeds the required ownership guidelines.

Other Director Matters

Mr. Crittenden served as the Chief Financial Officer of Citigroup from March 2007 to March 2009. In July 2010, Mr. Crittenden entered into an order with the Securities and Exchange Commission (the “SEC”) in which the SEC found that he should have known that certain statements made by Citigroup, while he was the Chief Financial Officer of Citigroup, were materially misleading and pursuant to which he paid a civil monetary penalty of $100,000. Mr. Crittenden did not admit any wrongdoing in connection with the matter or disgorge any amount to Citigroup, and he did not face a ban from any future activities. In considering Mr. Crittenden’s nomination to our Board, our Corporate Governance Committee reviewed the SEC order and related matters and concluded that they do not raise any concerns about his qualification to serve on our Board.

Primerica 2020 Proxy Statement	45

EXECUTIVE COMPENSATION

Compensation Committee Message

To Our Fellow Stockholders,

Our Company and management team delivered another solid performance in 2019. Adjusted operating revenues, adjusted net operating income and ROAE all exceeded corporate performance targets for the year. We increased the dividend for the 13th time in nine years. Total stockholder return was 35.1%, well above the comparable returns of the S&P 500 Insurance Index and the S&P MidCap 400. While the growth in our life insurance-licensed sales force fell short of our goal, sales force productivity remained healthy, and we are pleased with management’s focus on investing in the business for the long-term.

In the aggregate, these results earned our executives and incentive-eligible employees a short-term incentive payout of 109.5% of target. In addition, as discussed in more detail below, the Compensation Committee made the decision to adjust 2019 target payouts for the short-term incentive plan by 5.9% for participants other than our Executive Team. This brought the total payout for the short-term incentive plan to 116.0% for these participants. Page 56 of this Proxy Statement presents results for each of the performance metrics of the short-term incentive plan.

Short-Term Incentives

In last year’s Compensation Committee Message, we discussed the design of our short-term incentive plan and the resulting need to consider adjustments to target payouts from time to time.

Adjustment: For our Executive Team, payouts under our short-term incentive plan are tied solely to corporate performance objectives established at the beginning of each year. These same corporate performance objectives are also used to determine a portion of the incentive compensation paid to other eligible employees, with senior officers having a higher portion of their incentive tied to corporate performance

(compared to individual performance) than other participants. The corporate portion of the payout of short-term incentive awards depends on how actual annual results compare to the original objectives. The dollar value of target payouts – the amount that will be awarded if the Company achieves 100% of its corporate performance objectives – represent a specified percentage of each participant’s base salary; individual targets are adjusted only when there is a change in salary through either a promotion or annual merit adjustment or a change in the specified percentage of base salary as the result of a promotion in officer level. The Compensation Committee designed the program specifically to avoid automatic compensation escalation and based the design on a pro-stockholder premise that management is paid to create incremental value every year.

While the design has worked well in terms of focusing the entire organization on the metrics that drive growth and stockholder value – and is well understood and accepted – it is necessary for us to occasionally step back and consider adjustments to the target payouts. On an annual basis, we want management to be highly focused on the objectives we have set for the year. But we also want to ensure that our broad management team of 331 employees is being rewarded for the value they have helped create over time.

During 2019, as we looked back at the stockholder value that has been created since 2016, the Compensation Committee decided the time had come to adjust target payouts so our broader management team would be more rewarded for this long-term value creation.

The 5.9% adjustment to the corporate component target payout is permanent, in essence redefining the payout if 100% of the corporate performance target is achieved. The dollar impact of this change, across all participants and excluding our Executive Team, was around $430,000. As mentioned earlier, this brought the total payout for the corporate component for 2019 to 116.0% for the eligible

46

EXECUTIVE COMPENSATION

population. On an individual basis, this corporate component payout will still fall short of the peak in 2016, when there was record outperformance versus objectives. But we believe it sends a meaningful message that sustained stockholder value creation over time will be rewarded.

Metrics: For fiscal 2020, we made no changes to the metrics or weightings used in the short-term incentive plan. The Compensation Committee will continue to assess the appropriateness of the different components of our short-term incentive plan each year.

Long-Term Incentives

The long-term incentive plan for our Executive Team consists of annual equity awards, the grant value of which is set in February of each performance year. The awards are granted the following February, after the close of the performance year. Fifty percent of the equity award is granted in RSUs that vest ratably over three years, and 50% is awarded in PSUs that cliff vest in three years and whose ultimate share payout is tied to performance.

For the 2020 PSU awards, we have added Average Annual Earnings Per Share Growth as a metric, in addition to ROAE which has been in place since PSUs were first introduced in 2016. The metrics will be equally weighted, and each will be calculated as the average of the metric over each of the three years in the performance period. The total economic payout, however, will be heavily dependent on changes to the market price of our common stock over the performance period. The equity awards granted to our Executive Team in February 2020 were consistent with the fixed values set by the Compensation Committee in February 2019.

The February 2017 award of PSUs to our Executive Team vested on March 1, 2020. The number of shares ultimately delivered represented 114.2% of the number of shares originally awarded, as actual ROAE during the 2017-2019 performance period of 22.3% exceeded the target ROAE of 21.1%. However, the PSUs are designed to be highly leveraged to our stock price. The total economic payout of the 2017 PSUs benefited meaningfully from the increase in our stock price from $80.45 on the February 16, 2017 grant date to $130.56 on December 31, 2019. Thus, the total payout of the 2017 awards was 185.3% of the original grant value, which is highly aligned with a return of 188.8% realized by stockholders over the same period, in each case excluding dividends.

We note that the ROAE metric is used for PSUs as well as being one of four metrics used in the short-term incentive plan. There are two reasons for this overlap. One, we want our executives to remain focused on ROAE both in the short-term (ie, one year) and the long-term, and the two plans use different measurement periods. The ROAE objective for the short-term plan is set annually while the long-term plan uses a three-year average target set at the beginning of the performance period. Two, the short-term plan applies to a broader population. All of our officers and certain employees below officer level received a portion of their annual incentive awards based on the results of the 2019 corporate performance metrics. The Committee and management believe it is healthy to have a common metric and focus for both our executive and non-executive leaders.

Proposed Stock Authorization Plan

We recommend stockholders approve the Primerica, Inc. 2020 Omnibus Incentive Plan described in this Proxy Statement beginning on page 9. This plan replaces the Primerica, Inc. 2010 Omnibus Incentive Plan put in place at the time of our initial public offering, which expired on April 1, 2020 in accordance with its terms. The plan covers stock grants to directors, officers, employees and agents of the Company.

We recognize that it is somewhat unusual to include independent contractor representatives in this type of stock plan, and that we therefore grant more shares each year than we otherwise would if these agents were excluded. But the Compensation Committee and our Executive Team believe strongly that agent awards have been very successful in aligning agents’ interests with those of the Company and our stockholders.

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EXECUTIVE COMPENSATION

As you consider your vote on the proposed plan, we believe it is important to keep in mind Primerica’s track record in repurchasing its common stock. Looking back over the last five years, during each year from 2015 through 2019 we have repurchased shares under the Board-approved stock repurchase program equal to at least five times the number of shares granted pursuant to equity awards in each year. While there is no direct tie between grants and purchases, they are both key components of how we think about alignment of interests, capital deployment and value creation.

We believe that our history demonstrates that we have been thoughtful and disciplined in constructing the framework in which such equity awards are granted. We also believe these awards have been very valuable in creating alignment between stockholders and the various recipient groups. We expect to utilize the same or a very similar framework to make future stock grants.

Other Matters

During 2019, we made some changes to the peer group we review, as described on page 64 of this Proxy Statement. Our compensation peer group has always been a blend of insurance companies, securities firms and direct-selling companies, since no other public company has a business model directly comparable to Primerica. In considering changes, we aimed to better balance the industry segments represented (ie, securities versus insurance), focus on wealth advisors versus securities brokers and investment banks, and ensure we had good representation of insurance distributors versus on-balance sheet insurers. We believe the revised peer group better reflects Primerica’s profile today.

The Compensation Committee always welcomes the observations and input of our fellow stockholders on matters related to employee compensation and incentive pay.

COMPENSATION COMMITTEE:

The subsections within this Executive Compensation section are intended to be read together, and each section provides information not included in the others. For background information on the Compensation Committee and its responsibilities, see “Board of Directors — Board Committees — Compensation Committee.”

In this Executive Compensation section, the terms “we,” “our,” and “us” refer to management, the Company and, as applicable, the Compensation Committee.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Named Executive Officers

Our named executive officers during fiscal 2019 were:

Name	Title	Years in Current Role	Company Tenure
Glenn J. Williams	Chief Executive Officer	5 years	38 years
Peter W. Schneider	President	5 years	19 years
Alison S. Rand	Executive Vice President and Chief Financial Officer	20 years	24 years
Gregory C. Pitts	Executive Vice President and Chief Operating Officer	11 years	34 years
William A. Kelly	CEO of PFS Investments Inc. (“PFS Investments”) and Co-Head of Business Technology	15 years	34 years

Messrs. G. Williams, Schneider and Pitts and Ms. Rand are collectively referred to as the “Executive Team,” a management committee that consists of our four highest ranking executives. Mr. Kelly is a member of the Operating Team, a management committee that consists of our next most senior executives. The Chief Executive Officer, and not the Compensation Committee, sets the compensation for Mr. Kelly and the other members of the Operating Team who do not also serve on the Executive Team.

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EXECUTIVE COMPENSATION

Timeline of Executive Compensation Process

Our executive compensation process begins in the fall, with preparations for the next compensation season. Following the conclusion of our fiscal year at the end of December, the Compensation Committee reviews proposed payouts under previously-established compensation programs in January and finalizes such payouts in February. Some of these compensation awards are based on results for the fiscal year just ended and some of them are tied to multi-year performance periods. In February, the Compensation Committee also reviews and establishes compensation programs for the new fiscal year or for the commencement of new multi-year performance periods.

Compensation Program Changes

The Compensation Committee made no program enhancements for fiscal 2019. In February 2020, the Compensation Committee added average EPS growth as a second metric to the PSU plan for the 2020 to 2022 performance period. See Executive Compensation – Compensation Discussion and Analysis (“CD&A”) — Compensation Elements: Performance-Based Awards.

The following table sets forth the short-term and long-term incentive award targets or fixed award values for fiscal 2019 and fiscal 2018:

Name	2019 Short- Term Target	2018 Short- Term Target	2019 Long-Term Fixed Incentive Compensation (1)	2018 Long-Term Fixed Incentive Compensation (2)

Glenn J. Williams	$1,500,000	$1,500,000	$2,750,000	$2,750,000

Peter W. Schneider	$850,000	$850,000	$1,500,000	$1,500,000

Alison S. Rand	$500,000	$500,000	$1,000,000	$1,000,000

Gregory C. Pitts	$500,000	$500,000	$1,000,000	$1,000,000

William A. Kelly	(3)	(3)	(3)	(3)

(1)	Fixed value set in February 2019 and awarded in February 2020.
(2)	Fixed value set in February 2018 and awarded in February 2019.
(3)

Mr. Kelly’s total incentive compensation target for fiscal 2019 was $737,591 and for fiscal 2018 was $716,107. His awards were paid 50% in cash and 50% in RSUs. Excludes a special RSU grant made to Mr. Kelly in March 2019.

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EXECUTIVE COMPENSATION

Total Stockholder Return

As shown in the tables below, the Company has delivered positive return to stockholders and has consistently paid stockholder dividends and repurchased shares of our common stock. In 2019, over $280 million was returned in the form of dividends and share repurchases.

The following graph compares the performance of our common stock to the S&P MidCap 400 Index and the S&P 500 Insurance Index by assuming $100 was invested in each investment option as of December 31, 2014. The S&P MidCap 400 Index measures the performance of the United States middle market capitalization equities sector. The S&P 500 Insurance Index is a capitalization-weighted index of domestic equities of insurance companies traded on the NYSE and NASDAQ. The common stock is included in the S&P MidCap 400 index.

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EXECUTIVE COMPENSATION

Fiscal 2019 Operating and Financial Results (1)

During fiscal 2019, the Company’s operating results were marked by strong performance. The following table illustrates the Company’s performance in fiscal 2019 relative to its performance in fiscal 2018.

	Fiscal 2019	Fiscal 2018	Change

Adjusted Operating Revenues (1)	$2,042.2	$1,903.6	7.3%

Adjusted Net Operating Income (1)	$358.4	$324.3	10.5%

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE) (1)	23.5%	22.8%	*

Diluted Adjusted Operating Earnings Per Share (1)	$8.43	$7.33	15.0	%(2)

Size of Life-Licensed Sales Force at Fiscal Year End	130,522	130,736	(0.2)%

Market Price Per Share at Fiscal Year End	$130.56	$97.71	33.6%

Total Stockholder Return	35.1%	(2.9)%

*	Not applicable
(1)

Includes financial results that were not prepared in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to GAAP results.

(2)	Percentage change is calculated prior to rounding per share amounts.

Fiscal 2019 Executive Compensation

The total compensation paid to our named executive officers for fiscal 2019, as set forth under the heading “— Compensation Tables – Summary Compensation Table”, is shown below. The Compensation Committee believes that historical compensation trends demonstrate its focus on the alignment of pay and performance. The Chief Executive Officer’s 2019 total compensation was virtually unchanged compared to his 2018 total compensation. The Chief Executive Officer’s compensation shown below does not reflect $500,000 of short-term incentive bonus that was waived by the Chief Executive Officer in fiscal 2019 and fiscal 2018 to fund a special senior field leader incentive program.

Name	Title	Total Fiscal 2019 Compensation

Glenn J. Williams	Chief Executive Officer	$5,279,228

Peter W. Schneider	President	$3,059,563

Alison S. Rand	Executive Vice President and Chief Financial Officer	$2,103,802

Gregory C. Pitts	Executive Vice President and Chief Operating Officer	$2,105,738

William A. Kelly	Chief Executive Officer of PFS Investments	$1,887,678

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EXECUTIVE COMPENSATION

Executive Compensation Practices

The chart below indicates certain highlights of our executive compensation program:

We Do	We Do Not

✓ Base a majority of total compensation on performance

✓ Set annual corporate performance targets based on objective performance measures

✓ Vest equity awards over time to promote retention

✓ Vest certain equity awards only upon the achievement of objective performance measures

✓ Require Executive Team members and non-employee directors to hold our common stock through published stock ownership guidelines

✓ Provide only double trigger change-of-control equity acceleration to executives who have change-of-control provisions

✓ Prohibit pledging of our common stock

✓ Make equity awards broadly throughout the organization, including on a performance basis to members of our independent contractor sales force

✓ Mitigate potential dilutive effect of equity awards through a corporate share repurchase program

Ò  Permit hedging transactions or short sales by employees, officers or directors

Ò  Provide significant perquisites

Ò  Provide tax gross-ups for perquisites

ÒOffera pension or supplemental executive retirement plan (SERP)

Ò  Provide single trigger payments upon change-of-control

Ò  Provide excise tax gross-ups upon change-of-control

Pay-for-Performance

The Compensation Committee structured our 2019 executive compensation program so that a meaningful percentage of compensation is tied to the achievement of challenging levels of both short-term and long-term corporate performance as well as meeting strategic objectives. More than half of the compensation paid to members of our Executive Team is in the form of long-term incentive equity compensation.

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The pie charts below reflect the mix of salary, target short-term bonus, RSUs and PSUs (based on the fixed award value) as a percentage of total compensation for fiscal 2019 for our Chief Executive Officer and other Executive Team members (based on their aggregate compensation).

Corporate Strategy

The Company is a leading provider of financial products to middle-income households in the United States and Canada with 130,522 licensed sales representatives at December 31, 2019. We assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured approximately five million lives and had over two million client investment accounts at December 31, 2019. Our distribution model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and means to gain financial independence. We believe there is significant opportunity to meet the increasing array of financial services needs of our clients. We intend to leverage the sales force to provide additional products and services that meet such client needs, which will drive long-term value for all of our stakeholders. Our strategy is organized across four primary areas:

•	Maximizing sales force growth, leadership and productivity;

•	Broadening and strengthening our protection product portfolio;

•	Providing offerings that enhance our ISP business; and

•	Developing digital capabilities to deepen our client relationships.

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Short-Term Corporate Performance Objectives

For purposes of short-term incentive compensation, corporate performance for fiscal 2019 was measured based on four separate objectives, which were derived from the

Company’s 2019 business plan and corporate strategy. The following table describes the performance metrics and links each metric to the relevant components of the Company’s strategy.

Strategic Objectives
Corporate Objective	Rationale	Maximize Sales Force Growth, Leadership and Productivity	Broaden and Strengthen our Protection Product Portfolio	Provide Offerings that Enhance our ISP Business	Develop Digital Capabilities to Deepen our Client Relationships

Adjusted Operating Revenues	Reflects life and securities sales as well as the performance of our insurance in force and assets under management.	✓	✓	✓	✓

Adjusted Net Operating Income	Reflects the overall success of the Company. Unlike earnings per share, which can be affected by management decisions on share repurchases, this measure of earnings is relevant for all of our employees who participate in the incentive plan.	✓	✓	✓	✓

Adjusted Net Operating Income Return on Adjusted Stockholders’ Equity (ROAE)	Reflects adjusted net operating income performance, as well as the effectiveness of capital management strategies.	✓	✓	✓	✓

Size of Life-Licensed Sales Force at Fiscal Year End	Represents recruiting, licensing efficiency, turnover rates and long-term sustainability.	✓

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The Board of Directors approves an annual business plan with financial and operational targets. The Compensation Committee typically ties the annual corporate performance targets to the metrics contained in that business plan. The 2019 corporate performance targets were set at levels that were intended to be challenging but achievable. Each of the fiscal 2019 performance objectives reflected values that exceeded actual fiscal 2018 performance.

The weighting of each objective was intended to emphasize areas on which our Compensation Committee expected the management team to focus its attention. Specifically, the size of the life-licensed sales force was given the highest weighting because the Compensation Committee believes that this metric has historically driven the success of the business and it sought to incentivize management to focus on initiatives to grow the sales force. The Compensation Committee believes that this metric, which is at the heart of the Company’s mission to help families become financial independent, reflects a “social” factor under the Company’s ESG program.

For all corporate performance metrics, payout levels at various levels of performance are:

	Threshold Performance (1)	Target Performance	Maximum Performance (2)
Payout Level	50% of Target	100%	200% of Target

(1)	Represents performance at 85% of target, or 90% for the size of the life-licensed sales force.
(2)	Represents performance at 115% of target, or 110% for the size of the life-licensed sales force.

The payout is zero for results below threshold performance and, for results between threshold and maximum levels, the actual payout factor is interpolated. The Compensation Committee intentionally narrowed the performance band for the size of the life-licensed sales force metric compared to the other metrics because it believes that performance in only the narrower band would justify an incentive payout.

The graph below shows the actual results for the fiscal 2019 corporate performance metric for the Executive Team members at 109.5% of target and shows the corporate performance and targeted goal for each metric for fiscal 2019.

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Targets for fiscal 2019 compared with fiscal 2018 targets and fiscal 2018 actual performance is shown below.

	2019 Target (dollars in millions)	2018 Target (dollars in millions)	% Change	2018 Actual (dollars in millions)	% Change

Adjusted Operating Revenues	$2,035.9	$1,910.6	6.6%	$1,903.6	6.9%

Adjusted Net Operating Income	$342.0	$314.0	8.9%	$324.3	5.5%

ROAE	22.6%	22.0%	2.7%	22.8%	-0.9%

Life-Licensed Sales Force	135,515	135,600	-0.1%	130,736	3.7%

Adjustments to Compensation Targets

Financial measures for the short-term and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. The Compensation Committee spends considerable time determining appropriate targets for these programs and, because both the Compensation Committee and the Board of Directors believe that management is tasked with reacting appropriately to external challenges, the Compensation Committee is reluctant to change the measures of success during a performance period. As a result, the Compensation Committee does not expect to modify corporate performance targets absent extraordinary circumstances.

From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions and that would result in inappropriate executive compensation payouts if such items or events were not given special consideration. Such items or events could include items such as changes in generally accepted accounting principles, restructuring and write-off charges, and the impact of significant unplanned acquisitions or dispositions.

Under the Compensation Committee’s adjustment guidelines, the Compensation Committee may adjust the calculation of financial results for these incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Compensation Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Compensation Committee believes are reflective of Company performance. In considering whether to make a particular adjustment under its guidelines, the Compensation Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices.

The Compensation Committee determined that the implications of the Tax Cuts and Jobs Act of 2017 (“Tax Reform”) would have resulted in a windfall for our Executive Team members absent an adjustment of targets for the PSU plans that had been adopted prior to December 2017. Therefore, the Compensation Committee increased the 2018 and 2019 ROAE targets that were reflected in the ROAE target for the 2016-2018 and 2017-2019 performance periods as the most effective way of ensuring that these targets reflect the level of performance that was intended when the awards were originally granted.

Personal Performance Objectives

Each member of our Executive Team had personal performance objectives for fiscal 2019 that were approved by our Board of Directors. The goals support the Company’s strategic objectives and include matters such as leadership development,

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the introduction of new products and technology initiatives, strategic planning, and capital deployment. For fiscal 2019, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any Executive Team member.

Mr. Kelly is not a member of the Executive Team and, as a result, he participates in the general management incentive compensation program.

The Chief Executive Officer approved Mr. Kelly’s target incentive award value, as well as Mr. Kelly’s personal performance objectives. For executives at his level, incentive compensation is based 55% on corporate performance and 45% on personal performance. Further, the individual payout percentage can range from 0% to 135% of the target award value. For fiscal 2019, the payout factor for Mr. Kelly based on his personal performance was set at 135%.

Payout of Performance Stock Units

Payouts for the 2017-2019 PSU cycle were based on actual ROAE compared to target ROAE during that three-year period. The performance achieved against the threshold, target and maximum payouts for the 2017-2019 PSU cycle, and the resulting percentage earned by members of the Executive Team, are set forth below:

	Threshold	Target	Maximum	ACTUAL

Payout Factor	50%	100%	150%	114.2%

Performance Range	80% of Target	100% of Target	120% of Target

Average Operating ROAE from 2016-2018	16.9%	21.1%	25.3%	22.3%

The value of the PSU payouts reflects two factors: (i) the number of PSUs earned is based on the Company’s performance compared to the targeted ROAE; and (ii) the value of each PSU earned is based on the closing price of our common stock on the vesting date. In addition, dividends on the PSU awards accrue during the performance period and are paid in a lump sum following the vesting date. The table below shows the PSU awards granted in 2017 and associated payouts to each executive in terms of both units and value.

		2017-2019 Units		2017-2019 Value
Name	Title	Original Award	Units Earned	Original Award	Final Payout (1)

Glenn J. Williams	Chief Executive Officer	17,091	19,517	$1,375,000	$2,548,140

Peter W. Schneider	President	7,147	8,161	$575,000	$1,065,500

Alison S. Rand	EVP and CFO	6,215	7,097	$500,000	$926,584

Gregory C. Pitts	EVP and COO	5,593	6,387	$450,000	$833,887

(1)	The closing price of our common stock on the date of the PSU award in 2017 was $80.45. On December 31, 2019, the end of the performance period, the closing price of our common stock was $130.56.

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The chart below shows our Chief Executive Officer’s 2017-2019 PSU award from the grant date value, as adjusted by the Company’s performance against the metric set by the Compensation Committee, to realized value, which reflects the increase in the closing price of our common stock during the performance period.

Say-on-Pay

In 2017, our stockholders approved an annual Say-on-Pay vote. The Company’s most recent advisory vote on executive compensation occurred at the 2019 Annual Meeting of Stockholders. Approximately 99.7% of votes cast approved our executive compensation program as described in our proxy statement for the 2019 Annual Meeting of Stockholders, and the Compensation Committee has not taken any action in response to that Say-on-Pay vote.

Tax Implications

While the Compensation Committee believes that tax deductibility of compensation is an important consideration, the ultimate goal of the Compensation Committee is to provide compensation that is in the best interests of the Company. Therefore, to maintain flexibility to compensate our executives in a manner designed to promote long-term corporate goals and objectives, the Compensation Committee has not adopted a policy with respect to the deductibility of executive compensation or requiring that executive compensation have favorable accounting treatment to the Company. .

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Compensation Program Objectives

Our executive compensation program was designed to achieve the following four primary objectives:

Compensation Program Objective	How Objective is Achieved
Motivate and reward executives when they deliver desired business results and stockholder value	Incentive compensation is tied directly to corporate performance and the achievement of strategic objectives.
Align executive and stockholder interests over the long-term	Equity-based incentive awards are tied to performance and their value increases with stock price appreciation. All named executive officers receive time-based RSUs. Fifty percent of the value of equity grants to Executive Team members is awarded in the form of PSUs, which are delivered following completion of the three-year performance period only upon achievement of one or more performance goals. All members of the Executive Team are also subject to mandatory stock ownership guidelines. This further links executive performance with stockholder interests.
Avoid pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance, or otherwise fail to promote the creation of long-term stockholder value	The ranges of performance and payout levels are structured on a pro rata basis, rather than rewarding executives in lockstep fashion as performance increases, so that management is not encouraged to take excessive risk to reach the next level of incentive compensation. In addition, there is a cap for the maximum performance at each level.
Attract and retain the very best executive talent	Executive pay is designed to be competitive and performance-based. Executives are held accountable for results and rewarded above target levels when goals are exceeded. When goals are not met, incentive compensation awards are below target levels.

Company Tenure

Most of the members of the Company’s management team have been with the Company for many years, and the tenure of the Company’s named executive officers ranges from 19 years to 39 years, with an average tenure of over 30 years. The Company’s management and the Compensation Committee both believe that the long tenure of a talented executive management team has been an important element in the Company consistently achieving its production and financial goals. In addition, long tenure enabled the Company to avoid the costs of turnover. Further, we believe that tenure is an important factor in the Company’s successful implementation of its business strategies. The Company’s distribution model is unique and understanding the nuances of a large and diverse sales force can take many years. The Company’s compensation policies are designed to promote this long tenure, which the Compensation Committee believes benefits the Company’s stockholders. At the same time, the Corporate Governance Committee oversees succession planning and talent development, and members of the Corporate Governance Committee receive regular updates from management to ensure that the Company is growing future leaders.

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Compensation Elements

The elements of the fiscal 2019 executive compensation program for our named executive officers are described below.

Pay Element	Base Salary	Bonus	RSUs	PSUs

Type of Performance	Short-term emphasis		Hybrid of short-term and long-term emphasis	Long-term emphasis

Who Receives	All executives			Executive Team members

When Granted	Reviewed annually	February 2020 for 2019 performance	February 2020	February 2020

How Grant Determined	N/A	• Adjusted operating revenues • Adjusted net operating income • ROAE • Life sales force	Grant values set in February 2019(1)	Grant values set in February 2019

Performance Period	Ongoing	One year	Vest over three years	2020-2022

How Payout Determined	Compensation Committee judgment (based on a bi-annual competitive market analysis)	N/A	N/A	ROAE

When Delivered	Semi-monthly	March 2020	Annually on March 1	In March 2023 after completion of the three-year performance period

Form of Delivery	Cash		Equity	Equity

(1)	Under the general management incentive compensation program in which Mr. Kelly participates, equity awards are tied to the same corporate performance measures as cash awards.

Compensation Elements: Base Salary

Base salary is a fixed amount based on an individual’s skills, responsibilities and experience. The Compensation Committee generally reviews these amounts in February of each year and intends for them to provide a competitive fixed rate of pay recognizing different levels of responsibility. The annual salaries of the members of our Executive Team have been unchanged since 2015. See “— Fiscal 2019 Executive Compensation.”

Compensation Elements: Performance-Based Awards

Incentive awards are granted to reward executives for achieving critical corporate and strategic goals. A portion of the incentive awards are equity-based to motivate executives to create long-term stockholder value. Together, cash and equity incentive awards represent the majority of the compensation paid to our named executive officers.

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The executive compensation program is divided into a short-term cash incentive program and a long-term equity incentive program. For our Executive Team, cash incentive targets for fiscal 2019 performance were set by the Compensation Committee in February 2019. In February 2020, the Compensation Committee determined the cash incentive award to each Executive Team member based on the achievement of the Company’s previously established fiscal 2019 corporate performance objectives, with an adjustment of up to 20% (upward or downward) based on personal performance. For fiscal 2019, the Compensation Committee did not make any personal performance adjustments to the cash incentive award for any Executive Team member.

The value of the long-term equity incentive award granted to each member of the Executive Team in February 2020 was based on fixed award values that were set by the Compensation Committee in February 2019. The Compensation Committee further determined to grant the award 50% in the form of RSUs and 50% in the form of PSUs. The value of the PSUs will only be recognized if the Company achieves specified levels of ROAE and average EPS growth over the years 2020 through 2022, with 50% of the PSU payout tied to each metric. Upon payout of the PSUs, the participants also receive any dividends that would have been paid on the earned shares during the performance period if the shares had been outstanding.

The Compensation Committee selected ROAE as a performance metric because it incorporates both earnings performance and the effective use of capital, and management believes it is the single measure by which the Company is most assessed by major investors. The use of this metric allows our stockholders to evaluate our financial achievements relative to other organizations. We believe this metric has a significant influence on the value our stockholders place on the Company.

Beginning in 2020, the Compensation Committee added average EPS growth as a second performance metric because consistent earnings growth is a meaningful factor in how investors value the Company. The Compensation Committee intends to reevaluate the performance metric(s) used for PSUs every grant year.

For Mr. Kelly, 55% of incentive compensation was tied to corporate performance and 45% of incentive compensation was tied to personal performance. His incentive award is delivered 50% in cash and 50% in RSUs. Mr. Kelly also received a special grant of 3,989 RSUs in March 2019.

A visual depiction of our Executive Team incentive award formula is set forth below (with the Chief Executive Officer’s short-term award for fiscal 2019 performance and fixed long-term award in February 2020 in italics as an example).

SHORT-TERM

Target Cash Award $1,500,000	x	% Achievement of Corporate Performance Objectives 109.5%	=	Preliminary Cash Payout $1,642,500	x	+/- 20% adjustment for personal performance 0%	=	Final Cash Payout $1,642,500 (1)

LONG-TERM

	x	50% of award value granted in the form of RSUs	/	Closing price on date of grant	=	# of RSUs Granted
		$1,375,000		$121.42		11,324

Fixed Equity Award	x	50% of award value granted in the form of PSUs	/	Closing price on date of grant	=	# of PSUs Granted
$2,750,000		$1,375,000		$121.42		11,324

(1)

The final cash payout as approved by the Compensation Committee was $1,642,500, but the Chief Executive Officer waived $500,000 of short-term incentive bonus to fund a senior field leader incentive program.

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The table below sets forth the fiscal 2019 target awards or, for members of the Executive Team, the February 2020 fixed equity awards, as well as each executive’s total target/fixed incentive award as a percentage of salary.

Name	Annual Salary (1)	Fiscal 2019 Target Cash Award	February 2020 Equity Award		Total Target Incentive Award	Total Target Incentive Award as a Percentage of Salary
Glenn J. Williams	$750,000	$1,500,000	$2,750,000	(2)	$4,250,000	566.7%
Peter W. Schneider	$550,000	$850,000	$1,500,000	(2)	$2,350,000	427.3%
Alison S. Rand	$500,000	$500,000	$1,000,000	(2)	$1,500,000	300.0%
Gregory C. Pitts	$500,000	$500,000	$1,000,000	(2)	$1,500,000	300.0%
William A. Kelly	$491,727	$368,796	$368,796	(3)	$737,591	150.0%
(1)	Reflects annual base salary as of March 1, 2019, which is the date that annual merit increases take effect.
(2)

The fixed award values were set in February 2019 and the awards were granted in February 2020. The award value was granted 50% in PSUs, of which between 0 and 150% will be delivered to the named executive officer after the completion of the 2020-2022 performance period.

(3)	Reflects the target equity value of the February 2020 award.

The grant date of each stock award is the date the final award (as opposed to the fixed value of the award) is approved by the Compensation Committee. We do not coordinate equity grants with the release of material information. Further, we do not accelerate or delay equity grants in response to material information, nor does the Company delay the release of material information for any reason related to the granting of equity awards. All incentive compensation awards were made under the 2010 Plan, which was approved by our stockholders on May 17, 2017.

Compensation Elements: Benefits

As with other employees, our named executive officers are eligible to participate in our employee health benefit programs, including health and dental insurance plans and a life insurance program, on the same terms as regular employees. In addition, all regular employees, including our named executive officers, receive dividends on unvested RSUs and are entitled to a Company match of employee contributions to our 401(k) plan.

Compensation Elements: Perquisites

The Company provides only limited perquisites to our executive officers. In fiscal 2018, the

Compensation Committee adopted a Director and Executive Perquisites Policy. This policy outlines the items that the Company is required to disclose as perquisites in the proxy statement, requires Compensation Committee approval of all perquisites paid to directors and senior executives and provides for pre-approval of certain categories of perquisites including spousal travel to company events, executive physicals for senior executives, and entertainment and gifts provided during Company-sponsored events. During fiscal 2019, perquisites primarily included items that had been pre-approved by the Compensation Committee.

The Compensation Setting Process

Historical Compensation

The Compensation Committee reviews historical compensation for the named executive officers at least annually. The Compensation Committee uses this information, which sets forth the components of executive compensation over time, as a basis for understanding the history of our executive compensation and the potential impact of recommended changes to the elements of our executive compensation program.

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Use of a Peer Group

The Compensation Committee reviews executive compensation at peer companies at least bi-annually as part of its process of evaluating and setting compensation for members of our Executive Team. The Compensation Committee does not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee uses this information primarily as background with respect to compensation plan design decisions and as a general reference point for pay levels.

In selecting peer companies, the Compensation Committee sought companies operating in similar industries (life insurance, financial services), with a similar business model (target customer, independent sales force and profitability) and similar size (revenue and market capitalization) as well as the marketplace for certain skills needed by our executives (direct marketing). This approach reflects the uniqueness and complexity of Primerica’s product and service mix, as opposed to focusing on a more narrow view of Primerica as a traditional life insurance company, and it enables the Compensation Committee to make judgments based on the type of business in which the Company is engaged. Because of the unique nature of our business model, not all selected peer companies fit all identified criteria.

During fiscal 2019, the Compensation Committee did a comprehensive analysis of the peer group and it made a number of changes to ensure that companies in the peer group were representative of the Company’s overall business. The peer group for fiscal 2019 executive compensation changed from that used in fiscal 2018 in that four companies (Stifel Financial Corp., TD Ameritrade Holding Corporation, Eaton Vance Corp. and Waddell & Reed Financial, Inc.) were removed and four companies (Arthur J. Gallagher & Co., CNO Financial Group, Inc., Brown & Brown, Inc. and Horace Mann Educators Corporation) were added. In addition, Torchmark Corporation changed its name to Globe Life Inc.

Although used as a primary basis for developing a peer group by certain proxy advisory firms, the Compensation Committee did not consider the Global Industry Classification Standard (“GICS”) code of potential peer companies. Although the Company’s GICS code characterizes it as an insurance company, the GICS code of many of the peers classifies them as diversified financial services companies. As a result, the peer group considered by the Compensation Committee may differ from the peer group considered by certain proxy advisory firms.

In fiscal 2019, the Compensation Committee completed a peer group compensation analysis based on individual executive comparisons. The Compensation Committee considered these analyses and findings as part of its overall decision-making process regarding fiscal 2019 executive compensation. The peer group compensation analysis will next be completed during fiscal 2021.

The compensation peer group for fiscal 2019 is set forth below:

Life and Health Insurers	Insurance Brokers	Wealth Advisors	Direct Marketing
American Equity Investment Life Holding Co.	Arthur J. Gallagher & Co.(1)	Ameriprise Financial, Inc.	Nu Skin Enterprises Inc.
CNO Financial Group, Inc.(1)	Brown & Brown(1)	LPL Financial Holdings Inc.	Tupperware Brands Corporation
FBL Financial Group Inc.		Raymond James Financial, Inc.
Global Life Inc. (formerly Torchmark Corporation)
Horace Mann Educators Corporation(1)

(1)	Added to peer group in fiscal 2019.

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Insurance Survey

The Compensation Committee annually reviews an aggregated insurance industry compensation survey that shows compensation levels for insurance companies of various sizes. The Compensation Committee uses this information as additional background data and as a general reference point for pay levels.

Compensation Consultant

The Compensation Committee’s Charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Compensation Committee believes that compensation consultants can provide important market information and perspectives that can help it establish executive and director compensation programs that best meet the objectives of our compensation policies.

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant for fiscal 2019. Pearl Meyer’s responsibilities included:

•	Reviewing drafts of Compensation Committee meeting agendas, materials, and minutes, as requested;

•	Reviewing major management proposals;

•	Bringing any concerns or issues to the attention of the Compensation Committee Chair;

•	Evaluating the competitiveness of executive and director pay;

•	Preparing materials for the Compensation Committee in advance of meetings;

•	Attending Compensation Committee meetings;

•	Reviewing and commenting on compensation-related proxy disclosures;

•	Reviewing the Compensation Committee’s Charter;

•	Reviewing executive compensation tally sheets;
•	Being available for additional consultation to the Compensation Committee Chair; and

•	Undertaking special projects at the request of the Compensation Committee Chair.

Pearl Meyer does not provide services to management or the Company, but management works closely with Pearl Meyer as requested by and on behalf of the Compensation Committee. Further, the Compensation Committee has determined that the Company would not retain Pearl Meyer for any projects without the prior consideration and consent of the Compensation Committee.

In accordance with SEC requirements, the Compensation Committee has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

•	During fiscal 2019, Pearl Meyer provided no services to, and received no fees from, the Company other than in connection with the engagement;

•

The amount of fees paid or payable by the Company to Pearl Meyer in respect of the engagement represented (or are reasonably certain to represent) less than 0.5% of Pearl Meyer’s total revenue for fiscal 2019;

•	Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between Pearl Meyer or any of the individuals on the team working with the Company, on the one hand, and any member of the Compensation Committee or any executive officer of the Company (in either case other than in respect of the engagement), on the other; and

•	Neither Pearl Meyer nor any of the individuals on the team working with the Company owns our common stock.

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Management’s Role in Setting Executive Compensation

Our Chief Executive Officer participated in setting the compensation of our other Executive Team members for fiscal 2019 by providing feedback on each individual’s personal performance and making compensation recommendations to the Compensation Committee and he set the compensation for Mr. Kelly. Our named executive officers do not directly participate in determining their compensation, although they provide the Compensation Committee, and the Chief Executive Officer, as appropriate, with detailed reports on their personal achievements during the year. In making his recommendations, our Chief Executive Officer considered the individual’s performance and past contributions to the Company and the achievement of the Company’s strategic objectives, the potential future contribution of the individual to the Company, and achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be recruited by a competitor, and market compensation data. With respect to our Executive Team members, the Compensation Committee discussed these recommendations with our Chief Executive Officer and in executive session with its independent compensation consultant.

In addition, the Compensation Committee has delegated to our Chief Executive Officer and President authority to approve, within defined maximum award limits and outside of the annual equity award process, grants of equity awards to employees other than our named executive officers.

Post-Employment Compensation

The Company has no executive deferred compensation plan or defined pension plan and has no agreements that trigger payouts solely due to a change in control of the Company. The Compensation Committee has approved employment agreements with each member of our Executive Team that provide for severance and, in some cases, change of control benefits if the officer’s employment terminates upon a qualifying event or circumstance, such as being terminated without cause or leaving employment for good reason. Additional information regarding the employment agreements is found under “— Employment Agreements” below, and a quantification of benefits that would have been received by our named executive officers had termination occurred on December 31, 2019 is found under “— Potential Payments and Other Benefits Upon Termination or Change of Control.”

The Compensation Committee believes that severance benefits are an important part of a competitive overall compensation arrangement for our Executive Team members and are consistent with the objective of attracting, motivating and retaining highly talented executives. The Compensation Committee also believes that such benefits will help to secure the continued employment and dedication of our Executive Team members, mitigate concern that they might have regarding their continued employment prior to or following a change of control, and encourage independence and objectivity when considering possible transactions that may be in the best interests of our stockholders but may possibly result in the termination of their employment. Finally, the Compensation Committee believes that post-employment non-disclosure, non-competition and non-solicitation covenants to which our Executive Team members have agreed in consideration for the Company providing these severance benefits are highly beneficial to the Company.

Compensation Policies

Compensation Clawbacks

The 2010 Plan, which expired on April 1, 2020 in accordance with its terms, provided that the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if it determines that an award that was

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granted, vested or paid based on the achievement of performance criteria would not have been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements. See “Matters to be Voted Upon – Proposal 3: Approval of the Primerica, Inc. 2020 Omnibus Incentive Plan – Reimbursement or Cancellation of Certain Awards” for a description of the expanded recoupment provision contained in the 2020 Plan.

Stock Ownership

Stock Ownership Guidelines

The Compensation Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of our stockholders. As such, we maintain stock ownership guidelines under which our Executive Team members are required to acquire and hold our common stock in an amount representing a multiple of base salary. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the participant (or by immediate family members) as well as unvested RSUs. Until the ownership guidelines are satisfied, our Executive Team members are required to hold 75% of the net shares received under the Company’s equity-based incentive compensation program (after having shares withheld to satisfy taxes associated with the vesting of RSUs and PSUs). The Compensation Committee reviews compliance with our stock ownership guidelines at least annually.

PSUs, which represent 50% of the annual equity award to members of our Executive Team, and stock options do not count towards satisfaction of the guidelines. The Compensation Committee believes that it is general industry practice to exclude PSUs and stock options from the calculation of stock ownership for purposes of the guidelines, since their dependency on stock price and/or future performance makes their realization, and the amount that may be realized, highly uncertain. As a result, the current holdings reflected below do not represent actual interests in our common stock.

The following table sets forth the minimum stock ownership requirements and current holdings for our Executive Team members as of March 1, 2020.

	Ownership Guideline (as a multiple of base salary)	Status as of March 1, 2020
Glenn J. Williams	5.0x	14.5x
Peter W. Schneider	3.5x	9.2x
Alison S. Rand	2.5x	6.1x
Gregory C. Pitts	2.5x	6.2x

The stock ownership of each of our Executive Team members exceeds the required ownership guidelines. Our non-employee directors are also subject to stock ownership guidelines, which are described under “Board of Directors – Director Compensation – Director Stock Ownership Guidelines.”

Hedging, Pledging and Insider Trading Policy

Our insider trading policy expressly bars ownership by all employees and directors of financial instruments or participation in investment strategies that hedge the economic risk of owning our common stock. We also prohibit officers and directors from pledging Primerica securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling Primerica securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. See “Executive Compensation – Employee, Officer and Director Hedging”.

Pre-Set Trading Plans

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before scheduled expiration dates. During fiscal 2019, all of our named executive officers except for Mr. Kelly were parties to Rule 10b5-1 trading plans that provided for the sale of shares at certain designated prices or on certain

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designated dates. The purpose of such plans was to enable our executive officers to recognize the value of their compensation and diversify their holdings of our common stock during periods in which they would otherwise be unable to buy or sell such stock because important information about Primerica had not been publicly released.

Equity Awards to Sales Representatives

The Compensation Committee has delegated to our Chief Executive Officer authority to approve, within defined maximum award limits, widespread performance-based grants to members of the sales force, who are independent contractors of the Company. The sales force awards are determined based on specific formulas that are intended to motivate performance, and factors include successful life insurance policy acquisitions and sales of investment and savings products. The following chart details all equity awards, including awards to the sales force, granted by the Compensation Committee in fiscal 2019.

Number of Equity Awards	Type of Equity Award	Recipient Group
105,348	RSUs	Sales Force
45,057	RSUs	Management Employees, Other Than Named Executive Officers
32,749	RSUs	Named Executive Officers
25,483	PSUs	Executive Team Members
10,302(1)	RSUs (or Deferred Stock Units in lieu thereof)	Board of Directors

(1)	Excludes deferred stock units granted in lieu of cash payments or pursuant to dividend reinvestment.

Risks Related to Compensation Policies and Practices

The Compensation Committee has assessed our compensation programs for all employees, including our named executive officers, and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies. The following factors supported the Compensation Committee’s conclusion:

•	Oversight of programs (or components of programs) by independent committees of our Board, including the Compensation Committee;

•	Internal controls that are designed to keep our financial and operating results from being susceptible to manipulation by any employee, including our named executive officers;

•	Discretion provided to our Board and the Compensation Committee to set targets, monitor performance and determine final payouts;

•

Oversight of Company activities by a broad-based group of functions within the organization, including Human Resources, Finance and Legal and at multiple levels within the organization (both corporate and business unit/region);

•	A mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and stock-based compensation;

•	Multiple measures in the short-term incentive plan, and multiple award types in the long-term incentive plan;

•	Incentive awards focused primarily on the use of reportable and broad-based financial metrics, with no one factor receiving an excessive weighting;

•	Capped incentive payouts;

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•	Time-based and, with respect to Executive Team members, performance-based vesting conditions with respect to equity awards;

•	Executive stock ownership requirements;

•	Clawback provisions in the 2010 Plan; and

•	The long-term ownership interests in the Company held by certain of our key executive officers.

The Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Each of Mr. Crittenden, Ms. Perez and Ms. Yastine has served as a member of the Compensation Committee during all of fiscal 2019. None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report (1)

The Compensation Committee participated in the preparation of the CD&A and reviewed and discussed successive drafts with management. Following completion of this process and based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the CD&A be included in the 2019 Annual Report and this Proxy Statement.

COMPENSATION COMMITTEE:

Barbara A. Yastine, Chair

Gary Crittenden

Beatriz R. Perez

(1)

The material in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

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Compensation Tables

Summary Compensation Table

The following table describes total compensation earned during fiscal 2019, fiscal 2018 and fiscal 2017 for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(A)	(B)	(C)	(D)	(E)		(F)	(G)		(H)		(I)		(J)
Glenn J. Williams	2019	$750,000	—	$2,749,876	(1)	—	$1,642,500	(2)	$5,870	(3)	$130,982	(4)	$5,279,228
Chief Executive Officer	2018	$750,000	—	$2,749,841	(5)	—	$1,588,500	(6)	$3,128	(3)	$53,848		$5,145,317
	2017	$750,000	—	$2,749,942	(7)	—	$1,684,500	(8)	$2,526	(3)	$58,667		$5,245,635
Peter W. Schneider	2019	$550,000	—	$1,499,888	(1)	—	$930,750	(2)	$4,176	(3)	$74,749	(4)	$3,059,563
President	2018	$550,000	—	$1,499,804	(5)	—	$900,150	(6)	$3,860	(3)	$43,816		$2,997,630
	2017	$550,000	—	$1,149,952	(7)	—	$954,550	(8)	$3,147	(3)	$41,457		$2,699,106
Alison S. Rand	2019	$500,000	—	$999,843	(1)	—	$547,500	(2)	—		$56,459	(4)	$2,103,802
Executive Vice President and Chief Financial Officer	2018	$500,000	—	$998,869	(5)	—	$529,500	(6)	—		$35,524		$2,064,893
	2017	$500,000	—	$999,994	(7)	—	$449,200	(8)	—		$33,604		$1,982,798
Gregory C. Pitts	2019	$500,000	—	$999,843	(1)	—	$547,500	(2)	—		$58,395	(4)	$2,105,738
Executive Vice President and Chief Operating Officer	2018	$500,000	—	$899,923	(5)	—	$529,500	(6)	—		$37,941		$1,967,364
	2017	$500,000	—	$899,914	(7)	—	$449,200	(8)	—		$37,478		$1,886,592
William A. Kelly	2019	$489,340	—	$901,767	(1)	—	$459,334	(2)	—		$31,151	(4)	$1,887,678
President, PFS Investments and	2018	$475,088	—	$405,418	(5)	—	$405,418	(6)	—		$28,757		$1,311,160
Co-Head of Business Technology	2017	$461,250	—	$426,868	(7)	—	$405,487	(9)	—		$28,737		$1,322,342

(1)

For Executive Team members, represents a fixed value of time-based RSUs and PSUs granted in February 2019. The fixed value is split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, and $750,000 for each of Ms. Rand and Mr. Pitts. For Mr. Kelly, represents time-based RSUs granted in February 2019 for performance in fiscal 2018 as well as a special RSU grant made in March 2019. In all cases, the per share value of each RSU and PSU was the closing price of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2019 included in the Company’s 2019 Annual Report.

(2)

Represents incentive awards paid in cash in March 2020 for performance in fiscal 2019. For Mr. Williams, reflects the amount approved by the Compensation Committee; Mr. Williams waived $500,000 of short-term incentive bonus to fund a senior field leader incentive program.

(3)

Represents the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and The Travelers Retirement Benefits Equalization Plan (the “Travelers Nonqualified Plan”). The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

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(4)

Perquisites and personal benefits included executive healthcare benefits, spousal travel and entertainment and gifts provided in connection with Company-sponsored agent meetings, none of which exceeded the greater of $25,000 or 10% of the total. All Other Compensation also includes dividends paid on unvested equity awards and the Company’s 401(k) plan matching contribution for fiscal 2019 as set forth below.

Name	Dividends on Unvested Equity Awards	Dividends on PSU Awards at Delivery	401(k) Match
Glenn J. Williams	$37,911	$65,328	$14,000
Peter W. Schneider	$19,621	$32,938	$14,000
Alison S. Rand	$14,037	$24,220	$14,000
Gregory C. Pitts	$13,079	$22,478	$14,000
William A. Kelly	$15,637	$—	$14,000

(5)

For Executive Team members, represents a fixed value of time-based RSUs and PSUs granted in February 2018. The fixed value is split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $1.1 million for Mr. Schneider, $750,000 for Ms. Rand and $675,000 for Mr. Pitts. For Mr. Kelly, represents time-based RSUs granted in February 2018 for performance in fiscal 2017. In all cases, the per share value of each RSU and PSU was the closing price of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2018 included in the Company’s Annual Report on Form 10-K for fiscal 2018.

(6)

Represents incentive awards paid in cash in March 2019 for performance in fiscal 2018. For Mr. Williams, reflects the amount approved by the Compensation Committee; Mr. Williams waived $500,000 of short-term incentive bonus to fund a new senior field leader incentive program.

(7)

For Executive Team members, represents a fixed value of time-based RSUs and PSUs granted in February 2017. The fixed value is split equally between time-based RSUs and PSUs. If maximum performance is achieved over the three-year performance period, then the executive would receive shares of our common stock representing 150% of the PSU awards. This results in PSUs with a grant date value of a maximum of $2.1 million for Mr. Williams, $862,500 for Mr. Schneider, $750,000 for Ms. Rand and $675,000 for Mr. Pitts. For Mr. Kelly, represents time-based RSUs granted in February 2017 for performance in the fiscal year ended December 31, 2016. In all cases, the per share value of each RSU and PSU was the closing price of our common stock on the trading day immediately preceding the grant date. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2017 included in the Company’s Annual Report on Form 10-K for fiscal 2017.

(8)	Represents incentive awards paid in cash in March 2018 for performance in fiscal 2017.

Salary (Column C)

Reflects base salary earned by our named executive officers.

Bonus (Column D)

Primerica has not awarded any non-incentive compensation (other than salary) to our named executive officers.

Stock Awards (Column E)

The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP, which is consistent with the value that the Compensation Committee considered when they determined the size of the awards except for minor discrepancies due to the inability to issue a fractional stock award. The ultimate value of the award will depend on the price of our common stock on the date that the award vests. Details about fiscal 2019 awards are included in the “Fiscal 2019 Grant of Plan-Based Awards Table.” Time-based RSUs are generally scheduled to vest ratably over three years.

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Option Awards (Column F)

The Compensation Committee last granted stock option awards in February 2016.

Non-Equity Incentive Plan Compensation (Column G)

These amounts reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under the 2010 Plan based on corporate and personal performance during fiscal 2019, fiscal 2018 and fiscal 2017. They were approved by the Compensation Committee (or, for Mr. Kelly, our Chief Executive Officer) in February 2020, February 2019 and February 2018, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

These amounts represent the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and the Travelers Nonqualified Plan, which the executives participated in prior to our initial public offering in April 2010 (the “IPO”). These benefits are all provided under Citigroup plans; Primerica does not have a pension plan or a deferred compensation plan.

All Other Compensation (Column I)

These amounts reflect the combined value of each named executive officer’s perquisites, personal benefits and compensation that is not otherwise reflected in the table.

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Fiscal 2019 Grants of Plan-Based Awards Table

The following table provides information about each grant of plan-based awards made to our named executive officers during fiscal 2019. Each of the incentive awards was granted under, and is subject to the terms of, the 2010 Plan. Awards granted under the 2010 Plan are transferable only to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his or her death. For a description of the material terms of the awards, see “Executive Compensation – Compensation Discussion and Analysis (“CD&A”) – Fiscal 2019 Executive Compensation.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Glenn J. Williams
• Short-Term Incentive Plan	(4)	N/A	$1,500,000	$3,000,000
• PSUs	2/26/19				5,606	11,213	16,819		$1,374,938
• Time-Based RSUs	2/26/19							11,213	$1,374,938
Peter W. Schneider
• Short-Term Incentive Plan	(4)	N/A	$850,000	$1,700,000
• PSUs	2/26/19				3,058	6,116	9,174		$749,944
• Time-Based RSUs	2/26/19							6,116	$749,944
Alison S. Rand
• Short-Term Incentive Plan	(4)	N/A	$500,000	$1,000,000
• PSUs	2/26/19				2,038	4,077	6,115		$499,922
• Time-Based RSUs	2/26/19							4,077	$499,922
Gregory C. Pitts
• Short-Term Incentive Plan	(4)	N/A	$500,000	$1,000,000
• PSUs	2/26/19				2,038	4,077	6,115		$499,922
• Time-Based RSUs	2/26/19							4,077	$499,922
William A. Kelly	(4)	N/A	$368,795	$629,717	N/A	N/A	N/A
• Time Based RSUs	2/26/19							3,277	$401,826
• Special Grant of Time Based RSUs	3/18/19							3,989	$499,941

(1)	Represents cash incentive award amounts for each named executive officer for performance in fiscal 2019 that were paid in March 2020.
(2)

For members of our Executive Team, represents PSUs that will be paid out in 2022 based on the Company’s ROAE for the performance period of 2019 through 2021. For Mr. Kelly, represents RSUs awarded in February 2019 for performance in fiscal 2018.

(3)	Represents time-based RSUs granted under the incentive compensation plan in February 2019 and, for Mr. Kelly, a special RSU grant made in March 2019.
(4)	The annual cash incentive compensation earned for fiscal 2019 performance was approved by the Compensation Committee in February 2020 and paid in March 2020.

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D and E)

These amounts reflect the annual incentive compensation amounts that could have been earned under the 2010 Plan during fiscal 2019 based upon the achievement of performance goals. The target and maximum levels for Executive Team members are set annually by the Compensation Committee and no cash incentive award is paid if threshold levels of corporate performance are not met. For Mr. Kelly, the target amount is set annually by the Chief Executive Officer and the incentive program provides for a maximum payout of 200% of target for corporate performance and 135% of target for individual performance. Further, no cash incentive award is paid if threshold levels of corporate performance are not met. The annual cash incentive compensation earned for fiscal 2019 by our Executive Team members was approved by the Compensation Committee in February 2020 and paid in March 2020. These amounts are reflected in column (G) of the “Summary Compensation Table.”

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns F, G and H)

For our Executive Team members, these amounts reflect the PSUs that were granted in February 2019. Shares of common stock underlying those awards will be delivered in March 2022 only if pre-established performance goals are satisfied over the three-year performance period of 2019 through 2021. The number of shares of common stock ultimately delivered will range from 0% to 150% of the number of PSUs, depending on performance. For Mr. Kelly, the incentive award is paid 50% in cash and 50% in equity so these amounts are identical to those disclosed under Columns C, D and E and the estimated future payouts cannot be disclosed as a number of awards.

All Other Stock Awards (Column I)

For Executive Team members, this column represents time-based RSUs granted in February 2019. For Mr. Kelly, this column represents time-based RSUs granted in February 2019 for fiscal 2018 performance. The restrictions on these RSUs lapse in equal installments on March 1 of each of the subsequent three years. Further, the restrictions on the RSUs lapse automatically upon the death of the grantee and upon the retirement of any employee so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75. Upon disability of the grantee, the RSU continues to vest for 12 months and, if the grantee remains on approved disability leave, then the unvested portion vests as of the first anniversary of the commencement of such disability leave. Holders of RSUs do not have the right to vote or dispose of their RSUs, but the awards do receive dividend equivalents. Also reflects, for Mr. Kelly, a special grant of 3,989 RSUs made in March 2019. The restrictions on these awards do not lapse if Mr. Kelly retires on or prior to March 1, 2021.

Grant Date Fair Value of Stock Awards (Column J)

The grant date fair value of RSUs in this table is equal to the number of time-based RSUs awarded multiplied by the closing price of our common stock on the trading day immediately preceding the grant date.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity awards outstanding as of December 31, 2019 based on the closing price of our common stock on that date of $130.56 per share.

		Option Awards				Stock Awards
									Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
Glenn J. Williams	02/24/16	16,715	—	$41.88	2/24/2026	—		—	—		—
	02/16/17	—	—	—	—	5,697	(1)	$743,800	19,517	(4)	$2,548,140	(7)
	02/26/18	—	—	—	—	9,116	(2)	$1,190,185	13,674	(5)	$1,785,277	(7)
	02/26/19					11,213	(3)	$1,463,969	11,213	(6)	$1,463,969	(7)

						26,026		$3,397,954	24,887		$5,797,386
Peter W. Schneider	02/11/14	—	—	—	—	—		—	—		—
	02/23/15	—	—	—	—	—		—	—		—
	02/24/16	15,222	—	$41.88	2/24/2026	—		—	—		—
	02/16/17	—	—	—	—	2,383	(1)	$311,124	8,161	(4)	$1,065,500	(7)
	02/26/18	—	—	—	—	4,972	(2)	$649,144	7,458	(5)	$973,716	(7)
	02/26/19					6,116	(3)	$798,505	6,116	(6)	$798,505	(7)

						13,471		$1,758,773	21,735		$2,837,721
Alison S. Rand	02/11/14	3,348	—	$41.20	2/11/2024	—		—	—		—
	02/23/15	5,732	—	$53.50	2/23/2025	—		—	—		—
	02/24/16	12,571	—	$41.88	2/24/2026	—		—	—		—
	02/16/17	—	—	—	—	2,072	(1)	$270,520	7,097	(4)	$926,584	(7)
	02/26/18	—	—	—	—	3,315	(2)	$432,806	4,972	(5)	$649,144	(7)
	02/26/19					4,077	(3)	$532,293	4,077	(6)	$532,293	(7)

						9,464		$1,235,619	16,146		$2,108,021
Gregory C. Pitts	02/23/15	8,598	—	$53.50	2/23/2025	—		—	—		—
	02/24/16	7,736	—	$41.88	2/24/2026	—		—	—		—
	02/16/17	—	—	—	—	1,865	(1)	$243,494	6,387	(4)	$833,887	(7)
	02/26/18	—	—	—	—	2,984	(2)	$389,591	4,475	(5)	$584,256	(7)
	02/26/19					4,077	(3)	$532,293	4,077	(6)	$532,293	(7)

						8,926		$1,165,378	14,939		$1,950,436
William A. Kelly	02/16/17	—	—	—	—	1,769	(1)	$230,961	—		—
	02/26/18	—	—	—	—	2,688	(2)	$350,945	—		—
	02/26/19	—	—	—	—	3,277	(3)	$427,845	—		—
	03/18/19	—	—	—	—	3,989	(3)	$520,804	—		—

						11,723		$1,530,555

(1)	Scheduled to vest on March 1, 2020.
(2)

RSUs are scheduled to vest in equal installments on March 1, 2020, and March 1, 2021, and automatically vests on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75.

(3)

RSUs are scheduled to vest in equal annual installments on March 1, 2020, March 1, 2021 and March 1, 2022, and automatically vests on the date that a recipient retires from the Company so long as he or she is at least 55 years of age and his or her age plus years of service equals at least 75. Also includes, for Mr. Kelly, a special grant of 3,989 RSUs made in March 2019 that will be fully vested as of March 18, 2022. The restrictions on these awards do not lapse if Mr. Kelly retires on or prior to March 1, 2021.

(4)	Represents PSUs that vest on March 1, 2020, following completion of the three-year performance period of January 1, 2017 through December 31, 2019. Assumes PSUs granted in 2017 are earned at 114.2%.
(5)

Represents PSUs that vest on March 1, 2021, following completion of the three-year performance period of January 1, 2018 through December 31, 2020. The number of shares of our common stock earned will be between 0 and 150% of the number of PSUs awarded.

(6)

Represents PSUs that vest on March 1, 2022, following completion of the three-year performance period of January 1, 2019 through December 31, 2021. The number of shares of our common stock earned will be between 0 and 150% of the number of PSUs awarded.

(7)	Assumes PSUs granted in 2017 are earned at 114.2% and all other outstanding PSUs are earned at target performance.

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Fiscal 2019 Option Exercises and Stock Vested Table

This table shows options that were exercised during fiscal 2019 as well as RSUs held by our named executive officers for which restrictions lapsed during fiscal 2019. The dollar values shown in this table reflect the value realized on the vesting date, which differ from the grant date fair value disclosed elsewhere in this Proxy Statement.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Glenn J. Williams	—	—	28,957	$3,620,783
Peter W. Schneider	3,913	$368,800	14,967	$1,871,474
Alison S. Rand	—	—	11,348	$1,418,954
Gregory C. Pitts	—	—	10,387	$1,298,790
William A. Kelly	—	—		$795,880

(1)

Represents the number of options exercised multiplied by the difference between the market price of the underlying securities at exercise and the option exercise price. Includes shares that were withheld for the payment of the exercise price and/or the payment of taxes due upon the exercise of the stock options.

(2)	Represents RSUs and PSUs delivered in 2019. Includes shares that were withheld for the payment of taxes due upon the vesting of the awards.
(3)	Represents the number of shares of our common stock acquired on March 1, 2019 multiplied by the closing stock price of our common stock of $125.04 on the next trading day prior to such date.

Pension Plan Table

The following table sets forth information for each of our named executive officers who participates in a plan that provides for payments or other benefits at, following, or in connection with retirement. These benefits are all provided under Citigroup plans, and Citigroup provided the plan descriptions. Primerica does not have a pension plan. The named executive officers who are not listed did not participate in the Citigroup plans in fiscal 2019.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Glenn J. Williams	The Citigroup Pension Plan	8.00	$—	$83,234
	Travelers Nonqualified Plan	2.00	$—	$7,284
Peter W. Schneider	The Citigroup Pension Plan	7.50	$95,057	$—
	Travelers Nonqualified Plan	1.50	$14,050	$—

(1)

The material assumptions used in determining the present value of the plan benefits are (i) a discount rate of 3.25% for the Citigroup Pension Plan and 3.25% for the Travelers Nonqualified Plan, and (ii) an interest credit rate on cash balance plan benefits of 2.25%.

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EXECUTIVE COMPENSATION

The Citigroup Pension Plan

The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees of Citigroup, including Primerica’s employees through April 7, 2010, the closing date of the IPO. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including our named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5% and 6% of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees became eligible to participate in The Citigroup Pension Plan after one year of service and benefits generally vested after three years of service. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year, but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock or stock options under The Citigroup Capital Accumulation Plan, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

The normal form of benefit under The Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for unmarried participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is 65 years old. All optional forms of benefit under this formula available to our named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

The Travelers Retirement Benefits Equalization Plan

The Travelers Nonqualified Plan, a nonqualified retirement plan, provides retirement benefits using the applicable Citigroup Pension Plan formula, but based on The Citigroup Pension Plan’s definition of compensation in excess of the Code’s qualified plan compensation limit ($170,000 for 2001), or benefits in excess of the Code’s qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers Nonqualified Plan was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including our named executive officers).

All other terms of the Travelers Nonqualified Plan are the same as under The Citigroup Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under the Travelers Nonqualified Plan and their equivalent values are the same as those under The Citigroup Pension Plan.

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Potential Payments and Other Benefits Upon Termination or Change of Control

As required by the rules of the SEC, this section describes payments that would have been made under employment agreements or, for Mr. Kelly, in accordance with Company policy, as of December 31, 2019.

The employment agreements with our Executive Team members in place as of December 31, 2019 included change-of-control provisions that were designed to provide protection to the executives so they are not distracted by their personal, professional and financial situations at a time when Primerica needs them to remain focused on their responsibilities, which is in Primerica’s best interests and those of all its stockholders. These agreements provided for a “double-trigger” payout only in the event of both: (i) a change in control; and (ii) the named executive officer is either terminated from his or her position other than for cause or terminates his or her employment for good reason within a limited period of time before or after the transaction.

Potential payments to our named executive officers in the event of a change of control are reported below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. Further, the table does not reflect amounts that would vest upon the departure of a named executive officer who is retirement eligible at such time. The amounts shown in the table are the amounts that could be payable under plans and arrangements in place as of December 31, 2019 if the named executive officer’s employment had terminated as of that date. The table below does not include amounts to which our named executive officers would already be entitled that are described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions of “cause,” “good reason” and “change of control” that were included in the agreements as of December 31, 2019 follow the table.

A =	Severance arrangement for termination without cause or for good reason
B =	Termination for cause
C =	Voluntary termination
D =	Termination without cause after a change of control
E =	Death or disability

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Potential Payments and Benefits

Name		Cash Severance		Bonus Earned as of Event Date (1)	Sec 280G Excise Tax and Related Gross-Up (2)	Total Cash Payments	Vesting of Unvested Long-Term Awards (3)	Health and Welfare Continuation (4)
Glenn J. Williams	A	$4,500,000	(5)	$1,642,500	—	$6,142,500	$9,195,341	$37,013
	B	—		—	—	—	—	—
	C	—		$1,642,500	—	$1,642,500	—	—
	D	$4,500,000	(5)	$1,642,500	—	$6,142,500	$9,195,341	$37,013
	E	—		$1,642,500	—	$1,642,500	$9,195,341	$37,013
Peter W. Schneider	A	$1,400,000	(6)	$930,750	—	$2,330,750	$4,596,495	$27,149
	B	—		—	—	—	—	—
	C	—		$930,750	—	$930,750	—	—
	D	$2,100,000	(7)	$930,750	—	$3,030,750	$4,596,495	$27,149
	E	—		$930,750	—	$930,750	$4,596,495	$27,149
Alison S. Rand	A	$1,000,000	(6)	$547,500	—	$1,547,500	$3,343,642	$24,846
	B	—		—	—	—	—	—
	C	—		$547,500	—	$547,500	—	—
	D	$1,500,000	(7)	$547,500	—	$2,047,500	$3,343,642	$24,846
	E	—		$547,500	—	$547,500	$3,343,642	$24,846
Gregory C. Pitts	A	$1,000,000	(6)	$547,500	—	$1,547,500	$3,115,814	$36,193
	B	—		—	—	—	—	—
	C	—		$547,500	—	$547,500	—	—
	D	$1,500,000	(7)	$547,500	—	$2,047,500	$3,115,814	$36,193
	E	—		$547,500	—	$547,500	$3,115,814	$36,193
William A. Kelly	A	$491,727	(8)	—	—	$491,727	$1,530,555	—
	B	—		—	—	—	—	—
	C	—		—	—	—	—	—
	D	$491,727	(8)	—	—	$491,727	$1,530,555	—
	E	—		—	—	—	$1,530,555	—

(1)

Our named executive officers are entitled to a pro rata share of the current fiscal year incentive awards in the event of termination without cause or after a change of control. Amounts in this table assume a termination date of December 31, 2019 and reflect cash incentive compensation earned for fiscal 2019 performance.

(2)	No named executive officer is entitled to an excise tax gross-up payment under Section 4999 of the Code.
(3)

Reflects the aggregate value of outstanding RSUs and PSUs. With respect to RSUs, the value is equal to the closing price of our common stock on December 31, 2019, multiplied by the number of outstanding RSUs. With respect to PSUs, the value is equal to the number of PSUs granted, except that PSUs for the 2017-2019 performance period reflect the number of PSUs that will vest on March 1, 2020, in each case multiplied by the closing price of our common stock on December 31, 2019. On December 31, 2019, the closing price of our common stock on the NYSE was $130.56 per share. Upon termination without cause due to death or disability, or upon for good reason, the equity awards automatically vest in accordance with their terms. These values disregard the automatic vesting of awards upon the retirement of an eligible employee. PSUs vest at target in connection with a termination following a change in control or, or due to death or disability, and they are paid based on the actual earned amount at the end of the performance period in the event of termination without cause or for good reason.

(4)	Health and welfare benefits are continued for up to 18 months from the separation date based on current elections and plan premiums.
(5)	Cash severance is equal to 200% of the sum of current annual base salary and target bonus.
(6)	Cash severance is equal to 100% of the sum of current annual base salary and target bonus.
(7)	Cash severance is equal to 150% of the sum of current annual base salary and target bonus.
(8)	Pursuant to the Primerica Separation Pay Plan.

A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each Executive Team member under the employment agreements is an understanding of the definitions of “cause,” “good reason” and “change of control” that are used in those agreements.

Cause means: (i) the executive’s willful misconduct or gross negligence that causes material harm to the Company; (ii) the

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executive’s habitual substance abuse; (iii) the executive’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the executive’s position or to follow the legal direction of our Board following written notice from our Board specifying such failure; (iv) the executive’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude; (v) the executive’s willful theft, embezzlement or act of comparable dishonesty against the Company; or (vi) a material breach by the executive of his or her employment agreement, which breach is not (if curable) cured by the executive within 30 days following his receipt of written notice thereof.

For purposes of the definition of “cause,” no act or failure to act by the executive shall be considered willful unless it is done, or omitted to be done, in bad faith and without reasonable belief that the executive’s action or omission was in the best interests of the Company.

Good Reason means: in the absence of the executive’s written consent, (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities, provided that a change in the executive’s reporting relationship shall not constitute “good reason”; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Change of Control means: (i) any person is or becomes a beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from the Company); (ii) any plan or proposal for the dissolution or liquidation of the

Company is adopted by the stockholders of the Company; (iii) individuals who constitute our Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board; (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case, with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than 50% of the combined voting power of the Company or other entity resulting from such transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such transaction.

Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. Registrants must comply with the pay ratio rule for the first fiscal year beginning on or after January 1, 2017. The stated purpose of the disclosure is to provide a measure of the equitability of pay within the organization. The Company’s principal executive officer is Mr. G. Williams, our Chief Executive Officer.

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Management considered whether recalculation of the median employee was necessary or appropriate and determined that there have been no material changes to its workforce composition or compensation arrangements. As a result, as permitted by the rule, the median employee used for the 2019 calculation is unchanged from the median employee used for the 2018 and 2017 calculations. In determining the median employee, a listing was prepared of all employees as of December 1, 2017. The list of 2,699 employees included 601 employees who are characterized as “hours worked only employees”, most of whom teach insurance licensing classes, and excluded 34 of such employees with zero earnings in fiscal 2017. It excluded individuals who are affiliated with the Company solely as independent contractors. For simplicity, the median employee was identified based on earnings reflected on Internal Revenue Service Form W-2 and Canada Revenue Agency Form T4. We annualized wages and salaries for those employees that were not employed for the full year of 2017 and applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency. The median amount was represented by an employee who works as a supervisor in the life operations group at the Company’s home office in Duluth, Georgia. The annual total compensation for fiscal year 2019 for our Chief Executive Officer was $5,279,228 and for the median employee was $56,721. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal 2019 is estimated to be 93 to 1. As previously discussed in this Proxy Statement, our Chief Executive Officer waived $500,000 of his 2019 incentive compensation in order to fund a senior leader incentive program. Giving effect to this waiver, the resulting ratio of our CEO’s pay to the pay of our median employee for fiscal 2019 would have been estimated to be 84 to 1.

The Company believes that the pay ratio set forth above is a reasonable estimate that has been calculated in a manner consistent with the SEC’s rules. The SEC allows for multiple approaches and permits companies to rely on a number of assumptions in calculating its pay ratio. Therefore, our method of calculating pay ratio will differ from that used by other companies and investors should not consider pay ratio in isolation or as a substitute for analysis of the Company’s executive compensation program. Further, our Compensation Committee does not consider pay ratio in its development of the Company’s executive compensation program and does not use it in its determination of our CEO’s compensation.

Employee, Officer and Director Hedging

Employees, officers and members of the Board of the Company and its subsidiaries, and their related persons (as defined in the Company’s Insider Trading Policy) and any designees of such persons, are prohibited from purchasing, selling or trading in financial instruments (including options, warrants, puts and calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. In addition, employees, officers and members of the Board, and their related persons and any designees of such persons, may not sell the Company’s securities “short.”

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Employment Agreements

Each of our Executive Team members is a party to an employment agreement, the terms of which are described below.

Item	Chief Executive Officer	Other Executive Team Members
Term of Employment Agreements	Three-year term, expired on April 1, 2018 followed by annual auto-renewals; has auto-renewed for a term expiring on April 1, 2021	Three-year term, expired on January 5, 2018 followed by annual auto-renewals; has auto-renewed for terms expiring on January 5, 2021
Annual Base Salary	Subject to annual review and may be increased but not decreased as a result of such review	Subject to annual review and may be increased or decreased as a result of such review
Target Cash Incentive Award	200% of annual base salary for 2015 and unspecified for future years	Specified annually by the Compensation Committee
Severance Benefits for Termination Without Cause or by the Executive for Good Reason	200% of the sum of annual base salary and target bonus	100% of the sum of annual base salary and target bonus
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following Contract Non-Renewal	200% of the sum of annual base salary and target bonus if terminated within two years of contract non-renewal	100% of the sum of annual base salary and target bonus if terminated within one year of contract non-renewal
Severance Benefits for Termination Without Cause or by the Executive for Good Reason Following a Change of Control	No separate change of control provision	150% of the sum of annual base salary and target bonus
Non-Competition Covenant	Expires 24 months after employment termination	Expires 18 months after employment termination

Positions and Employment Period

Pursuant to his employment agreement, Mr. G. Williams was appointed Chief Executive Officer and he has served on our Board since April 1, 2015. His employment agreement and each employment agreement for the other Executive Team members had an initial three-year term, followed by annual automatic one-year renewals unless terminated by either party within 90 days prior to the completion of the term. His agreement has automatically renewed for a term expiring on April 1, 2021.

Base Salary

The Chief Executive Officer’s annual base salary during the period of his employment shall be no less than $750,000, subject to annual review by the Compensation Committee for increase but not decrease pursuant to its normal performance review policies for senior executives. The employment agreements provide that the annual base salary for Mr. Schneider is $550,000 and for each of Ms. Rand and Mr. Pitts is $500,000, subject to increase or decrease as a result of annual review by the Compensation Committee pursuant to its normal performance review policies for senior executives.

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Annual Cash Bonus

The Chief Executive Officer will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established in good faith by the Compensation Committee, with the threshold and target annual cash bonus amounts being set by the Compensation Committee annually. Each other Executive Team member will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established by the Compensation Committee, with such executive’s target annual cash bonus opportunity to be determined by the Compensation Committee based upon the recommendations of the Chief Executive Officer.

Long-Term Incentive Awards

Each Executive Team member is eligible to receive, in the good faith discretion of the Compensation Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements. Any outstanding long-term incentive awards will vest upon the termination of the executive’s employment: (i) by the Company without cause or due to the executive’s disability or death; or (ii) by the executive for good reason.

Post-Termination Payments

The material terms and conditions of the severance provisions of the employment agreements are set forth below.

For Cause or By the Executive Without Good Reason

If an executive terminates his or her employment without good reason, then the Company shall pay the executive any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the executive as of the date of his or her termination under the Company’s plans or programs (together, “Accrued Compensation”). If an executive is terminated by the Company for cause, then the executive shall be entitled to receive from the Company the Accrued Compensation, except that he or she will not be entitled to his or her annual bonus for the previous fiscal year of the Company.

Death or Disability

If an executive’s employment is terminated as a result of his or her death or disability, then the Company shall pay to the executive or his or her estate (if termination results from the executive’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In addition, the Company shall provide to the executive and his or her dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits equal to those that would have been provided to the executive and to such dependents under a Company-sponsored plan if the executive’s employment had not been terminated (so long as the executive pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the executive a monthly amount equal to the premium required to be paid by the executive for such benefits (the “Health Benefits”).

By Executive For Good Reason or by the Company Without Cause

If the Chief Executive Officer’s employment is terminated: (i) by the Chief Executive Officer for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the Chief Executive Officer’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to the Chief Executive Officer the Accrued Compensation and Pro-Rated Bonus; (b) pay to

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the Chief Executive Officer in a lump sum in cash, no later than the 60th day following his termination, an amount equal to two times the sum of the Chief Executive Officer’s annual base salary and target bonus as of the date of his termination; and (c) provide to the Chief Executive Officer the Health Benefits.

If any other Executive Team member’s, other than the Chief Executive Officer’s, employment is terminated: (i) by such executive for good reason; or (ii) by the Company for any reason other than cause, death or disability, then, subject to the executive’s timely execution and delivery of a release of claims against the Company, the Company shall: (a) pay to such executive Accrued Compensation and the Pro-Rated Bonus; (b) pay to such executive in a lump sum in cash, no later than the 60th day following the executive’s termination, an amount equal to one times the sum of the executive’s annual base salary and target bonus as of the date of the executive’s termination, provided that such amount shall be one and one-half times the sum of his or her annual base salary and target bonus as of the date of termination if his or her termination occurs during the six months prior to or during the two-year period following a change of control; and (c) provide to such executive the Health Benefits.

Defined Terms

The terms “cause” and “change of control” are defined in the applicable employment agreement and are summarized above under “— Potential Payments and Other Benefits Upon Termination or Change of Control.” The term “good reason” was modified in the revised employment agreements to mean, in the absence of the executive’s written consent: (i) a material diminution by the Company in the executive’s annual base salary or a material diminution in the executive’s target bonus opportunity as a percentage of the executive’s annual base salary, unless replaced by one or more other bonus or incentive opportunities with a comparable aggregate bonus and incentive opportunity; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) the Company requiring the executive’s principal business location to be at any office or location more than 50 miles from the executive’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the executive’s home residence); or (iv) any material breach of the executive’s employment agreement by the Company.

Restrictive Covenants

Each executive is prohibited from disclosing any confidential information or trade secrets of the Company during the period of his or her employment and for an 18-month period (two-years for the Chief Executive Officer) (in each case, the “Restricted Period”) following his or her termination, and the Company retains ownership of any work product and inventions developed by the executive during the period of his or her employment (but the Chief Executive Officer retains the right to use speeches, addresses and presentations made during such period). Additionally, during the period of the executive’s employment and during the Restricted Period, each executive is prohibited from recruiting, except during the period of his or her employment in connection with satisfying his or her duties to the Company, any person who is or was at any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each executive is prohibited from competing with, or soliciting the business of any of the clients of, the Company during the period of his or her employment and the Restricted Period. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the executive’s employment. In addition, if the Chief Executive Officer is terminated under circumstances that

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result in the receipt of severance payments, then during the Restricted Period he is prohibited from providing full-time services to any entity that engages in the network marketing of any products direct to the consumer, provided that he may avoid applicability of this provision by repaying to the Company any and all severance payments that he has received.

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Audit Committee Report

Committee Composition and Skills

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. At December 31, 2019, the Audit Committee was composed of three non-employee directors. Our Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the NYSE. Our Board of Directors has also determined that each of Mr. Crittenden and Ms. Day qualifies as an “audit committee financial expert” as defined by the SEC. All of the Audit Committee members attended 100% of the meetings of the Audit Committee held during fiscal 2019. See “Board of Directors – Board Members” for a description of the business background of each continuing Audit Committee member.

Responsibilities of the Audit Committee, Management and the External Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of KPMG, the Company’s independent registered public accounting firm. Further, it is responsible for monitoring and overseeing the Company’s financial reporting, internal controls and internal audit functions, as set forth in the written charter adopted by our Board. In connection with its oversight of the Company’s internal audit function, the Audit Committee reviewed the internal audit plan, competencies and staffing for fiscal 2019. The Company’s Chief Internal Auditor reports directly to the Audit Committee and meets with the Audit Committee in executive session at least quarterly. In addition, the Audit Committee oversees the Company’s risk function and it receives quarterly reports from the Company’s Chief Risk Officer on changes to the Company’s risk profile and risks on which the management team has been devoting attention. The Audit Committee also ensures that management has established procedures relating to any complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee reviews and discusses the quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and Quarterly Report on Form 10-Q and Annual Report on Form 10-K disclosures under the heading “Management’s Discussion and Analysis and Financial Condition and Results of Operations” with management, the internal auditors and the independent auditors. The Audit Committee’s Charter is available in the Governance section of our investor relations website at http://investors.primerica.com. During fiscal 2019, the Audit Committee held eight meetings.

Management is responsible for:

•	The presentation and integrity of the Company’s consolidated financial statements;

•	Selecting accounting and financial reporting principles;

•	Establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act);

•	Establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act);

•	Evaluating the effectiveness of disclosure controls and procedures;

•	Evaluating the effectiveness of internal control over financial reporting; and

•	Evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

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KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP as well as an audit of internal control over financial reporting. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm (“Audit Report”) included in the 2019 Annual Report related to its audits. In 2019, KPMG’s Audit Report included its communication of critical audit matters for the first time and the Audit Committee discussed a draft of the Audit Report with KPMG prior to its finalization.

Appointment, Compensation and Oversight of KPMG

KPMG has served as the Company’s independent registered public accounting firm since before the IPO in 2010. Prior to retaining KPMG for fiscal 2019, the Audit Committee evaluated KPMG’s performance with respect to fiscal 2018. In conducting this annual evaluation, the Audit Committee reviewed responses to questionnaires completed by members of the Audit Committee and management that covered areas such as independence (including the extent of non-audit services and fees), technical expertise, industry knowledge and communications with the Audit Committee. The Audit Committee also considered KPMG’s tenure and the impact on the Company of changing auditors. In addition, in August 2019, the Audit Committee met with representatives of KPMG’s audit practice leadership group to discuss KPMG’s control environment and its process for managing audit inspections performed by the Public Company Accounting Oversight Board (“PCAOB”). The dialogue was productive, and the Audit Committee will continue to monitor KPMG’s results in these areas.

After determining to retain KPMG for fiscal 2019, the Audit Committee reviewed the proposed engagement letter, which included proposed fees for fiscal 2019. Throughout fiscal 2019, the Audit Committee or the Audit Committee Chair (pursuant to delegation by the Audit Committee)

reviewed engagement letters for additional audit or non-audit projects, and the related fees, that were outside the scope of the previously approved fiscal 2019 engagement letter.

Discussions with KPMG

The Audit Committee has discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard No. 1301. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.

Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal 2019 with management and KPMG, the Company’s independent registered public accounting firm for fiscal 2019. Based on these discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, as well as the discussions referenced above, the Audit Committee recommended to our Board that the audited consolidated financial statements for fiscal 2019 be included in the 2019 Annual Report for filing with the SEC.

AUDIT COMMITTEE:

Gary L. Crittenden, Chair

P. George Benson

Cynthia N. Day

Fees and Services of KPMG

Pursuant to an appointment by the Audit Committee, KPMG has served as the Company’s independent registered public accounting firm for fiscal 2019 and has audited the accounts of the Company and its subsidiaries for such year.

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Fees Paid to KPMG

The following table sets forth the aggregate fees that the Company paid to KPMG in fiscal 2019 and fiscal 2018. All of the fees were approved by the Audit Committee in accordance with its policies and procedures, including pre-approval of non-audit fees. See “ — Pre-Approval of Services Performed by KPMG.”

	Fiscal 2019	Fiscal 2018
	(In thousands)
Audit fees (1)	$3,025	$2,745
Audit-related fees (2)	103	109
Tax fees (3)	17	15
All other fees	—	—

Total fees	$3,145	$2,869

(1)

Reflects fees for professional services performed for the annual audit, quarterly reviews of the Company’s consolidated and condensed financial statements, statutory audits of the Company’s subsidiaries and other regulatory filings or engagements.

(2)

In fiscal 2019, fees included annual Service Organization Control Report (“SOC1”) issued on behalf of a subsidiary of the Company, fees for a Canadian benefit plan audit, a Financial Intermediary Controls and Compliance

Assessment (“FICCA”) Report issued on behalf of a subsidiary of the Company and a consent to incorporate the audit report into a new shelf registration statement on Form S-3. In fiscal 2018, fees included an annual SOC1 issued on behalf of a subsidiary of the Company, fees for a Canadian benefit plan audit, a FICCA Report issued on behalf of a subsidiary of the Company and a review of our Canadian life insurance subsidiary’s calculation of regulatory capital for the life insurance capital adequacy test guidelines adopted in Canada.
(3)	Reflects fees for tax compliance services.

Non-audit fees (consisting of tax fees and all other fees) represented 0.5% of total fees in fiscal 2019.

Pre-Approval of Services Performed by KPMG

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by our independent registered public accounting firm. Specifically, non-audit fees to be incurred by our independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

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STOCK OWNERSHIP

Ownership of Our Common Stock

Directors and Executive Officers

The following table furnishes information regarding beneficial ownership of our common stock by each director and nominee, each named executive officer and our directors and executive officers as a group, all as of March 1, 2020. Unless otherwise noted, voting power and investment power in our common stock are exercisable solely by the named person. As of March 1, 2020, there were 41,018,402 shares of our common stock outstanding. The address for each of our directors and executive officers is c/o Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
John A. Addison, Jr.	22,691	*	Includes 3,548 vested RSUs. Excludes 268 RSUs that do not vest within 60 days.
Joel M. Babbit	10,661	*	Includes 5,541 vested RSUs and 3,265 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 RSUs that do not vest within 60 days.
P. George Benson	16,942	*	Includes 14,369 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 RSUs that do not vest within 60 days.
C. Saxby Chambliss	5,265	*	Represents vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 deferred stock units that do not vest within 60 days.
Gary L. Crittenden	16,869	*	Includes 1,847 vested RSUs and 13,775 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 deferred stock units that do not vest within 60 days.
Cynthia N. Day	10,524	*	Represents vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 deferred stock units that do not vest within 60 days.
Sanjeev Dheer	454	*	Excludes 227 RSUs that do not vest within 60 days.

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Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Additional Information
Beatriz R. Perez	8,519	*	Includes 3,371 vested RSUs and 5,147 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 deferred stock units that do not vest within 60 days.
D. Richard Williams	29,866	*	Includes 3,548 vested RSUs and 3,163 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 deferred stock units that do not vest within 60 days.
Barbara A. Yastine	12,647	*	Includes 12,380 vested deferred stock units issued in connection with the non-employee director deferred compensation plan. Excludes 268 RSUs that do not vest within 60 days.
Glenn J. Williams	91,058	*	Includes 16,715 vested stock options. Excludes 23,358 RSUs and 36,211 PSUs that do not vest within 60 days.
Peter W. Schneider	48,061	*	Includes 15,222 vested stock options. Excludes 12,740 RSUs and 19,750 PSUs that do not vest within 60 days.
Gregory C. Pitts	35,790	*	Includes 16,334 vested stock options. Excludes 8,327 RSUs and 12,669 PSUs that do not vest within 60 days.
Alison S. Rand	40,613	*	Includes 21,651 vested stock options. Excludes 8,493 RSUs and 13,166 PSUs that do not vest within 60 days.
William A. Kelly	17,981	*	Excludes 9,351 RSUs that do not vest within 60 days.
All directors and executive officers as a group (15 people)	367,941	*

* Less than one percent

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Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	4,531,844	11.0%	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 12, 2020. Vanguard has sole voting power with respect to 23,116 shares, shared voting power with respect to 6,624 shares, sole dispositive power with respect to 4,507,414 shares, and shared dispositive power with respect to 24,430 shares.
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars 2nd Floor Los Angeles, CA 90067	4,270,181	10.3%	Based on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) on February 14, 2020. Kayne Anderson has sole voting and dispositive power with respect to 3,205,930 shares and shared voting and dispositive power with respect to 1,064,251 shares.
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	3,856,792	9.3%	Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 5, 2020. BlackRock has sole voting power with respect to 3,697,588 shares and sole dispositive power with respect to 3,856,792 shares.
FMR LLC 245 Summer Street Boston, MA 02210	2,494,788	6.0%	Based on a Schedule 13G filed by FMR LLC (“FMR”) on February 7, 2020. FMR has sole voting power with respect to 25,370 shares and sole dispositive power with respect to 2,494,788 shares.
Baron Capital Group, Inc. 767 Fifth Avenue 49th Floor New York, NY 10153	2,373,021	5.7%	Based on a Schedule 13G filed by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron on February 14, 2020. BAMCO has shared voting power with respect to 2,071,534 shares and shared dispositive power with respect to 2,199,503 shares. Baron Capital Group, Inc. and Ronald Baron each have shared voting power with respect to 2,245,052 shares and shared dispositive power with respect to 2,373,021 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power with respect to 173,518 shares.

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STOCK OWNERSHIP

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since the beginning of fiscal 2019 except that (i) Mr. Kelly inadvertently reported a special RSU grant made in March 2019 approximately nine months late and (ii) Ms. Rand inadvertently filed a Form 5 approximately four years late with respect to a charitable donation to a donor-advised fund.

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RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy with respect to related party transactions. This policy provides procedures for the review, and approval or ratification, of certain transactions involving related parties required to be reported under applicable rules of the SEC. The policy, which is administered by the Audit Committee, applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $120,000 in any fiscal year and a related party has a direct or indirect material interest. Certain transactions that we entered into prior to the IPO are excluded from the definition of related party transactions. Under the policy, a related party includes (i) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director, (ii) a greater than 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of either of the foregoing persons or (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will approve or ratify a related party transaction only if it determines the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Mr. Addison, one of our directors, serves on the board of directors of LegalShield. The Company has a business relationship with LegalShield pursuant to which Primerica and members of the sales force receive a commission for sales of LegalShield’s legal protection plans. The Company does not believe that Mr. Addison has any material interest, whether direct or indirect, in these transactions or our arrangements with LegalShield.

In June 2017, the Company signed a consulting agreement with Mr. Addison pursuant to which he receives $25,000 per quarter to perform various services requested by the Executive Team. At that time, the Board of Directors revoked the authorization, made in April 2015, to pay Mr. Addison $25,000 per quarter for his role as Chairman of Primerica Distribution.

Before Senator Chambliss was elected to the Board, the Company had retained the law firm of DLA Piper, of which Senator Chambliss is a partner, to provide legal advice to the Company on various regulatory, transactional and other matters. While Senator Chambliss does not perform legal work for the Company, from time to time, DLA Piper provides us with legal advice. In 2019, the Company paid DLA Piper legal fees aggregating less than $75,000. The Corporate Governance Committee is informed of any engagement of DLA Piper to perform future legal work and, if necessary, such engagement will also be submitted to the Audit Committee for approval as a related party transaction. The Company does not believe that Senator Chambliss has any material interest, whether direct or indirect, in these transactions or our arrangements with DLA Piper.

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INFORMATION ABOUT VOTING AND

THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies for the Annual Meeting for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 13, 2020 at 10:00 a.m., local time, at the Primerica Theater located in Primerica’s home office, One Primerica Parkway, Duluth, Georgia 30099.

On or about April 1, 2020, we will mail a Notice of Internet Availability of Proxy Materials to holders of our common stock as of March 17, 2020, other than those holders who previously requested electronic or paper delivery of communications from us. The notice will contain instructions on: (i) how to access this Proxy Statement and the 2019 Annual Report to Stockholders (the “Annual Stockholders Report”) and (ii) how to vote over the Internet, how to request and return a proxy card by mail and how to vote by telephone.

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the SEC requires us to provide annually to our stockholders. This Proxy Statement is also used by our Board of Directors to solicit proxies to be used at the Annual Meeting so that all stockholders of record have an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. Our Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies (the “Proxy Committee”). The members of the Proxy Committee are Mr. G. Williams, our Chief Executive Officer, and Mr. Schneider, our President.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

We are permitted by SEC rules to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. We believe that this “e-proxy” process expedites your receipt of proxy materials, while lowering the costs and reducing the environmental impact of the Annual Meeting. Unless requested, holders of our common stock will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this Proxy Statement and the Annual Stockholders Report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may vote over the Internet, how to request and return a proxy card by mail, and how to vote by telephone. If you receive a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of the proxy materials, then you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote on the matters discussed in this Proxy Statement?

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 17, 2020. Your shares can be voted at the Annual Meeting only if you are present at the meeting or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock as of the close of business on the record date must be present at

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the meeting, or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, 40,778,956 shares of our common stock were issued and outstanding. Shares represented by valid proxies received but marked as abstentions, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of common stock I hold?

Each share of our common stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on.

What proposals will require my vote?

You are being asked to vote on the following proposals:

•	The election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	The consideration of an advisory vote on the compensation of our named executive officers as described in this Proxy Statement (Say-on-Pay) (Proposal 2);

•	Approval of the 2020 Plan (Proposal 3); and

•	The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020 (Proposal 4).

What vote is required to approve each proposal or elect directors, and how will my vote be counted?

Proposal 1: Election of Directors

Each director will be elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “FOR” such director than the shares voted “AGAINST” such director. If an incumbent director does not receive a greater number of shares voted “FOR” such director than shares voted “AGAINST” such director, then such director must tender his or her resignation to the Board. In that situation, the Board would decide whether to accept or reject the resignation, or whether to take other action and would publicly disclose its decision and rationale behind it. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2: Advisory Vote on Executive Compensation (Say-on-Pay)

This proposal requires approval by the holders of at least a majority of the votes cast for or against the proposal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. This is an advisory vote and is therefore not binding.

Proposal 3: Approval of the Primerica, Inc. 2020 Omnibus Incentive Plan

This proposal requires approval by the holders of at least a majority of the votes cast for or against the proposal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 4: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm

This proposal requires approval by the holders of at least a majority of the votes cast for or against the proposal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

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How does our Board of Directors recommend that I vote?

Our Board recommends that you vote:

•	“FOR” the election of the eleven director nominees named in this Proxy Statement (Proposal 1);

•	“FOR” approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement (Proposal 2);

•	“FOR” approval of the 2020 Plan (Proposal 3); and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020 (Proposal 4).

What is the difference between a registered stockholder and a beneficial holder of shares?

•

If your shares of common stock are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered a “registered stockholder” with respect to those shares. Registered stockholders and holders of shares held in the Primerica, Inc. Stock Purchase Plan (the “Stock Purchase Plan”) will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the Annual Stockholders Report and how to vote over the Internet, how to request and return a proxy card by mail, and how to vote by telephone.

•

If your shares are held in “street name” through a broker, bank or other nominee, then you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke previous voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial holders may vote at the meeting only if they have a legal proxy to vote their shares.

How do I vote?

If you are a registered stockholder, then you have four voting options. You may vote:

•	Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you received;

•	By telephone through the number noted on your proxy card (if you received a proxy card);

•	By signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	By attending the Annual Meeting and voting at that time.

We encourage you to vote your shares as soon as possible by proxy even if you plan to attend the Annual Meeting.

If you are a beneficial holder, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the NYSE, brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020 is considered a routine matter.

None of the other proposals to be considered at the Annual Meeting is considered a routine matter. If a proposal is not a routine matter and

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.

Can I change my mind after I vote?

If you vote by proxy, then you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this in one of the following three ways:

•	Vote again using the Internet or by telephone prior to the Annual Meeting; or

•	Sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	Attend the Annual Meeting and vote again at that time.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then the Proxy Committee will vote the shares represented by valid proxies in accordance with its best judgment. Notwithstanding the foregoing, shares represented by valid proxies that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the Annual Meeting will not be voted on those other matters and will not be counted in determining the number of votes cast with respect to those other matters. At the time this Proxy Statement was printed, management was unaware of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the vote, and a representative of Carl T. Hagberg and Associates will act as the independent inspector of elections for the Annual Meeting and will certify the final vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card?

This means that you have multiple accounts holding shares of our common stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you receive. Please vote all of the shares you are entitled to vote.

Does the Company participate in householding?

A single set of proxy materials, along with individual proxy cards, or individual Notices of Internet Availability of Proxy Materials, will be delivered in one envelope to multiple stockholders of record having the same last name and address, unless contrary instructions have been received from an affected stockholder. This is referred to as “householding.” We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees. If you would like to enroll in this service or receive individual copies of all documents, then please contact Broadridge by calling toll-free at 1-800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and would like to revoke your consent or otherwise would like to receive separate copies of our proxy materials, then please contact Broadridge as described above and we will promptly deliver them to you upon your written or oral request.

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A number of brokerage firms have instituted householding. If you hold your shares in street name, then please contact your bank, broker or other nominee to request information about householding.

How do I vote the shares that I purchased through the Stock Purchase Plan?

If you are a registered stockholder and you own shares of our common stock through the Stock Purchase Plan, and the accounts are registered in the same name, then you will receive one Notice of Internet Availability of Proxy Materials representing your combined shares. If your registered account and your Stock Purchase Plan are registered in different names, then you will receive separate Notices of Internet Availability of Proxy Materials. If you hold shares through the Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern daylight savings time on May 12, 2019, unless you vote at the Annual Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then abstentions will have no impact on the outcome of the vote with respect to Proposal 1 (election of directors), Proposal 2 (Say-on-Pay), Proposal 3 (approval of the 2020 Plan), and Proposal 4 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2020).

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Primerica stockholders, members of their immediate families or their named representatives. The Company reserves the right to limit the number of named representatives who may attend the Annual Meeting. In order to gain admittance to the meeting, you may be required to show evidence that you were a holder of our common stock on the record date.

How can I listen to the live webcast of the Annual Meeting?

We expect to make available a live webcast of the Annual Meeting at our investor relations website, http://investors.primerica.com. The webcast will allow you to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live webcast, then please submit your vote prior to the Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at http://investors.primerica.com until at least June 15, 2020. Registration to listen to the webcast will be required. We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

Will the coronavirus (Covid-19) affect the Annual Meeting?

We are actively monitoring the coronavirus (COVID-19) and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at http://investors.primerica.com for updated information.

How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King to assist with the solicitation of proxies for an annual fee of $7,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

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INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

IN ORDER THAT YOUR SHARES OF OUR COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY MATERIALS E-MAIL OR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on May 13, 2020.

The Proxy Statement and the 2019 Annual Report to Stockholders are available free of charge at www.proxyvote.com and at http://investors.primerica.com

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OTHER STOCKHOLDER INFORMATION

Other Information

Consolidated financial statements for Primerica, Inc. are included in the 2019 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549, and the NYSE. The 2019 Annual Report is also available on our investor relations website at http://investors.primerica.com. A copy of the 2019 Annual Report (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099.

Proposals Pursuant to Rule 14a-8

The Company encourages stockholders to contact the Company’s Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of our Board, the Company’s Corporate Secretary acts as the corporate governance liaison to our stockholders. Proposals that stockholders would like to include in the Company’s proxy materials for presentation at the 2021 Annual Meeting must be received by the Corporate Secretary by 5:00 p.m. local time on December 2, 2020, and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy material for the 2021 Annual Meeting. Such proposals should be submitted to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099, or by fax: to 470-564-7202.

Proxy Access Director Nominees

A stockholder or group of no more than 20 stockholders that has owned at least 3% of our common stock for at least three years may nominate directors to our Board and have those nominees included in our proxy materials to be voted on at our annual meeting. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20% of directors to be elected. For proxy access nominees to be considered at the 2021

Annual Meeting, the nomination notice must be received by the Corporate Secretary no earlier 5:00 p.m. local time on November 2, 2020 and no later than 5:00 p.m. local time on December 2, 2020. Among other things, the notice must include the information and documents described in the Company’s by-laws.

Other Proposals and Director Nominees

Our Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the Proxy Committee intends to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with its best judgment in the interest of the Company.

If a stockholder would like to bring a matter before the meeting that is not the subject of a proposal that meets the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures in the Company’s by-laws in order to personally present the proposal at the meeting.

One of the procedural requirements in the Company’s by-laws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2021 Annual Meeting must be received by the Company’s Corporate Secretary no earlier than by 5:00 p.m. local time on January 13, 2021, and no later than 5:00 p.m. local time on February 12, 2021. Among other things, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the stockholder in the business. Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after

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February 15, 2021 of an intent to present a proposal at the 2021 Annual Meeting (and for any reason the proposal is voted upon at the 2021 Annual Meeting), then the Proxy Committee will have the right to exercise discretionary voting authority with respect to the proposal without including information regarding the proposal in its proxy materials.

A stockholder also may directly nominate someone for election as a director at a stockholders’ meeting. Under the Company’s by-laws, a stockholder may nominate a candidate at the 2021 Annual Meeting by providing advance notice to the Company to the Corporate Secretary that is received no earlier than 5:00 p.m. local time on January 13, 2021, and no later than 5:00 p.m. local time on February 12, 2021. Such notice shall contain all of the information specified in the Company’s by-laws. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, the notice must be delivered to the Company’s Corporate Secretary not earlier than the 120th day prior to the 2021 Annual Meeting and not later than the later of the 90th day prior to the 2021 Annual Meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of the 2021 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company.

A copy of the procedures and requirements related to the above matters is available upon request from the Corporate Secretary or can be found on our investor relations website at http://investors.primerica.com. The notices required above must be sent to the Corporate Secretary, Primerica, Inc., One Primerica Parkway, Duluth, Georgia 30099, or by fax: to 470-564-6600.

By Order of Our Board,

Stacey K. Geer

Corporate Secretary

Duluth, Georgia

April 1, 2020

Primerica 2020 Proxy Statement	101

EXHIBIT A

Reconciliation of GAAP and Non-GAAP Financial Measures

We report the Company’s financial results in accordance with GAAP. In addition, we present certain non-GAAP financial measures including adjusted operating revenues, adjusted net operating income, diluted adjusted operating earnings per share, and adjusted stockholders’ equity. Adjusted operating revenues, adjusted net operating income and diluted adjusted operating earnings per share exclude the impact of realized investment gains (losses) and fair value mark-to-market (“MTM”) investment adjustments, including other-than-temporary impairments (“OTTI”), for all periods presented. We exclude realized investment gains (losses) and MTM investment adjustments in measuring these non-GAAP financial measures to eliminate period-over-period fluctuations that may obscure comparisons of operating results due to items such as the timing of recognizing gains (losses) and market pricing variations prior to an invested asset’s maturity or sale that are not directly associated with the Company’s insurance operations. In 2018, we excluded from adjusted net operating income and diluted adjusted operating earnings per share the one-time transition impact of adjustments made to finalize the provisional amounts recognized from the enactment of the Tax Cuts and Jobs Act of 2017 in order to present meaningful and useful period-over-period comparisons that could be distorted by the historically infrequent tax law change. Adjusted stockholders’ equity excludes the impact of net unrealized investment gains (losses)

recorded in accumulated other comprehensive income (loss) for all periods presented. We exclude unrealized investment gains (losses) in measuring adjusted stockholders’ equity as unrealized gains (losses) from the Company’s available-for-sale securities are largely caused by market movements in interest rates and credit spreads that do not necessarily correlate with the cash flows we will ultimately realize when an available-for-sale security matures or is sold.

Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Reconciliations of GAAP to non-GAAP financial measures are set forth below. Subtotals are calculated prior to rounding line item components.

	Fiscal 2019	Fiscal 2018
	(In millions)
Total revenues	$2,052.5	$1,899.8
Adjusted operating revenues reconciling items:
Less: Realized investment gains (losses), including OTTI	5.0	(2.1)
Less: 10% deposit asset MTM included in net investment income (“NII”)	5.4	(1.7)

Adjusted operating revenues	$2,042.2	$1,903.6

A-1

EXHIBIT A

	Fiscal 2019	Fiscal 2018
	(In millions)
Net income	$366.4	$324.1
Adjusted net operating income reconciling items:
Less: Realized investment gains (losses), including OTTI	5.0	(2.1)
Less: 10% deposit asset MTM included in NII	5.4	(1.7)
Less: Tax impact of preceding items	(2.4)	0.8
Less: Transition impact of Tax Reform	—	2.7

Adjusted net operating income	$358.4	$324.3

	Fiscal 2019	Fiscal 2018
Diluted earnings per share	$8.62	$7.33
Diluted adjusted operating earnings per share reconciling items:
Less: Net after-tax impact of operating adjustments	0.19	0.00
Diluted adjusted operating earnings per share	$8.43	$7.33

	Fiscal 2019	Fiscal 2018
	(Dollars in millions)
Average stockholders’ equity	$1,568.0	$1,427.7
Average adjusted stockholders’ equity reconciling items:
Less: Unrealized net investment gains recorded in stockholders’ equity, net of tax	45.0	6.7

Average adjusted stockholders’ equity	$1,523.0	$1,421.0

Adjusted net operating income return on adjusted stockholders’ equity	23.5%	22.8%

Primerica 2020 Proxy Statement	A-2

EXHIBIT B

Primerica, Inc. 2020 Omnibus Incentive Plan

1.	Purpose

The purposes of the Primerica, Inc. 2020 Omnibus Incentive Plan (the “Plan”) are to (i) align the long-term financial interests of employees, directors, consultants, agents and other service providers of the Company and its Subsidiaries with those of the Company’s stockholders; (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Term

(a)      Effective Date. The Plan was originally adopted by the Board on February 26, 2020 and became effective as of such date subject to stockholder approval (the “Effective Date”).

(b)      Duration. Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 21 hereof, the Plan shall terminate at 11:59 p.m. Eastern Time on the tenth anniversary of the Effective Date of the Plan pursuant to Section 2(a) hereof. No Awards shall be granted under the Plan after such termination date but Awards granted prior to such termination date shall remain outstanding in accordance with their terms.

3.	Definitions

“2010 Plan” shall mean the Primerica, Inc. 2010 Omnibus Incentive Plan as amended and restated in March 2011 and February 2017.

“Award” shall mean an Option, SAR, Stock Award or Cash Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award.

“Board” shall mean the Board of Directors of the Company.

“Cash Award” means cash awarded under Section 7(d) hereof, including cash awarded as a bonus or upon the attainment of Performance Criteria or otherwise as permitted under the Plan.

“Cause” shall have meaning set forth in the Participant’s employment agreement with the Company, as in effect on the date an Award is granted; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in the Award Agreement, (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any affiliate; (iv) the plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach of the Participant’s obligations under any agreement entered into between the Participant and the Company or any affiliate; or (vii) a material breach of the Company’s written policies or procedures.

“Change of Control” shall have the meaning set forth in Section 14 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

“Committee” shall mean the Board or a committee designated by the Board to administer the Plan, which committee shall consist of two or more individuals, each of whom, unless otherwise determined by the Board, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

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EXHIBIT B

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Primerica, Inc., a Delaware corporation.

“Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv) hereof.

“Disability” shall, unless otherwise provided in an Award Agreement, mean that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any Subsidiary; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.

“Effective Date” shall have the meaning set forth in Section 2(a) hereof.

“Eligible Recipient” shall mean (i) any employee (including any officer) of the Company or any Subsidiary; (ii) any director of the Company or any Subsidiary; or (iii) any individual performing services for the Company or a Subsidiary in the capacity of a consultant or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

“Fair Market Value” shall mean, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

“Nonemployee Directors’ Deferred Compensation Plan” shall mean the Primerica, Inc. Nonemployee Directors’ Deferred Compensation Plan, effective as of January 1, 2011, pursuant to which nonemployee members of the Board may elect to defer cash or equity compensation and to receive all of such deferral amounts in the form of Common Stock at such later date as is specified in the Board member’s election documents.

“Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a) hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

“Participant” shall mean an Eligible Recipient who has been granted an Award under the Plan.

Primerica 2020 Proxy Statement	B-2

EXHIBIT B

“Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures approved by the Committee in its sole discretion, based on a variety of factors which may include but are not limited to one or more of the following: (i) return on total stockholder equity; (ii) earnings per share of Common Stock; (iii) net income (before or after taxes); (iv) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (v) sales or revenues; (vi) return on assets, capital or investment; (vi market share; (viii) cost reduction goals; (ix) implementation or completion of critical projects or processes; (x) cash flow; (xi) gross or net profit margin; (xii) achievement of strategic goals; (xiii) growth and/or performance of the Company’s sales force; (xiv) operating service levels; and (xv) any combination of, or a specified increase in, any of the foregoing. The Performance Criteria may be based upon the attainment of specified levels of performance relative to the performance of other entities and may be based on growth of any measured item. For the avoidance of doubt, the Committee in its sole discretion may designate additional business, performance, individual or other criteria on which the Performance Criteria may be based or may adjust, modify or amend the aforementioned business, performance, individual or other criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned, and a level of performance at which the maximum amount of the Award will be earned. The Committee, in its sole discretion, may make equitable adjustments, which may be positive or negative, to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary, or the financial statements of the Company or any Subsidiary, or in connection with events or circumstances affecting the Company or any Subsidiary that were unforeseeable (and unforeseen) at the time that the Performance Criteria were established, or under other circumstances deemed appropriate in the sole discretion of the Committee.

“Person” shall have the meaning set forth in Section 14(d)(2) of the Exchange Act.

“Plan Administrator” shall have the meaning set forth in Section 11 hereof.

“Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii) hereof.

“SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b) hereof.

“Section 16(a) Officer” shall mean an Eligible Recipient who is an active employee that is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

“Specified Employee” shall have the meaning set forth in Section 409A of the Code and the Treasury Regulations promulgated thereunder.

“Stock Award” shall have the meaning set forth in Section 7(c)(i) hereof.

“Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii) hereof.

“Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(v) hereof.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the

B-3

EXHIBIT B

chain (or such lesser percent as is permitted by Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations).

“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

4.	Administration

(a)      Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan and Award Agreements, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine Performance Criteria, if desired, for Awards under the Plan; and (iv) establish all other terms, conditions, and limitations applicable to Awards, Award programs and, if applicable, the shares of Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Section 4(d) hereof and Section 409A of the Code. .

(b)      Administration of the Plan. The administration of the Plan shall be managed by the Committee. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee shall have the power to prescribe and modify the forms of Award Agreement, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award

Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.

(c)      Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more Section 16(a) Officers or directors of the Company some or all of its authority over the administration of the Plan with respect to individuals who are not Section 16(a) Officers. For purposes of clarity, the Committee may delegate pursuant to this Section 4(c) any action that this Plan requires be taken by the Committee.

(d)      Prohibition Against Repricing. Except as set forth in Section 6(e) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options and SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(e)      Indemnification. No member of the Committee or any other Person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates)

Primerica 2020 Proxy Statement	B-4

EXHIBIT B

shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such Person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation

(a)      Eligible Recipients. Subject to Section 7 hereof, the Committee shall determine, in its sole discretion, which Eligible Recipients shall be granted Awards under the Plan.

(b)      Participation Outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to an Award to any Eligible Recipient that is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

6.	Available Shares of Common Stock; Limitations on Director Compensation

(a)      Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards shall not exceed (i) 2,000,000 shares of Common Stock, all of which may be granted as ISOs, plus (ii) any shares of Common Stock that relate to awards granted under the 2010 Plan that are outstanding as of April 1, 2020 and that subsequent to that date are cancelled, expired, forfeited or otherwise not issued such that they would again have been available for issuance under the terms of the 2010 Plan (to the extent of such cancellation, expiration, forfeiture or lack of issuance).

(b)      Forfeited and Expired Awards. Awards (or a portion of an Award) made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares of Common Stock shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) hereof and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by a SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) hereof.

(c)      Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) hereof shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash or the granting of Cash

B-5

EXHIBIT B

Awards; or (iii) Awards that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Eligible Recipients as a result of such transaction.

(d)      Other Limitations on Shares that May be Granted Under the Plan; Limitations on Director Compensation.

(i)      Subject to Section 6(e) hereof, the aggregate number of shares of Common Stock that may be granted to any Participant during a calendar year in the form of Options, SARs, and/or Stock Awards shall not exceed 250,000 shares.

(ii)      The aggregate number of shares of Common Stock that may be granted to any member of the Board (excluding any active employee of the Company or any Subsidiary who is also a member of the Board) during a calendar year under this Plan in the form of Options, SARs and/or Stock Awards (and excluding for these purposes shares granted under the Nonemployee Directors’ Deferred Compensation Plan) shall not exceed shares valued at $400,000 as of the grant date.

(iii)     The aggregate cash value that can be paid to any member of the Board (excluding any active employee of the Company or any Subsidiary who is also a member of the Board), for service as a director, during a calendar year as payment of an annual retainer, chair fees, and committee fees (and excluding for these purposes any reimbursement of expenses) shall not exceed $300,000.

(e)      Adjustments. In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring; or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) hereof and to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d) hereof. In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(d) hereof), and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria. Any adjustment to ISOs under this Section 6(e) hereof shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

7.	Awards Under The Plan

Awards under the Plan may be granted as Options, SARs, Stock Awards or Cash Awards, as

Primerica 2020 Proxy Statement	B-6

EXHIBIT B

described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion. Except as otherwise determined by the Committee in its sole discretion, awards to Section 16(a) Officers shall be subject to ratable vesting over a period of no less than three years, provided that such minimum vesting period shall not apply to any Section 16(a) Officer (i) who retires from the Company during the three-year vesting period and who, at the time of his or her retirement, is eligible for accelerated vesting upon retirement or (ii) if the applicable award agreement provides otherwise.

(a)      Options. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

(i)      ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

(ii)      Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock for which the Option is exercisable at the time of grant.

(iii)     Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares of Common Stock issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between (x) the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or canceled.

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EXHIBIT B

(iv)     ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a Subsidiary, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(v)     $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(vi)     Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any shares of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO and (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such stock.

(b)      Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than one hundred percent (100%) of the Fair Market Value of the same number of shares at the time the SAR was granted. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an Eligible Recipient to whom an Option could be granted under the Plan.

(c)      Stock Awards.

(i)      Form of Awards. The Committee may grant Awards that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock (“Stock Awards”), including, but not limited to, Restricted Stock, Deferred Stock and Stock Units. Stock Awards shall be subject to such terms, conditions (including, without limitation, service-based and performance-based vesting conditions), restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii)      Stock Payment. If not prohibited by applicable law, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment

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may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

(iii)     Restricted Stock. Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv)     Deferred Stock. Subject to Section 409A of the Code to the extent applicable, Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(v)     Stock Units. A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(d)      Cash Awards. The Committee may grant Awards that are payable to Participants in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and, except as otherwise provided in this Section 7(d), such Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 7(d) may be granted with value and payment contingent upon the achievement of business, performance, individual or other criteria, and, if so granted, such criteria shall relate to periods of performance equal to or exceeding one calendar year. The maximum amount that any active employee may receive with respect to a Cash Award granted pursuant to this Section 7(d) in respect of any annual performance period is $10,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate in its sole discretion. The Committee may establish such other rules applicable to Cash Awards as it deems appropriate in its sole discretion.

8.	Forfeiture Following Termination of Employment.

Except where prohibited by applicable law or where otherwise determined by the Committee, in any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s employment with the Company or its Subsidiaries, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of employment, engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any Person engaged in any business in which the Company or its Subsidiaries is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any

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confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 8, in its sole discretion. For purposes of this Section 8, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

9.	Forfeiture of a Consultant or Independent Contractor.

(a)      Following Termination of Service. Except where prohibited by applicable law or where otherwise determined by the Committee, in any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s service to the Company or its Subsidiaries as a consultant or independent contractor, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of service, engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any Person engaged in any business in which the Company or its Subsidiaries is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary (including any restrictive covenants contained in such Participant’s contracts with the Company or a Subsidiary) or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 9(a), in its sole discretion. For purposes of this Section 9(a), a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

(b)      During Service Period with the Company. In the event that the Committee determines that an Award that was granted, vested or paid to a Participant who is classified by the Company or a Subsidiary as a consultant or independent contractor based on the achievement of certain criteria would not have been granted, vested or paid absent error, fraud or misconduct on the part of the Participant or any other consultant or independent contractor in his or her sales organization, the Committee may cause the partial or full cancellation of such Award to address the error, fraud or misconduct.

10.	Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents, as applicable. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms,

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conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid or accrue with respect to any Stock Award except to the extent determined by the Committee, as specified in the Award Agreement.

11.	Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that a Stock Award shall carry voting rights, the shares allocated to such Stock Award shall be voted by such Person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules). In such cases, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other Awards (including, for these purposes, outstanding awards granted under any other plan of the Company) that are eligible to vote (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

12.	Payments and Deferrals

(a)      Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash (including Cash Awards) under such rules and procedures as it may establish, in its discretion, from time to time, and (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences under Section 409A of the Code.

(b)      If, pursuant to any Award granted under the Plan that is subject to Section 409A of the Code, a Participant is entitled to receive a distribution or payment on a specified date or at a specified time, such payment shall not be made later than the date required in order to avoid the imposition of additional taxes or penalties under Section 409A of the Code.

(c)      Notwithstanding the foregoing, to the extent necessary to avoid the imposition of additional taxes or penalties under Section 409A of the Code, if a Participant is a Specified Employee, no payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would be entitled by reason of such Separation from Service shall be made before the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d)      If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

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13.	Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

14.	Change of Control

(a)      Unless otherwise determined in an Award Agreement, in the event of a Change of Control:

(i)      With respect to each outstanding Award that is assumed or substituted in connection with a Change of Control, in the event of a termination of a Participant’s employment or service without Cause during the 24-month period following such Change of Control, (A) such Award shall become fully vested and exercisable; (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse; and (C) and any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.

(ii)     With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change of Control, (A) such Award shall become fully vested and exercisable; (B) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse; and (C) and any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.

(iii)     For purposes of this Section 14, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Common Stock, the Award instead confers the right to receive common stock of the acquiring entity.

(iv)     Notwithstanding any other provision of the Plan, in the event of a Change of Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change of Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (A) the excess of the consideration paid per share of Common Stock in the Change of Control over the exercise or purchase price (if any) per share of Common Stock subject to the Award

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multiplied by (B) the number of shares of Common Stock granted under the Award.

(b)      A “Change of Control” shall be deemed to occur if and when the first of the following occurs:

(i)      any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from the Company);

(ii)      any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

(iii)     individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)     all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v)     there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a

“Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other entity resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

(c)      Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

15.	Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

16.	Tax Withholding

Participants shall be solely responsible for any applicable taxes (including, without limitation, income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered

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or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding at the maximum statutory rate of any federal, state, local, foreign or other governmental taxes or charges required by law and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

17.	Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

18.	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other Person any right, title, or interest in any assets of the Company.

19.	Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10 hereof.

20.	Future Rights

No Eligible Recipient shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Eligible Recipients under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any Eligible Recipient any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of Eligible Recipients at any time, free from any claim or liability under the Plan.

21.	Amendment and Termination

(a)      The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval if it would (i) materially increase the number of shares available under the Plan; (ii) materially expand the types of awards available under the Plan; (iii) materially expand the class of individuals eligible to participate in the Plan; (iv) materially extend the term of the Plan; (v) materially change the method of determining the exercise price of an Award; (vi) delete or limit the prohibition against repricing contained in Section 4(d) hereof; or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment,

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suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 14(a) and Section 21(b) and (c) hereof, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b)      The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of a Participant’s offer letter or employment agreement; and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 21(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 21(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 21(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(c)      To the extent that a Participant and an Award are subject to Section 111 of the Emergency Economic Stabilization Act of 2008 and any regulations, guidance or interpretations that may from time to time be promulgated thereunder (“EESA”), then any payment of any kind provided for by, or accrued with respect to, the Award must comply with EESA, and the Award Agreement and the Plan shall be interpreted or reformed to so comply. If the making of any payment pursuant to, or accrued with respect to, the Award would violate EESA, or if the making of such payment, or accrual, may limit or adversely impact the ability of the Company to participate in, or the terms of the Company’s participation in, the Troubled Asset Relief

(d)      Program, the Capital Purchase Program, or to qualify for any other relief under EESA, the affected Participants shall be deemed to have waived their rights to such payments or accruals. In addition, if applicable, an Award will be subject to forfeiture or repayment if the Award is based on performance metrics that are later determined to be materially inaccurate. Award Agreements shall provide that, if applicable, Participants will grant to the U.S. Treasury Department (or other body of the U.S. government) and to the Company a waiver in a form acceptable to the U.S. Treasury Department (or other body) and the Company releasing the U.S. Treasury Department (or other body) and the Company from any claims that Participants may otherwise have as a result of the issuance of any regulations, guidance or interpretations that adversely modify the terms of an Award that would not otherwise comply with the executive compensation and corporate governance requirements of EESA or any securities purchase agreement or other agreement entered into between the Company and the U.S. Treasury Department (or other body) pursuant to EESA. For purposes of this Section 21(c), all references to the Company shall be deemed to refer to the Company and its affiliates.

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EXHIBIT B

22.	Reimbursement or Cancellation of Certain Awards.

Without limiting the provisions of Section 21(c) hereof, (a) in the event that the Board determines that an Award to a Participant that was granted, vested or paid based on the achievement of business, performance, individual or other criteria or other performance metrics would not have been granted, vested or paid absent fraud or misconduct, or would not have been granted, vested or paid absent events giving rise to a restatement of the Company’s financial statements, or a significant write-off not in the ordinary course affecting the Company’s financial statements, or (b) if the Board or a Committee has duly adopted a compensation forfeiture, clawback or recoupment policy that covers additional circumstances, such as actions, failures to act, events or other activities considered detrimental to the Company, and the Board or such Committee determines that any of such additional circumstances have occurred, then the Board or such Committee, in its discretion, shall take such action as it deems necessary or appropriate to address the fraud, misconduct, write-off or restatement, or other circumstances described in such policy. Such actions may include, without limitation and to the extent permitted by applicable law, in appropriate cases, (i) requiring partial or full reimbursement of any Cash Award granted to the Participant; (ii) causing the partial or full cancellation of any Award granted to the Participant; or (iii) requiring partial or full repayment of the value of the Common Stock acquired on vesting or settlement of an Award, in each case as the Board or such Committee determines to be in the best interests of the Company. Notwithstanding anything to the contrary in this Plan, including limitations on Plan and Award amendments described in Section 21(a) hereof that adversely affect Awards previously granted, Participants shall be bound by any Company compensation forfeiture, clawback or recoupment policy (as described in this Section 22) that is adopted or modified in the future.

23.	Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

24.	Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

25.	Section 409A of the Code

The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.

26.	No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

Primerica 2020 Proxy Statement	B-16

LOCATION FOR THE 2020  ANNUAL MEETING OF STOCKHOLDERS

PRIMERICA, INC.

Thursday, May 13, 2020 at 10:00 a.m., local time

Primerica Theater

One Primerica Parkway

Duluth, Georgia 30099

From downtown Atlanta:

•	Take I-85 North to GA-120 — Exit 105 towards Duluth

•	Continue 2.5 miles on access road towards Duluth and take GA 120W exit

•	Continue to third stoplight on GA-120W (0.5 miles) and make a right turn onto Primerica Parkway

•	Continue to second roundabout and go left, then make a right turn into the Primerica complex

Please note that we intend to hold the Annual Meeting in person and to provide a live webcast of the meeting at our investor relations website, http://investors.primerica.com. However, we are actively monitoring the coronavirus (COVID-19) and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at http://investors.primerica.com for updated information.

Please note that attendance at the Annual Meeting will be limited to stockholders of Primerica, Inc. as of the record date, members of their immediate family or their named representatives.

w SCAN TO VIEW MATERIALS & VOTE PRIMERICA, INC. 1 PRIMERICA PARKWAY DULUTH, GA 30099 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2020. Follow the instructions to obtain stock records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS To reduce the costs incurred by our company in mailing proxy materials, please consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on May 12, 2020. Have this proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E94184-P32851 PRIMERICA, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect the following directors: Nominees: Abstain Against For ! ! ! 1a. John A. Addison, Jr. For Against Abstain ! ! ! ! ! ! 1b. Joel M. Babbit 1i. D. Richard Williams ! ! ! ! ! ! 1j. Glenn J. Williams 1c. P. George Benson ! ! ! ! ! ! 1d. C. Saxby Chambliss 1k. Barbara A. Yastine ! ! ! ! ! ! 2. To consider an advisory vote on executive compensation (Say-on-Pay). 1e. Gary L. Crittenden ! ! ! ! ! ! 3. To approve the Primerica, Inc. 2020 Omnibus Incentive Plan. 1f. Cynthia N. Day ! ! ! ! ! ! 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020. 1g. Sanjeev Dheer ! ! ! 1h. Beatriz R. Perez The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his or her discretion. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Annual Meeting of Stockholders May 13, 2020 10:00 a.m. Primerica Theater, 1 Primerica Parkway, Duluth, GA 30099 The doors will open at 9:30 a.m. We are actively monitoring the coronavirus (COVID-19) and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at http://investors.primerica.com for updated information. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E94185-P32851 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRIMERICA, INC. The undersigned hereby appoints Peter W. Schneider and Glenn J. Williams, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PRIMERICA, INC. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, May 13, 2020 at the Company's Theater or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 13, 2020. Meeting Information* Meeting Type: Annual Meeting For holders as of: March 17, 2020 Date: May 13, 2020 Time: 10:00 a.m. Location: PRIMERICA, INC. Primerica Theater 1 Primerica Parkway Duluth, GA 30099 *We are actively monitoring the coronavirus (COVID-19) and are sensitive to public health concerns and the protocols that may be imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at http://investors.primerica.com for updated information. PRIMERICA, INC. 1 PRIMERICA PARKWAY DULUTH, GA 30099 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. E94187-P32851 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX XXXX . XXXX XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2020 to facilitate timely delivery. w SCAN TO VIEW MATERIALS & VOTE How To Vote Please Choose One of the Following Voting Methods E94188-P32851 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX XXXX

The Board of Directors recommends you vote FOR the following proposals: 1. To elect the following directors: 2. To consider an advisory vote on executive compensation (Say-on-Pay). Nominees: 3. To approve the Primerica, Inc. 2020 Omnibus Incentive Plan. 1a. John A. Addison, Jr. 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2020. 1b. Joel M. Babbit 1c. P. George Benson 1d. C. Saxby Chambliss 1e. Gary L. Crittenden 1f. Cynthia N. Day 1g. Sanjeev Dheer 1h. Beatriz R. Perez E94189-P32851 1i. D. Richard Williams 1j. Glenn J. Williams 1k. Barbara A. Yastine

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